Exhibit 10.2

EXECUTION VERSION
[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED
PURSUANT TO REGULATION S-K, ITEM 601(B)(10). SUCH EXCLUDED
INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE
REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT NO. 8 TO REVOLVING CREDIT AGREEMENT
THIS AMENDMENT NO. 8 TO REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of September 1, 2022 and effective as of the Eighth Amendment Effective Date, is entered into among the Credit Parties, the Guarantors, the Agents and the Lenders party hereto, to amend that certain Revolving Credit Agreement, dated as of August 19, 2019 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and, as further amended by this Amendment, the “Amended Credit Agreement”), among Opportunity Funding SPE IV, LLC (“OF IV Borrower”) and SalaryTap Funding SPE, LLC (“STF Borrower”), as Borrowers, Opportunity Financial, LLC (the “Company”), as originator (in such capacity, the “Originator”), as servicer (in such capacity, the “Servicer”), as a Seller (in such capacity, a “Seller”) and as a guarantor (in such capacity, a “Guarantor”), OppWin, LLC (“OppWin”), as a Seller (in such capacity, a “Seller”) and as a guarantor (in such capacity, a “Guarantor”), OppWin SalaryTap, LLC (“OppWin ST”), as a Seller (in such capacity, a “Seller”) and as a guarantor (in such capacity, a “Guarantor”), SalaryTap, LLC (“SalaryTap”), as a Seller (in such capacity, a “Seller”; the Borrower, the Company, the Servicer, the Originator and each Seller, collectively, the “Credit Parties”), and as a guarantor (in such capacity, a “Guarantor”), OPPORTUNITY MANAGER, LLC, OPPORTUNITY FINANCIAL CARD COMPANY, LLC, OPPWIN CARD, LLC, and OppFi Management Holding, LLC, each as a guarantor (in such capacity, each a “Guarantor”), the other Guarantors from time to time party thereto, BMO Harris Bank N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and as Collateral Agent (in such capacity, the “Collateral Agent” and together with the Administrative Agent, the “Agents”) and the Lenders parties thereto from time to time (the “Lenders” and each, individually, a “Lender”).
PRELIMINARY STATEMENTS
WHEREAS, the Borrowers, the Servicer, the Originator, the Sellers, the Agents and the Lenders are party to the Existing Credit Agreement.
WHEREAS, the parties hereto desire to amend the Existing Credit Agreement, on the terms and conditions set forth herein, to among other things (a) reduce the Revolving Commitments, and (b) remove the ability of STF Borrower to request Loans and other extensions of credit under the Amended Credit Agreement.
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:
AGREEMENT
1.    Definitions. Capitalized terms that are used in this Amendment (including the recitals hereto, which are herein incorporated) but are not defined herein shall have the meanings set forth in the Amended Credit Agreement, unless otherwise stated.
2.    Amendments to Credit Agreement. Effective as of the Eighth Amendment Effective Date and subject to satisfaction of the conditions precedent set forth in Section 5 below, the Existing Credit Agreement shall be and hereby is amended to delete the struck text
Amendment No. 8 to Revolving Credit Agreement 4866-6226-2829 v4.docx
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(indicated textually in the same manner as the following example: ~~struck text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), as set forth in the pages of the Amended Credit Agreement attached as Annex I hereto, except that any Schedule or Exhibit to the Existing Credit Agreement not amended pursuant to the terms of this Amendment or otherwise included as part of said Annex I shall remain in effect without any amendment or other modification thereto.
3.    Limitation of Amendments.
(a)    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written. This Amendment does not, and shall not be construed to, constitute a waiver of any past, present or future violation of the Credit Documents or any other related document, and shall not, directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect any Agent’s or any Lender’s right at any time to exercise any right, privilege or remedy in connection with the Credit Documents or any other related document (all of which rights are hereby expressly reserved by the Agents and Lenders), (ii) except as specifically set forth herein, amend or alter any provision of any Credit Document or any other related document, (iii) constitute any course of dealing or other basis for altering any obligation of Borrower or any of its Affiliates or any right, privilege or remedy of any Agent or any Lender under the any Credit Document or any other related document or (iv) constitute any consent (deemed or express) by any Agent or any Lender to any prior, existing or future violations of any Credit Document or any other related document. There are no oral agreements among the parties hereto, and no prior or future discussions or representations regarding the subject matter hereof shall constitute a waiver of any past, present or future violation of any Credit Document or any other related document.
(b)    This Amendment shall be construed in connection with and as part of the Amended Credit Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Amended Credit Agreement and each other Credit Document are hereby ratified and confirmed and shall remain in full force and effect, except that on and after the date hereof all references in the other Credit Documents to the “Credit Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Credit Agreement shall mean and refer to the Amended Credit Agreement.
4.    Representations and Warranties.
(a)    Each Credit Party and Guarantor affirms that the execution, delivery and performance of this Amendment and the performance by it of the Amended Credit Agreement have been duly authorized by all necessary action, and it has all requisite power and authority to execute, deliver and perform this Amendment and to perform the Amended Credit Agreement.
(b)    Each Credit Party and Guarantor represents and warrants that this Amendment and the Amended Credit Agreement constitute its legally valid and binding obligations, enforceable against it in accordance with the respective terms hereof and thereof, except as enforcement may be limited by equitable principles (regardless of whether enforcement is sought in equity or at law) or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
(c)    Each Credit Party, (other than the SalaryTap Entities), each with respect to itself, represents and warrants that the representations and warranties contained in Section 4 of the Amended Credit Agreement are true and correct in all material respects as of the date hereof as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date), and no Default or Event of Default exists (after
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giving effect to this Amendment) or would result from this Amendment becoming effective in accordance with its terms.
(d)    Each Credit Party and Guarantor represents and warrants to the Administrative Agent and the Lenders that STF Borrower, SalaryTap, LLC, and OppWin SalaryTap, LLC (together, the “SalaryTap Entities”) have no active business operations, with total assets with a market value of not more than $1,700,000 in the aggregate. Each Credit Party hereby agrees that (i) it shall not permit the SalaryTap Entities to hereafter engage in any trade or business or have total assets with a market value in excess of $1,700,000 and (ii) notwithstanding any other term or provision of the Amended Credit Agreement, in no event shall the Credit Parties (other than the SalaryTap Entities) make any loan or advance to or investment in, or transfer any Property to, or guaranty or otherwise support any obligations for the benefit of, or otherwise enter into any transaction with any of the SalaryTap Entities, other than causing the SalaryTap Entities to be dissolved in due course under the laws of their states of organization.
(e)    The Administrative Agent hereby represents and warrants to each Credit Party that the Administrative Agent is executing this Agreement (i) at the direction of the Required Lenders in accordance with Section 9.5 of the Existing Credit Agreement and (ii) in its capacity as Administrative Agent.
5.    Conditions Precedent to Effectiveness of this Amendment. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by the Administrative Agent:
(a)    The Administrative Agent shall have received this Amendment duly executed by the Credit Parties, the Guarantors, and the Lenders.
(b)    The Administrative Agent shall have received the annual financial statements required to be delivered pursuant to Section 5.9 of the Existing Credit Agreement for the Fiscal Year ending December 31, 2021, and such financial statements shall be in form and substance acceptable to the Administrative Agent in its sole discretion.
(c)    The Administrative Agent shall have received from the Borrowers, for the ratable benefit of the Lenders in accordance with their pro rata shares of the Revolving Commitments, an amendment fee (the “Amendment Fee”) in in an amount equal to $10,000, such Amendment Fee to be fully earned on the date hereof and nonrefundable when paid.
(d)    The Borrower shall have paid to the Agents and the Lenders, as applicable, all outstanding Permitted Expenses.
(e)    Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.
6.    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Documents and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Documents are ratified and confirmed as of the Effective Date and shall continue in full force and effect. The Borrower hereby agrees that all Liens and security interests securing payment of the Obligations under the Credit Documents are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. The Credit Parties, the Guarantors, the Agents and the Lenders agree that the Credit Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency,
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reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). For the avoidance of doubt, on and after the Eighth Amendment Effective Date, the SalaryTap Entities shall no longer be (i) a party to the Amended Credit Agreement and (ii) a Credit Party or Guarantor, as applicable.
7.    Reaffirmation. Each Guarantor hereby represents and warrants that its Guaranty and each other Credit Document to which such Guarantor is a party is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. Each Guarantor confirms that the representations and warranties set forth in the Credit Documents made by such Guarantor are true and correct as to such Guarantor in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date) and each Guarantor shall comply with each of the covenants set forth in the Credit Documents applicable to it. Without limiting the generality of the foregoing, each Guarantor hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Amended Credit Agreement, including without limitation Section 10 thereof, to the same extent and with the same force and effect as if such Person was an original signatory party thereto.
8.    Reference to Credit Agreement; Amendment as a Credit Document. Each of the Credit Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Amended Credit Agreement, are hereby amended so that any reference in the Credit Documents to the “Credit Agreement” (or words of like import) shall mean a reference to the Amended Credit Agreement . Each Credit Party and Guarantor acknowledges and agrees that this Amendment constitutes a “Credit Document.”
9.    Expenses of Agents and Lenders. Each Credit Party agrees to pay, jointly and severally, promptly after demand, all reasonable and documented out-of-pocket costs and expenses of the Agents and the Lenders in connection with the negotiation, preparation, execution and delivery of this Amendment in accordance with Section 9.2 of the Amended Credit Agreement.
10.    Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
11.    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agents, the Lenders, the Credit Parties, the Guarantors, and their respective successors and permitted assigns, except that the Credit Parties and the Guarantors may not assign or transfer any of its respective rights or obligations hereunder without the prior written consent of the Administrative Agent.
12.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment
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may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agents of a manually signed paper Amendment which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Amendment converted into another format, for transmission, delivery and/or retention. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
13.    No Waiver. Other than as specifically set forth in Section 2, nothing contained in this Amendment shall be construed as an amendment or waiver by the Agents or the Lenders of any covenant or provision of the Credit Documents, this Amendment, or of any other contract or instrument among the Credit Parties, the Guarantors, the Lenders and the Agents, and the failure of the Lenders and the Agents at any time or times hereafter to require strict performance by the Credit Parties and the Guarantors of any provision thereof shall not waive, affect or diminish any right of the Agents to thereafter demand strict compliance therewith. The Agents and Lenders hereby reserve all rights granted to each of them under the Credit Documents, this Amendment and any other contract or instrument among the Credit Parties and the Guarantors and any one or more of the Agents and the Lenders.
14.    Release. To the extent permitted by applicable law, no Credit Party and no Guarantor shall assert, and each Credit Party and each Guarantor hereby waives, any claim against the Lenders, the Agents and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, arising out of, in connection with, as a result of, or in any way related to this Amendment and each Credit Document on or before the date of this Amendment and each of Credit Party and Guarantors hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
15.    Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
16.    Applicable Law. THIS AMENDMENT, AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
17.    Final Agreement. THE AMENDED CREDIT AGREEMENT CONSTITUTES THE ENTIRE CONTRACT BETWEEN AND AMONG THE PARTIES RELATING TO THE SUBJECT MATTER THEREOF AND SUPERSEDES ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER THEREOF.
18.    Time. Time is of the essence of this Amendment.
[Page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first above-written.

OPPORTUNITY FUNDING SPE IV, LLC,
as Borrower
By: /s/ Todd Schwartz___________________________
    Name: Todd Schwartz
    Title: Executive Chairman
SALARYTAP FUNDING SPE, LLC,
as Borrower
By: /s/ Todd Schwartz___________________________
    Name: Todd Schwartz
    Title: Executive Chairman
SALARYTAP, LLC,
as a Guarantor
By: /s/ Todd Schwartz___________________________
    Name: Todd Schwartz
    Title: Executive Chairman

Opportunity Financial, LLC, its individual capacity, as Originator, Servicer, a Guarantor and a Seller
OppWin, LLC, as a Guarantor and a Seller
OppWin SalaryTap, LLC, as a Guarantor and a Seller
OPPORTUNITY MANAGER, LLC, as a Guarantor
OppFi Management Holdings, LLC, as a Guarantor
OPPORTUNITY FINANCIAL CARD COMPANY, LLC, as a Guarantor
OPPWIN CARD, LLC, as a Guarantor
By: /s/ Todd Schwartz___________________________
    Name: Todd Schwartz
    Title: Executive Chairman

Signature Page to Amendment No. 8 to Revolving Credit Agreement

BMO Harris Bank N.A., as Administrative Agent, Collateral Agent, and sole Lender
By:_/s/ Robert Bomben_________________________
    Name: Robert Bomben
    Title:

Signature Page to Amendment No. 8 to Revolving Credit Agreement

Annex I to Amendment No. 8 to Revolving Credit Agreement

[See attached.]

Annex I to Amendment No. ~~6*~~
~~(*Updated to include Amendment No. 7)~~8

Revolving Credit Agreement
dated as of August 19, 2019,
among
Opportunity Funding SPE IV, LLC ~~and~~
~~SalaryTap Funding SPE, LLC,~~
as ~~Borrowers~~Borrower
Opportunity Financial, LLC,
as the Originator, the Servicer and a Seller and as a Guarantor,
OppWin, LLC~~,~~
~~SalaryTap, LLC, and~~
~~OppWin SalaryTap, LLC,~~
~~each~~
 as a Guarantor and a Seller,
the other Credit Parties and Guarantors from time to time party hereto,
BMO Harris Bank N.A.,
as Administrative Agent and Collateral Agent
and
the Lenders party hereto
_______________________________________

Senior Secured Revolving Credit Facility

_______________________________________
~~Compiled Revolving~~Annex I to Amendment No. 8 - Amended Credit Agreement ~~(with 7th Amendment) 4887-2762-1655~~4892-4609-1053 v~~3~~4.docx
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Annex I to Amendment No. ~~6*~~
~~(*Updated to include Amendment No. 7)~~8

~~Compiled Revolving~~Annex I to Amendment No. 8 - Amended Credit Agreement ~~(with 7th Amendment) 4887-2762-1655~~4892-4609-1053 v~~3~~4.docx
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Table of Contents
Section    Heading    Page
Section 1.    Definitions and Interpretation    1
Section 1.1.    Definitions    1
Section 1.2.    Accounting Terms    ~~48~~45
Section 1.3.    Interpretation, etc.    ~~49~~45
Section 1.4.    Interest Rates    ~~49~~45
Section 2.    Loans    ~~50~~46
Section 2.1.    Loans    ~~50~~46
Section 2.2.    Use of Proceeds    ~~50~~47
Section 2.3.    Evidence of Indebtedness    ~~51~~47
Section 2.4.    Interest on Loans    ~~51~~48
Section 2.5.    Default Interest    ~~52~~48
Section 2.6.    Commitment Terminations    ~~52~~49
Section 2.7.    Voluntary Prepayments    ~~52~~49
Section 2.8.    Receivable Repurchase Events    ~~53~~49
Section 2.9.    Controlled Accounts    ~~53~~50
Section 2.10.    Application of Collections    ~~54~~50
Section 2.11.    General Provisions Regarding Payments    ~~56~~52
Section 2.12.    Effect of Benchmark Transition Event    ~~57~~53
Section 2.13.    Increased Costs; Capital Adequacy    ~~59~~55
Section 2.14.    Taxes; Withholding; Payments Free of Taxes    ~~60~~56
Section 2.15.    Obligation to Mitigate    ~~63~~60
Section 2.16.    Determination of Borrowing Base    ~~64~~60
Section 2.17.    Cure of Borrowing Base Deficiency    ~~64~~60
Section 2.18.    Increases    ~~65~~Error! Bookmark not defined.
Section 2.19.    Defaulting Lenders    ~~66~~62
Section 3.    Conditions Precedent    ~~67~~63
Section 3.1.    Closing Date    ~~67~~63
Section 3.2.    Conditions to Each Credit Extension    ~~71~~67
Section 3.3.    Conditions to Each Release of Funds    ~~74~~69
Section 4.    Representations and Warranties    ~~76~~71
Section 4.1.    Organization; Requisite Power and Authority; Qualification; Other Names    ~~76~~71
Section 4.2.    Due Authorization    ~~76~~72
Section 4.3.    No Conflict    ~~76~~72
Section 4.4.    Governmental Consents    ~~77~~72
Section 4.5.    Binding Obligation    ~~77~~72
Section 4.6.    Receivables    ~~77~~72

Section 4.7.    No Adverse Selection    ~~77~~73
Section 4.8.    No Material Adverse Effect; No Tier 2 Collateral Performance Trigger    ~~78~~73
Section 4.9.    No Change of Control    ~~78~~73
Section 4.10.    Adverse Proceedings, etc.    ~~78~~73
Section 4.11.    Payment of Taxes    ~~78~~73
Section 4.12.    Title to Assets    ~~78~~74
Section 4.13.    No Indebtedness    ~~78~~74
Section 4.14.    No Defaults    ~~78~~74
Section 4.15.    Governmental Regulation    ~~79~~74
Section 4.16.    Margin Stock    ~~79~~74
Section 4.17.    Certain Fees    ~~79~~74
Section 4.18.    Solvency and Fraudulent Conveyance    ~~79~~74
Section 4.19.    Compliance with Statutes, etc.    ~~79~~75
Section 4.20.    Disclosure    ~~79~~75
Section 4.21.    Sanctions; Anti-Money Laundering Laws and Anti-Corruption Laws    ~~80~~75
Section 4.22.    Security Interest    ~~80~~76
Section 4.23.    Payment Instructions; etc.    ~~81~~76
Section 4.24.    FinWise Contracts    ~~81~~77
Section 4.25.    ERISA    ~~81~~77
Section 4.26.    Capital Structure    ~~82~~77
Section 5.    Affirmative Covenants    ~~82~~77
Section 5.1.    Reports    ~~82~~77
Section 5.2.    Existence    ~~85~~80
Section 5.3.    Payment of Taxes and Claims    ~~85~~80
Section 5.4.    Compliance with Laws    ~~85~~80
Section 5.5.    Guaranties; Collateral, and Further Assurances    ~~86~~81
Section 5.6.    Separateness    ~~86~~82
Section 5.7.    Cash Management Systems    ~~90~~85
Section 5.8.    Insurance    ~~91~~86
Section 5.9.    Financial Statements and Other Information    ~~92~~87
Section 5.10.    Due Diligence; Access to Certain Documentation    ~~93~~88
Section 5.11.    Financial Covenants    ~~95~~90
Section 5.12.    Most Favored Lender Status    ~~97~~91
Section 5.13.    Purchase of Additional Receivables    ~~97~~91
Section 5.14.    Negative Pledge    ~~98~~92
Section 5.15.    Account Notices    ~~98~~92
Section 5.16.    Business Activities    ~~98~~92
Section 5.17.    Bank Partner Originated Receivables; Transfer of Title    ~~98~~92
Section 5.18.    ERISA    ~~99~~93
Section 6.    Negative Covenants    ~~99~~93
Section 6.1.    Indebtedness    ~~99~~93

Section 6.2.    Liens    ~~101~~95
Section 6.3.    Investments; Subsidiaries    ~~101~~95
Section 6.4.    Fundamental Changes; Disposition of Assets; Acquisitions    ~~101~~95
Section 6.5.    Material Contracts and Organizational Documents    ~~102~~96
Section 6.6.    Sales and Lease-Backs    ~~102~~96
Section 6.7.    Transactions with Shareholders and Affiliates    ~~102~~96
Section 6.8.    Conduct of Business    ~~103~~97
Section 6.9.    Fiscal Year    ~~103~~97
Section 6.10.    Accounts    ~~103~~97
Section 6.11.    Prepayments of Certain Indebtedness    ~~103~~97
Section 6.12.    Servicing Agreement and Backup Servicing Agreement    ~~104~~98
Section 6.13.    Independent Director    ~~104~~98
Section 6.14.    Sales of Receivables    ~~104~~98
Section 6.15.    Changes to the Credit Policies or the Servicing Policy    ~~105~~99
Section 6.16.    Changes to Bank Partner Program Agreements    ~~105~~99
Section 6.17.    Subordinated Debt    ~~105~~99
Section 7.    Events of Default    ~~105~~99
Section 7.1.    Events of Default    ~~105~~99
Section 8.    Agents    ~~111~~104
Section 8.1.    Appointment of Agents    ~~111~~104
Section 8.2.    Agents Entitled to Act as Lender    ~~111~~105
Section 8.3.    Powers and Duties    ~~111~~105
Section 8.4.    No Responsibility for Certain Matters    ~~111~~105
Section 8.5.    Exculpatory Provisions    ~~112~~106
Section 8.6.    Collateral Documents and Intercreditor Agreements    ~~113~~106
Section 8.7.    Lenders’ Representations, Warranties and Acknowledgments    ~~114~~107
Section 8.8.    Authorization to Release, Limit or Subordinate Liens or to Release Guaranties    ~~114~~108
Section 8.9.    Right to Indemnity    ~~114~~108
Section 8.10.    Resignation of Administrative Agent and Collateral Agent    ~~115~~109
Section 8.11.    Bank Product Obligations    ~~116~~109
Section 8.12.    Designation of Additional Agents    ~~116~~110
Section 8.13.    Authorization of Administrative Agent to File Proofs of Claim    ~~116~~110
Section 8.14.    Recovery of Erroneous Payments    ~~117~~110
Section 9.    Miscellaneous    ~~117~~111
Section 9.1.    Notices    ~~117~~111
Section 9.2.    Expenses    ~~118~~111
Section 9.3.    Indemnity    ~~118~~112
Section 9.4.    Set-Off    ~~122~~116
Section 9.5.    Amendments and Waivers    ~~123~~117
Section 9.6.    Successors and Assigns    ~~125~~119
Section 9.7.    Independence of Covenants    ~~129~~122

Section 9.8.    Survival of Representations, Warranties and Agreements    ~~129~~123
Section 9.9.    No Waiver; Remedies Cumulative    ~~129~~123
Section 9.10.    Marshalling; Payments Set Aside    ~~130~~123
Section 9.11.    Severability    ~~130~~123
Section 9.12.    Headings    ~~130~~123
Section 9.13.    No Advisory or Fiduciary Responsibility    ~~130~~124
Section 9.14.    Governing Law; Jurisdiction; Consent to Service of Process    ~~131~~124
Section 9.15.    Waiver of Jury Trial    ~~132~~125
Section 9.16.    Usury Savings Clause    ~~132~~125
Section 9.17.    Counterparts    ~~132~~126
Section 9.18.    Effectiveness    ~~133~~126
Section 9.19.    Patriot Act    ~~133~~126
Section 9.20.    Prior Agreements    ~~133~~126
Section 9.21.    Third Party Beneficiaries    ~~133~~126
Section 9.22.    Confidentiality    ~~133~~127
Section 9.23.    No Consolidation    ~~135~~128
Section 9.24.    Certain ERISA Matters    ~~135~~128
Section 9.25.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions    ~~136~~129
Section 9.26.    Time is of the Essence    ~~137~~130
Section 9.27.    Joint and Several    ~~137~~130
Section 10.    The Guarantee    ~~138~~131
Section 10.1.    The Guarantee    ~~138~~131
Section 10.2.    Guarantee Unconditional    ~~138~~132
Section 10.3.    Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances    ~~139~~133
Section 10.4.    Subrogation    ~~140~~133
Section 10.5.    Subordination    ~~140~~133
Section 10.6.    Waivers    ~~140~~133
Section 10.7.    Limit on Recovery    ~~140~~134
Section 10.8.    Stay of Acceleration    ~~140~~134
Section 10.9.    Benefit to Guarantors    ~~141~~134
Section 11.    SBA PPP Loan Provisions    ~~141~~134
Section 11.1.    Defined Terms    ~~141~~134
Section 11.2.    SBA PPP Loan    ~~141~~135
Section 11.3.    Affirmative Covenants    ~~141~~135

Appendices:
Appendix A    —    Commitments
Appendix B    —    Notice Addresses
Appendix C~~-1~~    —    Eligibility Criteria ~~(OF IV Borrower)~~
~~Appendix C-2    —    Eligibility Criteria (STF Borrower)~~
Appendix D~~-1~~    —    Excess Concentration Amounts ~~(OF IV Borrower)~~
~~Appendix D-2    —    Excess Concentration Amounts (STF Borrower)~~
Appendix E -I    —    Credit Policies (Company Originations)
Appendix E-II    —    Credit Policies (FinWise Originations)
Appendix F    —    Form of FinWise Contract and Promissory Note
Exhibits:
Exhibit A    —    Form of Funding Notice
Exhibit B    —    Form of Revolving Loan Note
Exhibit C-1~~(a)~~    —    Form of Borrowing Base Certificate ~~(OF IV Borrower)~~
~~Exhibit C-1(b)    —    Form of Borrowing Base Certificate (STF Borrower)~~
Exhibit C-2    —    Form of Compliance Certificate
Exhibit D    —    Form of Assignment and Assumption Agreement
Exhibit E    —    Form of Closing Date Certificate
Exhibit F    —    Form of Solvency Certificate
Exhibit G    —    Form of Funds Release Request
Exhibit H    —    Form of Increase Request
Exhibit I    —    Form of Additional Guarantor Supplement
~~Exhibit J    —    Form of Sixth Amendment Closing Certificate~~
Schedules:
Schedule 4.1    —    Subsidiaries
Schedule 4.12    —    Existing Liens

Revolving Credit Agreement
This Revolving Credit Agreement, dated as of August 19, 2019 (as it may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof, this “Agreement”), is entered into among Opportunity Funding SPE IV, LLC, a Delaware limited liability company (~~“OF IV Borrower”), and SalaryTap Funding SPE, LLC, a Delaware limited liability company (“STF Borrower”), as Borrowers (together, the “Borrowers” and each, a~~ “Borrower”), Opportunity Financial, LLC, a Delaware limited liability company (the “Company”), as a Guarantor, the Originator, the Servicer and as a Seller (in each case, as defined herein), OppWin, ~~LLC, as a Guarantor and a Seller, SalaryTap, LLC, as a Guarantor and a Seller, OppWin SalaryTap,~~ LLC, as a Guarantor and a Seller, the other Credit Parties and Guarantors from time to time party hereto, BMO Harris Bank N.A. (“BMO Harris”), as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”), and the Lenders (as defined herein) party hereto.
Witnesseth:
Whereas, the Lenders have agreed to extend a senior secured credit facility (the “Facility”) to the ~~Borrowers~~Borrower, the proceeds of which will be used by the ~~Borrowers~~Borrower to acquire Receivables from the Sellers and to pay fees and expenses related to the foregoing; and
Whereas, the ~~Borrowers~~Borrower and the Guarantors have agreed to secure all of the Secured Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a first priority Lien on all of their assets.
Now, Therefore, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Section 1.    Definitions and Interpretation.
    Section 1.1.    Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:
“Additional Bank Partner Originator” means First Electronic Bank, Capital Community Bank, and any additional bank partner selected by the Company and approved by the Administrative Agent in its sole discretion.
“Additional Bank Partner Originator Loan Program Agreement” means an agreement, approved by the Administrative Agent, entered into after the Closing Date by the Company and/or one or more of its Affiliates and an Additional Bank Partner Originator in connection with its approval of such Additional Bank Partner Originator, and pursuant to which the Company and/or one or more of its Affiliates party thereto agrees to provide certain marketing, administration and/or loan servicing or subservicing services in connection with the Contracts originated by such Additional Bank Partner Originator, as such agreement may be amended, restated, supplemented and/or otherwise modified from time to time in accordance with the terms thereof.
“Additional Bank Partner Originator Program Agreements” means each Additional Bank Partner Originator Loan Program Agreement and each other servicing agreement, purchase agreement or other agreement entered into by the Company or its Affiliates with such Additional Bank Partner Originator in connection with the loan program contemplated by such Additional Bank Partner Originator Loan Program Agreement.
“Adjusted EBIT (Company)” means, with reference to any period, Net Income of the Company for such period determined on a consolidated basis in accordance with GAAP, plus, without duplication, all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) federal, state and local income taxes for such period, (c) one-time expenses incurred during such period (and prior to the Fifth Amendment Effective Date) in respect of the SPAC Transaction in an aggregate amount not to exceed $37,000,000, (d) ongoing charges and expenses incurred during such period in respect of SPAC Warrant Liabilities in an aggregate amount not to exceed $15,000,000 in any period of twelve consecutive months; provided that, solely for purposes of calculating Adjusted EBIT (Company) for any measurement period ending on or prior to December 31, 2021, the addback set forth in this clause (d) shall not be subject to any cap, and (e) equity compensation paid in Capital Stock of OppFi Inc. during such period which is a non-cash expense.
“Adjusted EBITDA (Company)” means, with reference to any period, Net Income of the Company for such period determined on a consolidated basis in accordance with GAAP, plus, without duplication, all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) federal, state and local income taxes for such period, (c) depreciation of fixed assets and amortization of intangible assets for such period, (d) one-time expenses incurred during such period (and prior to the Fifth Amendment Effective Date) in respect of the SPAC Transaction in an aggregate amount not to exceed $37,000,000, (e) ongoing charges and expenses incurred during such period in respect of SPAC Warrant Liabilities in an aggregate amount not to exceed $15,000,000 in any period of twelve consecutive months; provided that, solely for purposes of calculating Adjusted EBITDA (Company) for any measurement period ending on or prior to December 31, 2021, the addback set forth in this clause (e) shall not be subject to any cap, plus (f) equity compensation paid in Capital Stock of OppFi Inc. during such period which is a non-cash expense.
“Adjusted Tangible Net Worth (Borrower)” means, with respect to ~~any~~ Borrower, at any time the same is to be determined, an amount equal to the difference between (a) total assets of such Borrower, plus any reduction in total assets of such Borrower for any allowance for loan losses, less the sum (without duplication) of (i) intangible assets, (ii) receivables (whether an account receivable, loan receivable, note receivable or otherwise) from shareholders, members, officers and Affiliates, and (iii) receivables that are 91 or more days past due and not charged off, in each case for such Borrower minus (b) total liabilities of such Borrower, exclusive of liabilities of such Borrower owing to the Company, in each case determined in accordance with GAAP.

“Adjusted Tangible Net Worth (Company)” means, at any time the same is to be determined, an amount equal to the sum of: (a) total members equity of the Company less the sum (without duplication) of (i) capitalized transaction expenses, (ii) prepaid expenses and prepaid cloud server based expenses included as part of other current assets, (iii) receivables (whether an account receivable, loan receivable, note receivable or otherwise) from shareholders, members, officers and Affiliates, and (iv) any goodwill and other intangible assets not included in (a)(i), (a)(ii), and (a)(iii) above, plus (b) the principal amount of, and any accrued noncurrent pay interest on, Qualifying Subordinated Debt, in each case, determined on a consolidated basis in accordance with GAAP.
“Adjusted Term SOFR” mean the per annum rate equal to the sum of (i) Term SOFR plus (ii) 0.11%.
“Administrative Agent” as defined in the preamble hereto.
“Administrative Agent Fee” is defined in the Fee Letter.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Advance Rate” means ~~the Advance Rate (OF IV Borrower) or the Advance Rate (STF Borrower), as the context may require.~~
~~“Advance Rate (OF IV Borrower)” means, commencing with~~, as of the ~~Sixth~~Eighth Amendment Effective Date, 75% and thereafter the Advance Rate ~~(OF IV Borrower)~~ shall be adjusted based on the most recent Loan Receivable Quality Ratio ~~(OF IV Borrower)~~ in accordance with the following schedule:

Loan Receivable Quality Ratio  ~~(OF IV Borrower)~~	Advance Rate ~~(OF IV Borrower)~~
Less than 13.25%	75%
Equal to or greater than 13.25%, but less than 14.25%	74%
Equal to or greater than 14.25%, but less than 15.25%	73%
Equal to or greater than 15.25%, but less than 16.25%	70%
Equal to or greater than 16.25%	68%

The Loan Receivable Quality Ratio ~~(OF IV Borrower)~~ shall be computed monthly by ~~OF IV~~the Borrower (subject to the review and approval of the Administrative Agent) and be included in the Monthly Servicing Report, at which time any adjustment to the Advance Rate ~~(OF IV Borrower)~~ based on such computation shall become effective and thereafter remain in effect until delivery of the next Monthly Servicing Report. If the Credit Parties fail to deliver the Compliance Certificate or provide the Loan Receivable Quality Ratio ~~(OF IV Borrower)~~ computation as so required, the Advance Rate ~~(OF IV Borrower)~~ shall be deemed to be equal to 68% until such Monthly Servicing Report and Loan Receivable Quality Ratio ~~(OF IV Borrower) computation are delivered.~~
~~“Advance Rate (STF Borrower)” means, commencing with the Sixth Amendment Effective Date through and including the Advance Rate Adjustment Date (STF Borrower), 82% and thereafter the Advance Rate (STF Borrower) shall be adjusted based on the most recent Loan Receivable Quality Ratio (STF Borrower) in accordance with the following schedule:~~

~~Loan Receivable Quality Ratio (STF Borrower)~~	~~Advance Rate (STF Borrower)~~
~~Less than 11.25%~~	~~82%~~
~~Equal to or greater than 11.25%, but less than 12.25%~~	~~81%~~
~~Equal to or greater than 12.25%, but less than 13.25%~~	~~80%~~
~~Equal to or greater than 13.25%, but less than 14.25%~~	~~79%~~
~~Equal to or greater than 14.25%~~	~~78%~~
~~The Loan Receivable Quality Ratio (STF Borrower) shall be computed monthly by STF Borrower (subject to the review and approval of the Administrative Agent) and be included in the Monthly Servicing Report, at which time any adjustment to the Advance Rate (STF Borrower) based on such computation shall become effective and thereafter remain in effect until delivery of the next Monthly Servicing Report. If the Credit Parties fail to deliver the Compliance Certificate or provide the Loan Receivable Quality Ratio (STF Borrower) computation as so required, the Advance Rate (STF Borrower) shall be deemed to be equal to 78% until such Monthly Servicing Report and Loan Receivable Quality Ratio (STF Borrower)~~  computation are delivered.
~~“Advance Rate Adjustment Date (STF Borrower)” means the earliest to occur of (i) September 30, 2022, (ii) the date on which the Borrowing Base (STF Borrower) reaches and is~~

~~sustained (as determined by the Administrative Agent in its sole discretion) at $15,000,000 or higher, and (iii) the date on which the Administrative Agent determines in its sole discretion that the Eligible Receivables of STF Borrower are not satisfactorily performing.~~
“Adverse Proceeding” means, with respect to any Person, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of such Person) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of such Person, threatened (in writing) against or affecting such Person or its properties.
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling (including any member of senior management of such Person), controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 20% or more of the Securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or other beneficial interests or by contract or otherwise.
“Age” means, for any Receivable, a fraction rounded down to the largest integer that does not exceed the fraction, (x) the numerator of which is the number of days elapsed from the Receivable’s Origination Date until the date of determination computed on the basis of a 360-day year; and (y) the denominator of which is 30.
“Agent” means each of the Administrative Agent and the Collateral Agent.
~~“Aggregate Borrowing Base” means, as of any date of determination, the sum of (i) the Borrowing Base (OF IV Borrower) then in effect and (ii) the Borrowing Base (STF Borrower) then in effect.~~
“Agreement” as defined in the preamble hereto.
“Amortization Period” means the period beginning on the Scheduled Termination Date and ending on the Final Maturity Date; provided that if on the Scheduled Termination Date the Tier 2 Collateral Performance Trigger has occurred and is continuing or any other Default or Event of Default has occurred and is continuing, there shall be no Amortization Period. In the event there is no Amortization Period, the Final Maturity Date shall automatically without further action or notice be the Scheduled Termination Date.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to ~~any~~ Borrower, the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Margin” means, as of any date of determination, (a) to the extent Excess Availability as of the date of the most recently delivered Borrowing Base ~~Certificates~~Certificate is less than or equal to 10% of the Revolving Commitments as then in effect, 3.85% and (b) to the extent Excess Availability as of the date of the most recently delivered Borrowing Base ~~Certificates~~Certificate is greater to 10% of the Revolving Commitments as then in effect, 3.70%.
“Approved Bank Partner Originator State” means, (i) [***] (ii) such other states that the ~~Borrowers request~~Borrower requests, in writing, to add and which are approved in writing by the Administrative Agent in its sole discretion; provided, however, that in no event will a state in which a Bank Partner Originator Regulatory Trigger Event or a Regulatory Trigger Event is continuing be an "Approved Bank Partner Originator State".
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered, advised or managed by (a) any Lender, (b) an Affiliate of any Lender, or (c) an entity or Affiliate of an entity that administers, advises or manages a Lender.
“Approved State” means, [***] and such other states that the ~~Borrowers request~~Borrower requests, in writing, to add and which are approved in writing by the Administrative Agent in its sole discretion; provided, however, that in no event will a state in which a Regulatory Trigger Event is continuing be an “Approved State”.
“APR” of a Receivable means the annualized rate of the monthly finance charges stated in the Contract (calculated in accordance with TILA and after giving effect to any Origination Fees).
“Assignment” as defined in the ~~applicable~~ Purchase Agreement or the applicable Bank Partner Sale Agreement, as applicable.
“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by the Administrative Agent.
“Atalaya Subordinated Loan Agreement” means that certain Senior Secured Multi-Draw Term Loan Agreement dated as of November 9, 2018, as amended, modified, supplemented or restated from time to time on or prior to the Fourth Amendment Effective Date, including pursuant to that certain Omnibus Amendment to Loan Agreement and Other Basic Documents dated as of the Fourth Amendment Effective Date, among the Company, Midtown Madison Management LLC as administrative agent, and the lenders party thereto, as the same may be further amended, modified, supplemented or restated from time to time in accordance with the Atalaya Subordination and Intercreditor Agreement, or as the same may be refinanced or replaced pursuant to a Permitted Refinancing.
“Atalaya Subordination and Intercreditor Agreement” means that certain Subordination and Intercreditor Agreement dated on or about the Fourth Amendment Effective Date, among Midtown Madison Management LLC, as “Subordinated Creditor Representative” thereunder, BMO Harris, as “Senior Creditor Representative” thereunder, and the Company, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms, as the same may be amended or replaced in connection with a Permitted Refinancing of the Atalaya Subordinated Loan Agreement.
“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.
“Availability Reinstatement Date” means the effective date of the Availability Reinstatement Date Amendment (which date shall be after the Eighth Amendment Effective Date).
“Availability Reinstatement Date Amendment” means the amendment to this Agreement, entered into by the Administrative Agent, the Required Lenders (or the Administrative Agent acting at the direction of the Required Lenders) and the applicable Credit Parties, reflecting that the financial covenants, covenant levels and other financial performance criteria set forth in this Agreement have been restructured in a manner acceptable to the Administrative Agent and the Lenders in their sole discretion; provided that, the Administrative Agent, the Required Lenders and the applicable Credit Parties, shall not enter into such amendment unless the following requirements have been satisfied:
(a)no Default or Event of Default has occurred and is continuing;
(b)the SalaryTap Entities have been dissolved and reasonably satisfactory evidence thereof has been delivered to the Administrative Agent.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Accrual Period” pursuant to Section 2.12(d).
“Backup Servicer” means Vervent, Inc. (f/k/a First Associates Loan Servicing, LLC), or any independent third party selected by the Company and approved by the Administrative Agent in its reasonable discretion, to perform monitoring functions with respect to the Receivables and to assume the role of successor Servicer upon removal or resignation of the Servicer, in each case, as set forth in the Backup Servicing Agreement.
“Backup Servicing Agreement” means that certain Backup Servicing Agreement, dated as of August 19, 2019, among the Backup Servicer, the Servicer, the Administrative Agent, the Collateral Agent, and ~~OF IV~~ the Borrower ~~(which STF Borrower joinded pursuant to the Joinder to Backup Servicing Agreement dated as of the Sixth Amendment Effective Date)~~, as it may be

amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Backup Servicing Fees” as defined in the Backup Servicing Agreement.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank Partner Originated Receivable” means each Receivable originated pursuant to the relevant Bank Partner Program Agreements (including, without limitation, each FinWise Receivable originated pursuant to the FinWise Program Agreements).
“Bank Partner Originator” means each of the FinWise Originator and any Additional Bank Partner Originator.
“Bank Partner Originator Regulatory Trigger Event” means, for any jurisdiction, the commencement by a Governmental Authority, against any financial institution (including any Bank Partner Originator), any Credit Party or any other company similar to a financial institution or the Originator, of a proceeding alleging in substance that the law of the borrower’s state governs applicable licensing requirements or interest rate limitations with respect to loans made by a federally insured financial institution to borrowers in such jurisdiction, which, in each case, the Administrative Agent determines, in its sole discretion, could reasonably be expected to have a material adverse effect on the Bank Partner Originated Receivables if determined adversely; provided, that, in each case, upon the favorable resolution of such proceeding (whether by judgment, withdrawal of such proceeding or settlement of such proceeding), as determined by the Administrative Agent in its sole discretion and confirmed by written notice from the Administrative Agent, such Bank Partner Originator Regulatory Trigger Event for such jurisdiction shall cease to exist immediately upon such determination by the Administrative Agent. It is understood and agreed that the jurisdiction of a Bank Partner Originator Regulatory Trigger Event is the entire United States if the applicable Governmental Authority is a federal authority.
“Bank Partner Program Agreements” means the FinWise Program Agreements and any Additional Bank Partner Originator Program Agreements, as amended from time to time in accordance with the terms thereof and hereof.
“Bank Partner Retained Percentage” means, with respect to a consumer loan originated by a Bank Partner Originator, a portion of the economic interest in the obligations of the related Obligor to make payments thereunder that such Bank Partner Originator retains, if any, pursuant to the applicable Bank Partner Program Agreement, and which retained portion is stated as a percentage of the entire consumer loan and which shall not exceed 10% without the approval of the Administrative Agent in its reasonable discretion.
“Bank Partner Sale Agreement” means, collectively, the OppWin ~~Sale Agreement, the OppWin ST~~ Sale Agreement and any similar agreement entered into by a Bank Partner Subsidiary, as seller, and ~~a~~the Borrower, as purchaser, in connection with an Additional Bank Partner Originator Loan Program Agreement.
“Bank Partner Subsidiary” means OppWin~~, OppWin ST~~ and any other Subsidiary of the Company that is party to a Bank Partner Sale Agreement.
“Bank Products” means (a) each and any of the following bank products and services provided to ~~any~~ Borrower or any Guarantor or any of its Subsidiaries by any Lender or any of its Affiliates: depository, cash management, and treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services) and (b) any and all letters of credit issued by the Administrative Agent or any of its Affiliates in favor of ~~any~~ Borrower or any Guarantor or any of its Subsidiaries.
“Bank Product Obligations” means any and all obligations of ~~any~~ Borrower or any Guarantor or any of its Subsidiaries, whether now existing or hereafter arising, absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent’s best or lowest rate), (b) the sum of (i) the Federal Funds Rate for such day, plus (ii) 1/2 of 1%, and (c) the sum of (i) Adjusted Term SOFR in effect on such day plus (ii) 1.00%. Any change in the Base Rate due to a change in the prime rate, the quoted federal funds rates or Term SOFR, as applicable, shall be effective from and including the effective date of the change in such rate (for the avoidance of doubt, changes in Base Rate due to a change in Term SOFR shall be effective as of the next Interest Accrual Period). If the Base Rate is being used as an alternative rate of interest pursuant to the terms hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above; provided that if Base Rate as determined above shall ever be less than the Floor, then Base Rate shall be deemed to be the Floor.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12.
“Benchmark Replacement” means, either of the following to the extent selected by Administrative Agent in its sole discretion,
    (a)    Daily Simple SOFR; or
    (b)    the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the ~~Borrowers~~Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the ~~Borrowers~~Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
    (a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
    (b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark

(or such component thereof) to be no longer representative or not to comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
    (a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
    (b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
    (c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or do not, or as a specified future date will not, comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Borrower” ~~and “Borrowers” are~~is defined in the preamble hereto.
“Borrowing Base” ~~means the Borrowing Base (OF IV Borrower) or the Borrowing Base (STF Borrower), as the context may require.~~
~~“Borrowing Base (OF IV Borrower)”~~ means, as of any date of determination, an amount equal to (a) the Advance Rate ~~(OF IV Borrower)~~ as then in effect multiplied by the Net Eligible Receivables Balance of the Eligible Receivables ~~(OF IV Borrower)~~, plus (b) all available funds then on deposit in ~~OF IV Borrower’s~~the Collection Account and ~~Disbursement Account, so long as the Collateral Agent has a valid, perfected first priority Lien on each such account, minus (c) the sum of (i) the aggregate amount of Bank Partner Retained Percentages of Collections that have not be remitted to the Bank Partner Originators as of the date of determination and (ii) Reserves then in effect as of such date of determination.~~
~~“Borrowing Base (STF Borrower)” means, as of any date of determination, an amount equal to (a) the Advance Rate (STF Borrower) as then in effect multiplied by the Net Eligible Receivables Balance of the Eligible Receivables (STF Borrower), plus (b) all available funds then on deposit in STF Borrowers’ Collection Account and~~the Disbursement Account, so long as the Collateral Agent has a valid, perfected first priority Lien on each such account, minus (c) the sum of (i) the aggregate amount of Bank Partner Retained Percentages of Collections that have not be remitted to the Bank Partner Originators as of the date of determination and (ii) Reserves then in effect as of such date of determination.
“Borrowing Base Action” means any of the following actions: (i) the borrowing of a Revolving Loan pursuant to Section 2.1(a)(i), and (ii) the application of funds in ~~a~~the Disbursement Account toward the purchase of Eligible Receivables pursuant to Section 2.10(c).
“Borrowing Base Certificate” means a certificate, substantially in the form of Exhibit C~~-1 or C-2, as applicable~~, executed by an Authorized Officer of the applicable Borrower and delivered to the Administrative Agent, which sets forth the calculation of the ~~appliable~~ Borrowing Base, including a calculation of each component thereof.
“Borrowing Base Deficiency” means, as of any date of determination, ~~any of all of the following, as the context may require: (a)~~ the amount by which the aggregate principal amount of all Loans outstanding exceeds the ~~Aggregate~~ Borrowing Base~~, (b) the amount by which the aggregate principal amount of all outstanding Loans issued in favor of OF IV Borrower exceeds the Borrowing Base (OF IV Borrower) and (c) the amount by which the aggregate principal amount of all outstanding Loans issued in favor of STF Borrower exceeds the Borrowing Base (STF Borrower)~~.
“Business Combination Agreement” means that certain Business Combination Agreement, dated as of February 9, 2021, by and among FG New America Acquisition Corp., a Delaware corporation, the Company, OppFi Shares, LLC, a Delaware limited liability company and Todd Schwartz, as the Members’ Representative, as amended, restated, supplemented or otherwise modified from time to time so long as, without the prior written consent of the Administrative Agent, such amendment, restatement, supplement or modification is not materially adverse to the interests of the Administrative Agent and the Lenders or their interest in the Collateral.
“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Illinois or is a day on which banking institutions located in any such state are authorized or required by law or other governmental action to close.
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (a) as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person or (b) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for U.S. federal income tax purposes).
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.
“Cash” means money, currency or a credit balance in any demand or deposit account.
“Cash Collections” means all cash collections received by the Company and its Subsidiaries from any Person in respect of any finance receivables, including all principal, interest, fees and cash payoffs payable to the Company and its Subsidiaries under or in connection with any finance receivables.
“Cash Equivalents” means, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States of America, or (ii) issued by any agency of the United States of America the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s, (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by a Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.
“Cash Management System” as defined in Section 5.7(a)(iii).
“CFPB” means the Consumer Financial Protection Bureau, and its successors and assigns.
“Change Date” shall mean the first Business Day of each calendar month.
“Change of Control” means, at any time, any of the following: (a) with respect to ~~any~~ Borrower, the Company and the other Guarantors, taken collectively, shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of such Borrower and (b) with respect to the Company, any person or group (within the meaning of the Securities and Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) (in each case, other than any of the current members or any Affiliate thereof) acting in concert shall have acquired “beneficial ownership,” directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, the membership interests of the Company representing 50% or more of the combined voting power of all membership interests of the Company (and, provided the SPAC Transaction is consummated, such 50% or more threshold shall be computed after giving effect to the SPAC Transaction).
“Charge-Off Date” means the date on which the Servicer determines that a Receivable is a Charged-Off Receivable.
“Charged-Off Receivable” means, with respect to any date of determination, a Receivable with respect to which the earlier of any of the following shall have occurred (without duplication): (a) a Scheduled Receivable Payment under such Receivable is [***] or more Days Past Due, (b) the Servicer has otherwise determined, in accordance with the Servicing Policy, that the related Receivable is uncollectible or should be charged-off, (c) the related Obligor is deceased, (d) Net Liquidation Proceeds have been received that, in the Servicer’s good faith judgment, constitute the final amounts recoverable in respect of such Receivable, (e) the Servicer, the Originator or the applicable Bank Partner Subsidiary has determined that the

Obligor has committed fraud in connection with the related Contract, or (f) the related Obligor is subject to a proceeding under the Bankruptcy Code or other applicable Debtor Relief Laws.
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“Closing Date” means August 19, 2019.
“Closing Date Certificate” means a Closing Date Certificate of an Authorized Officer of each Credit Party substantially in the form of Exhibit E.
“Closing Date Material Adverse Change” means a material adverse change in (a) the business operations, assets, financial condition or liabilities of any Credit Party since December 31, 2018 (or, to the extent any Credit Party joined this Agreement after such date, the date of such Credit Party’s joinder to this Agreement), (b) the ability of any Credit Party to fully and timely perform its material obligations under any of the Credit Documents to which it is a party or of the applicable Bank Partner Originator or the Company to fully and timely perform its material obligations under the Bank Partner Program Agreements relating to Receivables owned by ~~any~~ Borrower or any Company Receivables proposed to be sold to ~~any~~ Borrower, or (c) the legality, validity, binding effect, or enforceability against any Credit Party of any of the Credit Documents to which it is a party or against the applicable Bank Partner Originator or the Company of the applicable Bank Partner Program Agreements, which material adverse change could reasonably be expected to adversely affect the Receivables owned by ~~any~~ Borrower or any Company Receivables proposed to be sold to ~~any~~ Borrower.
“Collateral” means, collectively, all of the personal property in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Secured Obligations; provided, however, that any Receivable of ~~any~~ Borrower that is repurchased in accordance with and pursuant to the terms and conditions of Section 2.8 shall no longer constitute Collateral pledged by ~~any~~ Borrower from and after the date of such repurchase; provided further that such Receivable shall, if repurchased by a Guarantor, constitute collateral pledged by such Guarantor under the relevant Guarantor Security Agreement.
“Collateral Agent” as defined in the preamble hereto.
“Collateral Documents” means the Security ~~Agreements~~Agreement, the Guaranties, the Guarantor Security ~~Agreements~~Agreement, the Collection Account Control Agreement(s), Disbursement Account Control Agreement(s) and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a Lien on any personal property of such Credit Party as security for the Obligations.

“Collection Account” means ~~(a) with respect to OF IV Borrower,~~ “Collection Account” as defined in the Security Agreement ~~(OF IV Borrower) and (b) with respect to STF Borrower, “Collection Account” as defined in the Security Agreement (STF Borrower)~~.
“Collection Account Bank” means ~~(a) with respect to OF IV Borrower,~~ “Collection Account Bank” as defined in the Security Agreement ~~(OF IV Borrower) and (b) with respect to STF Borrower, “Collection Account Bank” as defined in the Security Agreement (STF Borrower)~~.
“Collection Account Bank Fee” means, collectively, the fees due and owing to ~~a~~the Collection Account Bank pursuant to the terms of the ~~applicable~~ Collection Account Control Agreement.
“Collection Account Control Agreement” means ~~(a) with respect to OF IV Borrower,~~ “Collection Account Control Agreement” as defined in the Security Agreement ~~(OF IV Borrower) and (b) with respect to STF Borrower, “Collection Account Control Agreement” as defined in the Security Agreement (STF Borrower)~~.
“Collection Period” means, (a) with respect to the initial Settlement Date, the period beginning on the Closing Date and ending on the last day of calendar month after the month in which the Closing Date occurs, and (b) with respect to any other Settlement Date, the immediately preceding calendar month.
“Collections” means all Cash collections on the Receivables, including, without limitation, all Scheduled Receivable Payments, all non-scheduled payments, all prepayments, all late fees, all NSF fees, all other fees, Net Insurance Proceeds, all Net Liquidation Proceeds, investment earnings, residual proceeds, payments received under any personal guaranty with respect to a Receivable, any amounts deposited by the Company into the Collection Account or the Disbursement Account in accordance with Section 2.17, and all other payments received with respect to the Receivables, but excluding (x) sales and property tax payments and (y) with respect to the Bank Partner Originated Receivables, all payments retained by, or received by ~~any~~ Borrower and payable to, the Bank Partner Originators in respect of the Bank Partner Retained Percentages.
“Commitment Availability” ~~means the Commitment Availability (OF IV Borrower) or the Commitment Availability (STF Borrower), as the context may require.~~
~~“Commitment Availability (OF IV Borrower)”~~ means, (a) during the Suspension Period, $0 and (b) commencing with the ~~Sixth Amendment Effective~~Availability Reinstatement Date and at all times thereafter (unless otherwise modified in accordance with the terms of this Agreement), as of any date of determination during the Revolving Commitment Period, the least of (i) $7,500,000, (ii) an amount equal to the Borrowing Base ~~(OF IV Borrower)~~ minus the aggregate principal balance of all Loans outstanding ~~in favor of OF IF Borrower~~ and (iii~~) the Undrawn Amount.~~

~~“Commitment Availability (STF Borrower)” means, as of any date of determination during the Revolving Commitment Period, the lesser of (i) an amount equal to the Borrowing Base (STF Borrower) minus the aggregate principal balance of all Loans outstanding in favor of STF Borrower and (ii~~) the Undrawn Amount.
“Company” as defined in the preamble hereto.
“Company Receivables” means all unsecured consumer installment loan or line of credit receivables originated by the Originator or its Affiliates, or, with respect to a Bank Partner Originated Receivable, originated by the applicable Bank Partner Originator and sold by such Bank Partner Originator to the applicable Bank Partner Subsidiary, from time to time, including the Receivables.
“Compliance Certificate” means a certificate, substantially in the form of Exhibit C-2, executed by an Authorized Officer of ~~each~~ Borrower and the Company and delivered to the Administrative Agent, which sets forth, among other things, calculations of the financial performance covenants set forth in Section 5.11.
“Confidential Information” as defined in Section 9.22.
“Conforming Changes” means with respect to either the use of administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Accrual Period,” the definition of “U.S. Government Securities Business Day”, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated Net Income” means, for any period, an amount equal to (a) the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (b) any net extraordinary, nonrecurring or unusual gains, and plus (c) any net extraordinary, nonrecurring or unusual losses.
“Contract” means the loan agreement (including any modifications thereto), the ACH agreement and credit agreement relating to an unsecured consumer installment loan or line of credit to an Obligor (whether constituting an instrument, payment intangible or otherwise), in each case, in a form approved by the Administrative Agent.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Control” means, the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other beneficial interests or by contract or otherwise.
“Credit Date” means the date of a Credit Extension, which shall be a Business Day.
“Credit Document” means any of (a) this Agreement, the Notes, if any, the Collateral Documents, the Guaranties, the Fee Letter, the Atalaya Subordination and Intercreditor Agreement and the Related Agreements and (b) all other documents, instruments or agreements executed and delivered by any Credit Party for the benefit of any Agent or any Lender in connection therewith.
“Credit Extension” means the making of a Loan.
“Credit Party” means, ~~each of~~ the ~~Borrowers~~Borrower, the Company, the Servicer, the Originator and each Seller.
“Credit Policies” means the credit policies and practices, credit models and underwriting guidelines (including, without limitation, the Originator's methodology with respect to assigning Opportunity Financial Scores, maximum allowable payment-to-income ratios, minimum allowable [***] or minimum allowable [***], minimum allowable [***], minimum allowable [***], renewal policies and procedures and exception policies) (i) of the Originator in effect as of the date hereof and attached hereto as Appendix E-I (with respect to Company Receivables originated by the Company or its Affiliates), (ii) in effect as of the date hereof and attached hereto as Appendix E-II (with respect to Company Receivables originated by the FinWise Originator) and (iii) as approved in writing by the Administrative Agent (with respect to Company Receivables originated by any Additional Bank Partner Originator), in each case, as such guidelines may be amended from time to time in accordance herewith.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Days Past Due” means, as of any date of determination and with respect to any Receivable that is not marked as current in the Loan Database (provided, that at any time the Loan Database is not updated within one (1) Business Day, this definition of Days Past Due shall be with respect to any Receivable), the number of calendar days elapsed since the due date of the earliest Scheduled Receivables Payment that has not been received from the related Obligor.
“Debtor Relief Laws” means the Bankruptcy Code, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect, affecting the rights of creditors generally or the rights of creditors of banks.
“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
“Default Funding Rate” as defined in Section 2.5.
“Defaulting Lender” means, subject to Section 2.19(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the ~~Borrowers~~Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the ~~Borrowers~~Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the ~~Borrowers~~Borrower, to confirm in writing to the Administrative Agent and the ~~Borrowers~~Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the ~~Borrowers~~Borrower), or (d) has, or has a direct or indirect parent company that has, at any time after the Closing Date (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a

Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) upon delivery of written notice of such determination to the ~~Borrowers~~Borrower and each Lender.
“Delinquent Receivable” means, with respect to any date of determination, a Receivable with respect to which the related Obligor is more than [***] Days Past Due with respect to more than [***]% of a Scheduled Receivable Payment and which is not a Charged-Off Receivable.
“Depository Institution” means, collectively, any “depository institution” or any “subsidiary” of a depository institution, as such terms are defined in the Federal Deposit Insurance Act of 1950, as amended to the date hereof and from time to time hereafter, and any successor statute.
“Designated Disbursement Account” is defined in Section 2.1(b)(iii).
“Designated Jurisdiction” means, at any time, any country, region or territory which is itself the subject or target of any Sanctions.
“Disbursement Account” means ~~(a) with respect to OF IV Borrower,~~ “Disbursement Account” as defined in the Security Agreement ~~(OF IV Borrower) and (b) with respect to STF Borrower, “Disbursement Account” as defined in the Security Agreement (STF Borrower)~~.
“Disbursement Account Bank” means ~~(a) with respect to OF IV Borrower,~~ “Disbursement Account Bank” as defined in the Security Agreement ~~(OF IV Borrower) and (b) with respect to STF Borrower, “Disbursement Account Bank” as defined in the Security Agreement (STF Borrower)~~.
“Disbursement Account Bank Fee” means, collectively, the fees due and owing to a Disbursement Account Bank pursuant to the terms of the applicable Disbursement Account Control Agreement.
“Disbursement Account Control Agreement” means ~~(a) with respect to OF IV Borrower,~~ “Disbursement Account Control Agreement” as defined in the Security Agreement ~~(OF IV Borrower) and (b) with respect to STF Borrower, “Disbursement Account Control Agreement” as defined in the Security Agreement (STF Borrower)~~.
“Dollars” and the sign “$” mean the lawful money of the United States of America.
“Early Termination Fee” is defined in the Fee Letter.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eighth Amendment” means that certain Amendment No. 8 to Revolving Credit Agreement dated as of September 1, 2022 and effective as of the Eighth Amendment Effective Date, by and among the Credit Parties, the Lenders party thereto and the Administrative Agent.
“Eighth Amendment Effective Date” means June 30, 2022.
“Eligibility Criteria” ~~means the Eligibility Criteria (OF IV Borrower) or the Eligibility Criteria (STF Borrower), as the context may require.~~
~~“Eligibility Criteria (OF IV Borrower)”~~ means the criteria set forth on Appendix C~~-1.~~
~~“Eligibility Criteria (STF Borrower)” means the criteria set forth on Appendix C-2~~.
“Eligible Obligor” means, with respect to any Receivable, an Obligor that (a) is not subject to a proceeding under the Bankruptcy Code or other applicable Debtor Relief Laws, (b) has a valid social security number and holds a valid driver’s license or other acceptable form of identification issued by a state or federal government, (c) is not an employee, officer, director or holder of any Capital Stock in, or affiliated with any employee, officer, director or holder of any Capital Stock of, any Credit Party, any Seller, any Bank Partner Originator or any of their respective Affiliates, (d) is domiciled in the United States (as evidenced by proof of residency), (e) is a natural person, (f) is not deceased and (g) has not committed fraud in connection with any Contract.
“Eligible Receivable” means ~~(a) with respect to OF IV Borrower,~~ a Receivable ~~with respect to which the Eligibility Criteria (OF IV Borrower) are satisfied as of the applicable date of determination, and (b) with respect to STF~~of the Borrower~~, a Receivable~~ with respect to which the Eligibility Criteria ~~(STF Borrower)~~ are satisfied as of the applicable date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.
“ERISA Affiliate” shall mean, when used with respect to any Person, any trade or business, whether or not incorporated, that together with such Person, would be deemed to be a single employer within the meaning of Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Plan (excluding those for which the provision of thirty (30) day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Plan (whether or not waived in accordance with Section 412(c) of the code) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any Credit Party or any of their respective ERISA Affiliates from any Plan with two or more contributing sponsors or the termination of any such Plan resulting in liability to any Credit Party or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Plan or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the imposition of liability on any Credit Party or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of any Credit Party or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of 4203 or 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Credit Party or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on any Credit Party or any of their respective ERISA Affiliates, with respect to any Plan, of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, 502(c), (i) or (i) or Section 4071 of ERISA in respect of any Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Plan of any of any Credit Party or any of their respective ERISA Affiliates; (x) receipt form the Internal Revenue Service of notice of the failure of any Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (xi) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to Section 303(k) of ERISA with respect to any Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurodollar Reserve Percentage” means the maximum reserve percentage, expressed as a decimal, at which reserves (including, without limitation, any emergency, marginal, special, and supplemental reserves) are imposed by the Board of Governors of the Federal Reserve System (or any successor) on “eurocurrency liabilities”, as defined in such Board’s Regulation D (or any successor thereto), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the relevant Loans shall be deemed to be “eurocurrency liabilities” as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation

D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.
“Event of Default” means any of the conditions or events set forth in Section 7.1.
“Excess Availability” means, as of any time the same is to be determined, the amount (if any) by which (a) the lesser of the ~~Aggregate~~ Borrowing Base as then determined and computed or the Revolving Commitments as then in effect exceeds (b) the aggregate principal amount of Loans then outstanding.
“Excess Concentration Amounts” means ~~(a) with respect to OF IV Borrower, each of~~ the amounts set forth on Appendix D~~-1; and (b) with respect to STF Borrower, each of the amounts set forth on Appendix D-2~~.
“Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.
“Excluded Subsidiary” means any Financing Subsidiary, other than the ~~Borrowers~~Borrower.
“Excluded Taxes” means, with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document, any of the following Taxes: (a) Taxes imposed on or measured by any Recipient’s net income (or franchise taxes imposed in lieu of net income taxes) or branch profit taxes, in each case, (A) by the jurisdiction under which such Recipient is organized or conducts business, or (B) that are Other Connection Taxes, (b) any withholding tax that is imposed on amounts payable to a Recipient at the time such Recipient becomes a party to this Agreement or designates a new lending office or branch without the written consent of the ~~Borrowers~~Borrower, (c) Taxes imposed on amounts payable under this Agreement that are attributable to a Recipient‘s failure to comply with Section 2.14(e), and (d) Taxes imposed pursuant to FATCA.
“Facility” as defined in the recitals hereto.
“Facility Availability” means, with respect to any date of determination during the Revolving Commitment Period, (i) all Collections representing available funds on deposit in the ~~applicable~~ Disbursement Account~~(s)~~, minus (ii) the sum of (A) for any date of determination occurring on or after the first day of any calendar month and prior to the Settlement Date occurring in such calendar month, the total amount of funds to be distributed pursuant to Section 2.10(a)(i), (ii) and (iii) on the immediately succeeding Settlement Date and (B) for any date of determination, the product of (x) 1.05 and (y) the total amount of funds projected to be distributed pursuant to Section 2.10(a)(i), (ii) and (iii) on the Settlement Date occurring during the immediately succeeding calendar month, in each case as determined by the Administrative Agent in its sole discretion.
“Fair Valuation” means, in respect of any Person, the value of the consolidated assets of such Person on the basis of the amount which may be realized by a willing seller within a reasonable time through collection or sale of such assets at market value on a going concern basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm’s-length transaction.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any applicable agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any applicable intergovernmental agreement with respect thereto and any law or regulation enacted or promulgated pursuant to such intergovernmental agreement.
“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the next succeeding Business Day; provided, (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to BMO Harris on such day on such transactions similar in size and tenor of the Loans as determined by the Administrative Agent in its sole discretion.
“Fee Letter” means the amended and restated letter agreement, dated as of Sixth Amendment Effective Date among the Administrative Agent, the ~~Borrowers~~Borrower and the Company, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Fifth Amendment” means that certain Amendment No. 5 to Revolving Credit Agreement dated as of August 6, 2021, by and among the Credit Parties, the Lenders party thereto and the Administrative Agent.
“Fifth Amendment Effective Date” has the meaning assigned thereto in the Fifth Amendment.
“Final Maturity Date” means the earlier to occur of (a) the date that is six (6) months after the Scheduled Termination Date; (b) if the Availability Reinstatement Date has not occurred on or prior to January 31, 2023, February 15, 2023; and (~~b~~c) the occurrence and continuance of an Event of Default and the declaration of all outstanding Obligations to be due and payable pursuant to Section 7.1; provided, however, that in the event there is no Amortization Period, the Final Maturity Date shall automatically without further action or notice be the Scheduled Termination Date.
“Financing Subsidiary” means any bankruptcy remote or other special purpose entity that is a direct or indirect wholly-owned Subsidiary of the Company formed for the purpose of, and engaging in no material business other than in connection with, the purchase and financing of Receivables. The parties hereto acknowledge that as of the ~~Sixth~~Eighth Amendment Effective Date, the Company’s Financing Subsidiaries consist of: (i) Opportunity Funding SPE II, LLC, a Delaware limited liability company, (ii) Opportunity Funding SPE III, LLC, a Delaware limited liability company, (iii) the ~~Borrowers~~Borrower, (iv) Opportunity Funding SPE V, LLC, a Delaware limited liability company, (v) Opportunity Funding SPE VI, LLC, a Delaware limited liability company, and (vi) Opportunity Funding SPE VII, LLC, a Delaware limited liability company.
“FinWise Loan” means each “Loan” as defined in the FinWise Loan Program Agreement related to a Receivable, payable subject to a contract and promissory note substantially in the form of Appendix F, or in such other form approved by the Administrative Agent in its reasonable discretion.
“FinWise Loan Program Agreement” means the Loan Program Agreement, dated as of October 31, 2017, by and between the FinWise Originator and the Company, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.
“FinWise Originator” means FinWise Bank, a Utah state-chartered bank, as seller under the FinWise Sale Agreement, its successors and, subject to the consent of the Administrative Agent, its assigns.
“FinWise Program Agreements” means each of the FinWise Loan Program Agreement, the FinWise Sale Agreement and the FinWise Servicing Agreement.
“FinWise Receivable” means a Receivable originated pursuant to the FinWise Program Agreements.
“FinWise Sale Agreement” means the Loan Receivables Sale Agreement, dated as of October 31, 2017, by and between the FinWise Originator, as seller, the Company, as service agent, and OppWin, as purchaser, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.
“FinWise Servicing Agreement” means the Loan Servicing Agreement, dated as of October 31, 2017, among the FinWise Originator, as owner and as servicer, the Company, as subservicer and OppWin, as receivables purchaser, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.
“Fiscal Quarter” means, with respect to a particular Fiscal Year, each fiscal quarter corresponding to such Fiscal Year.
“Fiscal Year” means for any Credit Party, any consecutive twelve-month period commencing on the date following the last day of the previous fiscal year and ending on December 31.

“Floor” means the rate per annum of interest equal to 0.40%, minus any credit spread adjustment then in effect; provided that in no event shall the Floor be less than 0.00%.
“Foreign Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is (a) neither subject to ERISA nor a governmental plan within the meaning of Section 3(32) of ERISA and (b) mandated by a government other than the United States or a state within the United States or an instrumentality thereof.
“Fourth Amendment Effective Date” means March 23, 2021.
“Fourth Amendment Effective Date Refinancing” means the repayment of all of the Indebtedness owing to TCS Global Holdings LP, with the proceeds of the loan under the Atalaya Subordinated Loan Agreement on or about the date that is not more than fifteen (15) days following the Fourth Amendment Effective Date.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Funding Notice” means a notice substantially in the form of Exhibit A.
“Funds Release Request” means a notice substantially in the form of Exhibit G.
“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government, and which has jurisdiction over the applicable Credit Party.
“Guaranties” means (a) that certain guaranty provided for in Section 10 hereof, and (b) any other guaranty agreement executed and delivered in order to guarantee the Secured Obligations or any party thereof in form and substance acceptable to the Administrative Agent, in each case as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Guarantors” means (a) the Company, ~~SalaryTap,~~ OppWin, ~~OppWin ST,~~ OPPORTUNITY MANAGER, LLC, OppFi Management Holdings, LLC, OPPORTUNITY FINANCIAL CARD COMPANY, LLC and OPPWIN CARD, LLC, each in its capacity as a guarantor under the Guaranty, and (b) each other Person that is joined as a Guarantor under a Guaranty from time to time.

“Guarantor Security Agreements” means (a) the Security Agreement, dated as of the Fourth Amendment Effective Date, among the Company, the other Guarantors party thereto and the Collateral Agent on behalf of the Secured Parties, and (b) each other Security Agreement entered into from time to time between a Guarantor and the Collateral Agent on behalf of the Secured Parties, in each case as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.
“Indebtedness” as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (i) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (f) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (g) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (h) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof, (i) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (A) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (B) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (A) or (B) of this clause (i), the primary purpose or intent thereof is as described in clause (h) above, and (j) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, whether entered into for hedging or speculative purposes.
“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable, documented, out-of-pocket fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced by any Person, whether or not any such Indemnitee shall be designated as a party or potential party thereto, and any reasonable, documented, out-of-pocket fees or expenses incurred by Indemnitees in enforcing the indemnification provisions of Section 9.3), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise) incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including each Lender’s agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any Guaranties)). For the avoidance of doubt, Indemnified Liabilities shall not include Excluded Taxes.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document, and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” as defined in Section 9.3(a).
“Indemnitee Agent Party” as defined in Section 8.9.
“Indemnitor” as defined in Section 9.3(c).
“Independent Accountants” means (a) RSM McGladrey, Inc. or (b) such other nationally recognized firm of independent certified public accountants acceptable to the Administrative Agent in its reasonable discretion.
“Independent Director” means an employee of Citadel SPV Services (USA) LLC, or another natural person meeting the qualifications set forth in Section 6.13 and otherwise acceptable to the Administrative Agent in its sole discretion.
“Interest Accrual Period” shall mean (i) the period from the Seventh Amendment Effective Date until (but not including) the first Change Date thereafter, and (ii) each period thereafter from (and including) each Change Date until (but not including) the next Change Date; except that the Interest Accrual Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.
“Interest Coverage Ratio” means, at any time the same is to be determined, the ratio of (a) Adjusted EBIT (Company) for the six month period then ended to (b) Interest Expense paid or required to be paid in cash for the same six month period (including interest due during such period that is deferred to a later date, but not including any payment-in-kind interest that is capitalized to principal during such period), in each case for the Company on a consolidated basis in accordance with GAAP.
“Interest Expense” means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Interest Rate” means, with respect to any Loan, the Adjusted Term SOFR as from time to time in effect plus the Applicable Margin, subject to Section 2.12.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.
“Investment” as applied to any Person, means (a) any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, any of the Securities of any other Person, (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, from any Person, of any Capital Stock of such Person, and (c) any direct or indirect loan, advance or capital contributions by such Person to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.
“IRS” means the United States Internal Revenue Service, or any successor agency.
“Key Employee” means each of [***], such other Persons identified in any side letter entered into between the Administrative Agent and the Company, and any replacement(s) approved by the Administrative Agent acting in a commercially reasonable manner.
“Legal Requirement” means any treaty, convention, statute, law, common law, rule, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority, whether federal, state, or local.
“Lender” means each financial institution listed on the signature pages hereto as a Lender and any other Person that becomes a “Lender” party hereto pursuant to an Assignment Agreement.
“Lender Affiliate” means, as applied to any Lender or Agent, any Person directly or indirectly controlling (including any member of senior management of such Person), controlled by, or under common control with, such Lender or Agent. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 20% or more of the Securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.
“Lender Report” as defined in the Backup Servicing Agreement.

“Lien” means (a) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.
“Line of Credit Receivable” means each Receivable arising from a line of credit extended to an Obligor.
“Liquidity” means, at any time the same is to be determined, the sum of (a) unrestricted cash and cash equivalents of the Guarantors then on deposit in one or more deposit accounts which are subject to a “control agreement” in favor of the Collateral Agent plus (b) an amount equal to 90.0% of the unencumbered receivables consisting of unsecured consumer installment loans and lines of credit owned by the Guarantors at such time (other than Liens in favor of the Collateral Agent and Midtown Madison Management LLC, as administrative agent for the holders of the Qualifying Subordinated Debt issued under the Atalaya Subordinated Loan Agreement).
“Loan” means each revolving loan made to ~~a~~the Borrower pursuant to Section 2.1(a).
“Loan Database” means the databases, platforms and systems (including, without limitation, Infinity) maintained by the Servicer with respect to the Company Receivables, which provides, on a loan-by-loan basis, up-to-date information regarding all activities with respect to the Company Receivables, including but not limited to originations, payments, charge-offs and recoveries.
“Loan Receivable Quality Ratio ~~(OF IV Borrower)~~” means, as of the end of each calendar month, the sum of the following (expressed as a percentage): (a) the average of (i) Receivables of ~~OF IV~~the Borrower more than thirty (30) Days Past Due as of the last day for each of the last three (3) calendar months (specifically excluding Charged-Off Receivables), divided by (ii) total Receivables of ~~OF IV~~the Borrower (specifically excluding Charged-Off Receivables) as of the last day for each of the last three (3) calendar months, rounded to the nearest 1/100th of a percent, plus (b) the average of (i) Receivables of ~~OF IV~~the Borrower for which there was a payment default during the first full calendar month since origination for each of the last three (3) calendar months, divided by (ii) total Receivables of ~~OF IV Borrower (specifically excluding Charged-Off Receivables) as of the last day for each of the last three (3) calendar months, rounded to the nearest 1/100th of a percent.~~
~~“Loan Receivable Quality Ratio (STF Borrower)” means, as of the end of each calendar month, the sum of the following (expressed as a percentage): (a) the average of (i) Receivables of STF Borrower more than two (2) payments delinquent since the due date of the earliest Scheduled Receivables Payment that has not been received from the related Obligor, as of the last day for each of the last three (3) calendar months (specifically excluding Charged-Off Receivables), divided by (ii) total Receivables of STF~~the Borrower (specifically excluding Charged-Off Receivables) as of the last day for each of the last three (3~~) calendar months,~~

~~rounded to the nearest 1/100th of a percent, plus (b) the average of (i) Receivables of STF Borrower for which there was a payment default during the first full calendar month since origination for each of the last three (3) calendar months, divided by (ii) total Receivables of STF Borrower (specifically excluding Charged-Off Receivables) as of the last day for each of the last three (3) calendar months, rounded to the nearest 1/100th of a percent, plus (c) the average of (i) gross Charged-Off Receivables of STF Borrower as of the last day for each of the last last six (6) calendar months, divided by (ii) the Net Principal Loan Receivables Balance of STF Borrower as of the last day for each of the last last six (6~~) calendar months, rounded to the nearest 1/100th of a percent.
“Lockbox” means a segregated post office box in the name of ~~a~~the Borrower maintained in accordance with the ~~applicable~~ Lockbox Agreement and established pursuant to Section 2.02(e) of the Servicing Agreement.
“Lockbox Agreement” means a lockbox agreement by and among the ~~Borrowers~~Borrower (or the Company as its Servicer) and the Lockbox Bank, and any related deposit account control agreement among such parties and the Collateral Agent, each of which shall be in form and substance acceptable to the Collateral Agent and entered into pursuant to Section 2.02(e) of the Servicing Agreement.
“Lockbox Bank” means BMO Harris Bank N.A.
“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
“Material Adverse Effect” means, a material adverse effect on (a) the business, operations, assets, financial condition or liabilities of a Credit Party, (b) the ability of a Credit Party to fully and timely perform its respective obligations under the Credit Documents or the Bank Partner Program Agreements to which it is a party (including, without limitation, the Obligations of the ~~Borrowers~~Borrower), (c) the ability of the applicable Bank Partner Originator to fully and timely perform its obligations under the applicable Bank Partner Program Agreements relating to Receivables owned by ~~any~~ Borrower, (d) the legality, validity, binding effect, or enforceability against a Credit Party of any Credit Document or any Bank Partner Program Agreement to which it is a party or against a Bank Partner Originator of the applicable Bank Partner Program Agreements which has a material adverse effect on the Receivables, (e) the rights, remedies and benefits available to, or conferred upon, any Agent, any Lender or any Secured Party under any Credit Document or (f) the enforceability or collectability (other than with respect to the creditworthiness of the related Obligor) of the Receivables.
“Material Contract” means any contract or other arrangement to which a Credit Party is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.
“Material Modification” means any modification of a Contract that would (1) forgive any scheduled repayment or extend the term of the Contract, (2) reduce the APR or (3) reduce the UPB of the Receivable.

“Maximum Committed Amount” means, as of the ~~Sixth~~Eighth Amendment Effective Date, $~~45,000,000~~7,500,000; provided, that, the “Maximum Committed Amount” may be increased as set forth in Section 2.18.
“Monthly Servicing Report” means that Monthly Servicing Report in the form attached as Exhibit B to the Servicing Agreement or otherwise in a form acceptable to the Administrative Agent.
“Moody’s” means Moody’s Investor Services, Inc., and any successor thereto.
“Multiemployer Plan” means any Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.
“Net Eligible Receivables Balance” means, as of any date of determination an amount equal to (a) the aggregate Remaining Funded Amount of the applicable Eligible Receivables, minus (b) any applicable Excess Concentration Amounts as of such date of determination.
“Net Income” means, with reference to any period for any Person, the net income (or net loss) of such Person for such period computed on a consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or has merged into or consolidated with, such Person or another Subsidiary of such Person, (b) the net income (or net loss) of any Person (other than a Subsidiary) in which such Person or any of its Subsidiaries has an equity interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Subsidiaries during such period, and (c) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Credit Document) or requirement of law applicable to such Subsidiary.
“Net Insurance Proceeds” means an amount equal to: (a) any Cash payments or proceeds received by ~~any~~ Borrower, the Company or the Servicer in respect of any covered loss under any policy of insurance specified in Section 5.8, minus (b) any actual and reasonable costs incurred or to be incurred by ~~any~~ Borrower, the Company or the Servicer in connection with the adjustment or settlement of any claims of ~~any~~ Borrower, the Company or the Servicer in respect thereof.
“Net Liquidation Proceeds” means, all amounts received in connection with a Receivable after such Receivable was first identified as a Charged-Off Receivable, minus the reasonable expenses incurred by the Servicer in connection with the collection of such Receivable, including reasonable collection agency fees and the reasonable cost of legal counsel in connection with the enforcement of such Receivable; provided, however, that the “Net Liquation Proceeds” with respect to any Receivable shall not be less than zero.
“Net Principal Loan Receivables Balance” means, in respect of ~~any~~ Borrower as of any date of determination, the aggregate principal balance of all Eligible Receivables of such

Borrower as of such date net of any unearned interest, unearned fees, discounts, insurance commissions, upfront fees, fair market value premiums/writeup, and other similar adjustments.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-U.S. Lender” means a Lender that is not a U.S. Person.
“Note” means a promissory note substantially in the form of Exhibit B attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Obligations” means all obligations of every nature of the ~~Borrowers~~Borrower and the Guarantors from time to time owed to the Agents (including former Agents) or the Lenders or any of them, under any Credit Document, whether for principal, interest (including interest, fees, costs, and charges which, but for the filing of a petition in bankruptcy with respect to ~~any~~the Borrower or any Guarantor, would have accrued on any Obligation, whether or not a claim is allowed against ~~any~~the Borrower or any Guarantor for such interest, fees, costs, or charges in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.
“Obligor” means, with respect to each Receivable, the borrower under the related unsecured consumer installment loan or any other Person who owes or may be liable for payments under such Receivable.
~~“OF IV Borrower” is defined in the preamble hereto.~~
“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.
“OFAC SDN List” means the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC.
“Opportunity Financial Score” means the internal credit score assigned to an Obligor by the Originator in accordance with the Credit Policies.
“OppWin” means OppWin, LLC, a Delaware limited liability company.
“OppWin Sale Agreement” means the receivables purchase agreement, dated as of August 19, 2019, by and between OppWin, as seller, and ~~OF IV~~ Borrower, as purchaser, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and with the prior written consent of the Administrative Agent.
“OppWin ST” means OppWin SalaryTap, LLC, a Delaware limited liability company.
~~“OppWin ST Sale Agreement” means the receivables purchase agreement, dated as of the Sixth Amendment Effective Date, by and between OppWin ST, as seller, and STF Borrower, as~~

~~purchaser, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and with the prior written consent of the Administrative Agent.~~
“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, (d) with respect to any limited liability company, its certificate of formation, as amended, and its operating agreement, as amended, and (e) with respect to any statutory trust, its certificate of trust, as amended, and its trust agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
“Origination Date” means for each Receivable, the date on which funds were disbursed by or on behalf of the applicable Bank Partner Originator or the Originator, as applicable, to an Obligor.
“Origination Fee” means a prepaid finance charge that is either paid by the Obligor at the time of origination, withheld from the proceeds included in the UPB of a Receivable or paid by the Obligor over the term of the Receivable in accordance with the Contract.
“Originator” means Opportunity Financial, LLC, a Delaware limited liability company, in its capacity as Originator hereunder.
“Originator Percentage” means, with respect to (a) any Bank Partner Originated Receivable, a percentage equal to one minus the Bank Partner Retained Percentage applicable to such Receivable on the date the portion of the economic interest in the obligations of the related Obligor to make payments thereunder was acquired by a Bank Partner Subsidiary pursuant to the applicable Bank Partner Program Agreements, and (b) with respect to any other Receivable, 100%.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are

Other Connection Taxes imposed with respect to an assignment (other than an assignment requested by the ~~Borrowers~~Borrower in writing).
“Participant Register” as defined in Section 9.6(d).
“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Performance Guaranty” means that certain performance guaranty, dated as of August 19, 2019, by the Company in favor of the Administrative Agent for the benefit of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, pursuant to which the Company has agreed to guaranty certain obligations of OppWin under the OppWin ~~Sale Agreement, OppWin ST under the OppWin ST~~ Sale Agreement and any other Bank Partner Subsidiary under the applicable Bank Partner Sale Agreement.
“Permitted Expenses” means the reasonable and documented costs and expenses incurred by the Agents and the Lenders (and their respective agents or professional advisors) in connection with the preparation, administration, amendment and due diligence of this Agreement and the other Credit Documents and, which costs and expenses the ~~Borrowers~~Borrower shall reimburse to the Administrative Agent or shall pay or cause to be paid in accordance with the Credit Documents. “Permitted Expenses” shall include, without limitation, the expenses set forth in Sections 5.10 and 9.2 hereof.
“Permitted Full Recourse SPV Facility” means each financing facility of a Financing Subsidiary, that (a) has recourse to the Company, provided such recourse is not secured by a Lien on any assets of the Company or any other Guarantor, (b) which is provided by a bank or other financial institution, (c) at the time such financing facility for such Financing Subsidiary is established no Default or Event of Default exists or would arise after giving effect to the establishment of such facility, and (d) has an advance rate no greater than eighty-five percent (85%); provided, however, that any financing facility of a Financing Subsidiary that only has indemnity related recourse shall not qualify as a Permitted Full Recourse SPV Facility hereunder (regardless of whether such indemnity guaranty contains any full recourse triggers).
“Permitted Investments” means each of the following:
    (a)    Cash or Investments that were Cash Equivalents at the time made;
    (b)    (i) Investments in any Subsidiary that is a Guarantor and (ii) Investments in any Subsidiary that is not a Guarantor so long as no Default or Event of Default exists at the time of such Investment or would arise after giving effect thereto;
    (c)    Investments existing on the Fourth Amendment Effective Date;

    (d)    Investments received in lieu of Cash in connection with any disposition permitted hereunder;
    (e)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;
    (f)    Investments consisting of Indebtedness permitted under Section 6.1; Permitted Liens; mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or dispositions permitted by Section 6.4; and Affiliate transactions permitted by Section 6.7;
    (g)    Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;
    (h)    Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;
    (i)    (i) guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness and (ii) guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Company or any of its Subsidiaries, in each case, in the ordinary course of business;
    (j)    Investments under any hedge agreement;
    (k)    unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law; and
    (l)    Investments in connection with intercompany Cash management arrangements and related activities in the ordinary course of business.
“Permitted Liens” means:
    (a)    Liens arising in favor of the Collateral Agent under the Collateral Documents;
    (b)    Liens imposed by law for Taxes, fees, assessments or other governmental charges payable by ~~any~~ Borrower, any Credit Party or any Guarantor that are not yet due or are being contested in compliance with Section 5.3;

    (c)    Liens existing on the date hereof listed and identified on Schedule 4.12 attached hereto and made a part hereof;
    (d)    Liens securing purchase money Indebtedness or Capital Lease obligations; provided, that: (i) the Indebtedness or other obligation secured by any such Lien is permitted under Section 6.1, and (ii) any such Lien encumbers only the asset so purchased or leased and the proceeds thereof;
    (e)    Liens on the assets of any Credit Party or any Guarantor (other than equity interests in the ~~Borrowers~~Borrower and other Financing Subsidiaries) securing the Indebtedness under the Atalaya Subordinated Loan Agreement, provided such Liens are at all times subject to the Atalaya Subordination and Intercreditor Agreement;
    (f)    Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (b) through (e) above, provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase and, in the event the existing Liens are subordinated to the Liens held by the Collateral Agent, the Liens permitted under this clause (f) are subordinated to the Liens held by the Collateral Agent on terms that are not more favorable to the Person(s) providing such extension, renewal or refinancing pursuant to a written intercreditor agreement acceptable to the Collateral Agent;
    (g)    Any bankers’ Liens, rights of setoff and other similar Liens (including under Section 4-210 of the UCC) in one or more deposit accounts maintained by ~~any~~ Borrower or any other Credit Party or any Guarantor, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
    (h)    One or more judgment Liens imposed on the properties of any Credit Party (other than a Borrower) or Guarantor securing judgments and other proceedings not constituting an Event of Default;
    (i)    Liens on the assets acquired by a Financing Subsidiary in connection with a transaction permitted by Section 6.14(c), and any back-up security interest granted in such assets by any Credit Party or any Guarantor in connection with the sale, transfer or assignment thereof;
    (j)    Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen or other like Liens arising in the ordinary course of business and securing obligations that are not overdue more than sixty (60) days, or remain payable without penalty or that are being contested in good faith;

    (k)    Liens incurred or deposits or pledges made in the ordinary course of business in connection with worker’s compensation, unemployment insurance and other types of social security, or to secure the performance of bids, leases, customs, tenders, statutory obligations, surety and appeal bonds, payment and performance bonds, return-of-money bonds and other similar obligations (not incurred in connection with the borrowing of money or the obtaining of advances or credits to finance the purchase price of property);
    (l)    (i) easements, rights-of-way, restrictions, covenants, conditions and other liens incurred, licenses and sublicenses and other similar rights granted to others in the ordinary course of business and not, individually or in the aggregate, materially interfering with the ordinary conduct of the business of the applicable Person or (ii) title defects or irregularities with respect to real property which do not interfere with the ordinary conduct of business of any Credit Party or any Guarantor;
    (m)    non-exclusive license of intellectual property granted to third parties in the ordinary course of business
    (n)    Liens which are incidental to the conduct of the applicable Credit Party’s or Guarantor’s business or the ownership of its property and assets and which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially impair the ordinary conduct of the business of such Credit Party or Guarantor;
    (o)    Liens securing Indebtedness incurred to the extent used to finance insurance premiums to the extent permitted under Section 6.1;
    (p)    Liens arising from UCC financing statement filings regarding operating leases and consignments;
    (q)    any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or license permitted by the Credit Documents;
    (r)    Liens (including the right of set-off, revocation, refund or chargeback) in favor of a bank or other depository institution arising as a matter of law encumbering deposits and solely relating to the maintenance of any applicable bank or deposit account;
    (s)    Liens arising out of consignment, title retention, conditional sale or similar arrangements for the sale of goods entered into by any Credit Party or any Guarantor thereof in the ordinary course of business;
    (t)    Liens consisting of security deposits in connection with leases, subleases, sublicenses, use and occupancy agreements, utility services and similar transactions entered into by any Credit Party or any Guarantor in the ordinary course of business and not required as a result of any breach of any agreement or default in payment of any obligation;

    (u)    Liens on the assets acquired by a Financing Subsidiary in connection with a securitization securing Indebtedness of such Financing Subsidiary, and any back-up security interest granted in such assets by any Credit Party or any Guarantor in connection with the sale and securitization thereof; and
    (v)    Other Liens consented to in writing by the Administrative Agent.
“Permitted Refinancing” means any modification, refinancing, refunding, renewal or extension of any Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to any interest capitalized in connection with, any premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a weighted average life to maturity equal to or longer than the weighted average life to maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms that are not more favorable to the Persons providing such Indebtedness being modified, refinanced, refunded, renewed or extended pursuant to a written subordination agreement reasonably acceptable to the Administrative Agent, (d) at the time thereof, no Event of Default shall have occurred and be continuing and (e) such modification, refinancing, refunding, renewal or extension is incurred and guaranteed only by the Persons who are the obligors on the Indebtedness being modified, refinanced, refunded, renewed or extended
“Permitted Tax Distribution Amount” means, (A) as of any date of determination, distributions made by the Company to its equity holders in order to permit such equity holders to pay federal, state and local income Taxes on the Company’s taxable income due and owing for any Fiscal Year beginning with the Fiscal Year ended December 31, 2019, in an amount not to exceed [***]% of the cumulative taxable income of the Company beginning with the Fiscal Year ended December 31, 2019 through such date of determination; provided, that the Company has provided the Administrative Agent with a detailed calculation of its taxable income together with supporting documentation reasonably satisfactory to the Administrative Agent, and (B) distributions to the ~~Borrowers~~Borrower’s owner(s) to cover the U.S. federal, state and local Tax liabilities of such owner(s) for a taxable year attributable to the activities of the ~~Borrowers~~Borrower and its Subsidiaries (if any).
“Permitted Third Party Sale” has the meaning set forth in the definition of Change of Control.
“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, statutory trusts, series trusts, or other organizations, whether or not legal entities, and Governmental Authorities.
“Plan” shall mean an “employee benefit plan” as defined in Section 3(3) of ERISA that is covered by Title IV of ERISA.
“Principal Office” means, for the Administrative Agent, ~~115~~320 South ~~LaSalle~~Canal Street~~, 18W~~, Chicago, Illinois ~~60603~~60606 (or such other location in the United States of America as the Administrative Agent may from time to time designate in writing to the Borrower and the Lenders).
“Purchase Agreement ~~(OF IV Borrower)~~” means that certain receivables purchase agreement dated as of August 19, 2019, between the Company, as seller, and ~~OF IV~~ Borrower, as purchaser, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and with the prior written consent of the Administrative Agent.
~~“Purchase Agreement (STF Borrower)” means that certain receivables purchase agreement, dated as of the Sixth Amendment Effective Date, by and between SalaryTap, as seller, and STF Borrower, as purchaser, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and with the prior written consent of the Administrative Agent.~~
~~“Purchase Agreements” means, collectively, the Purchase Agreement (OF IV Borrower) and Purchase Agreement (STF Borrower).~~
“Qualifying Subordinated Debt” means (i) Subordinated Debt issued by the Company pursuant to the Atalaya Subordinated Loan Agreement that is at all times subject to the Atalaya Subordination and Intercreditor Agreement; and (ii) until the sooner of the Fourth Amendment Effective Date Refinancing and the date that is not more than fifteen (15) days following the Fourth Amendment Effective Date, unsecured Subordinated Debt (which shall include principal amount outstanding and any accrued noncurrent pay interest) of the Company and, in each case, has, as of any date the same is to be determined, a maturity date not less than six (6) months after, and no principal amortization occurring prior to, the Final Maturity Date.
“Receivable” means (a) with respect to a Contract originated by the Originator and subsequently sold to ~~a~~ Borrower pursuant to the terms of the ~~applicable~~ Purchase Agreement, 100% of the right to receive payments from the related Obligor under such Contract and title thereto, and (b) with respect to a Contract originated by a Bank Partner Originator, 100% of the right to receive the Originator Percentage of payments from the related Obligor under such Contract acquired by a Bank Partner Subsidiary pursuant to the applicable Bank Partner Program Agreements and, in turn, sold by such Bank Partner Subsidiary to ~~a~~ Borrower pursuant to the terms of the applicable Bank Partner Sale Agreement and, following such time title to the related loan is transferred in accordance with Section 5.17, title thereto.
“Receivable File” as defined in the Servicing Agreement.

“Receivable Repurchase Event” means (a) with respect to any Receivable, the failure of such Receivable to satisfy the ~~applicable~~ Eligibility Criteria as of the Credit Date on which such Receivable was first reflected in a Borrowing Base Certificate, or (b) any required repurchase of a Receivable pursuant to Section 3.2 of the ~~applicable~~ Purchase Agreement or the relevant Bank Partner Sale Agreement, as applicable.
“Receivable Repurchase Price” means, with respect to any Receivable and any date of determination, the Remaining Funded Amount of such Receivable, plus all accrued and unpaid interest on the Remaining Funded Amount of such Receivable at the applicable APR through the date on which such Receivable is repurchased.
“Recipient” means any Agent or Lender, as applicable.
“Register” as defined in Section 9.6(c).
“Regulatory Trigger Event” means (a) the commencement by any Governmental Authority of any formal inquiry or investigation (which for the avoidance of doubt excludes any routine inquiry or investigation), legal action or proceeding, against any Credit Party, any third party then engaged by the Servicer as a sub-servicer, the applicable Bank Partner Originator or the Originator, challenging such Person's authority to originate, hold, own, service, pledge or enforce any Receivable with respect to the residents of any jurisdiction, or otherwise alleging any noncompliance by any Credit Party, any third party then engaged by the Servicer as a sub-servicer, the applicable Bank Partner Originator or the Originator with such jurisdiction's applicable laws related to originating, holding, pledging, servicing or enforcing such Receivable or otherwise related to such Receivable, which inquiry, investigation, legal action or proceeding (i) is not released or terminated in a manner acceptable to the Administrative Agent in its sole discretion within [***] calendar days of the earlier of any Credit Party’s knowledge or receipt of written notice thereof and (ii) could reasonably be expected to have a Material Adverse Effect, as determined by the Administrative Agent in its sole discretion, or (b) the issuance or entering of any stay, order, judgment, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction, order or ruling against any Credit Party, any third party then engaged by the Servicer as a sub-servicer, the applicable Bank Partner Originator or the Originator related in any way to the originating, holding, pledging, servicing or enforcing of any Receivable or rendering ~~a~~the Purchase Agreement or a Bank Partner Sale Agreement unenforceable in such jurisdiction, the effect of which could reasonably be expected to have a Material Adverse Effect, as determined by the Administrative Agent in its sole discretion; provided, that, in each case, upon the favorable resolution of such inquiry, investigation, action or proceeding (whether by judgment, withdrawal of such action or proceeding or settlement of such action or proceeding), as determined by the Administrative Agent in its sole discretion and confirmed by written notice from the Administrative Agent, such Regulatory Trigger Event for such jurisdiction shall cease to exist immediately upon such determination by the Administrative Agent. It is understood and agreed that the jurisdiction of a Regulatory Trigger Event is the entire United States if the applicable Governmental Authority is a federal authority.

“Related Agreements” means, collectively, the Purchase ~~Agreements~~Agreement, the Bank Partner Sale Agreement(s), the Performance Guaranty, the Servicing Agreement and the Backup Servicing Agreement.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release Date” as defined in Section 3.3(a).
“Remaining Funded Amount” means, with respect to any Receivable and any date of determination, an amount equal to the product of (1) (a) the original UPB of such Receivable less all Origination Fees, closing fees, and any other amounts payable by the Obligor at origination minus (b) the product of (x) all principal payments made by the Obligor in respect of such Receivable as of such date of determination, and (y) (1) minus a fraction, the numerator of which is the aggregate amount of all Origination Fees, closing fees, and any other amounts payable by the Obligor at origination and the denominator of which is the original UPB of such Receivable at the time of origination and (2) the applicable Originator Percentage.
“Reporting Date” means the 15th and last day of each calendar month~~. Notwithstanding anything to the contrary contained herein, the first Reporting Date in respect of the STF Borrower and the Borrowing Base (STF Borrower) shall be February 15, 2022~~.
“Required Lenders” means, as of the date of determination thereof, Lenders whose outstanding Loans and unused Revolving Commitments constitute more than 66-2/3% of the sum of the total outstanding Loans and unused Revolving Commitments of the Lenders; provided that at any time there are less than three (3) Lenders under this Agreement, “Required Lenders” means all Lenders. To the extent provided in the last paragraph of Section 9.5(a), the outstanding Loans and unused Revolving Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Rescindable Amount” means, with respect to any payment that Administrative Agent makes to any Lender or other Secured Party as to which Administrative Agent determines (in its sole and absolute discretion) that any of the following applies: (1) ~~Borrowers have~~Borrower has not in fact made the corresponding payment to Administrative Agent; (2) Administrative Agent has made a payment in excess of the amount(s) received by it from ~~Borrowers~~Borrower either individually or in the aggregate (whether or not then owed); or (3) Administrative Agent has for any reason otherwise erroneously made such payment.
“Reserves” means reserves against ~~any~~the Borrowing Base, in such amounts and with respect to such matters that have had a material adverse effect on the business of a Borrower, the Company or the Collateral, as the Administrative Agent, acting in a commercially reasonable manner, shall view as necessary or appropriate from time to time in order to protect the interests of the Secured Parties under the Credit Documents.

“Revolving Commitment” means the commitment of the Lenders to make or otherwise fund any Loan during the Revolving Commitment Period. The amount of each Lender’s Revolving Commitment as of the ~~Sixth~~Eighth Amendment Effective Date is set forth on Appendix A or in the applicable Assignment Agreement, subject to any suspension, adjustment or reduction pursuant to the terms and conditions hereof.
“Revolving Commitment Period” means the period from the Closing Date to but excluding the Termination Date.
“S&P” means Standard & Poor’s Rating Services, Inc., a Standard & Poor’s Financial Services, LLC business, and any successor thereto.
“SalaryTap” means SalaryTap, LLC, a Delaware limited liability company.
“SalaryTap Entities” means, collectively, SalaryTap, STF Borrower and OppWin ST.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including the OFAC SDN List), the United States Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority, (b) any Person located, organized or resident in a Designated Jurisdiction or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) or (b) above.
“Sanctions” means all economic or financial sanctions, sectoral sanctions, secondary sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States government (including those administered by OFAC or the United States Department of State) or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority with jurisdiction over ~~any~~ Borrower or any Guarantor or any of its respective Subsidiaries or Affiliates.
“Scheduled Receivable Payment” means, for any Collection Period and for any Receivable, the amount indicated in the Contract relating to such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date, the Obligor’s obligation under such Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (a) the order of a court in a proceeding relating to Debtor Relief Laws as to which the Obligor is a debtor, (b) the application of the Servicemembers Civil Relief Act, or (c) modifications or extensions of the Receivable permitted by the Credit Documents, the Scheduled Receivable Payment with respect to such Collection Period shall refer to the Obligor’s payment obligation with respect to such Collection Period as so modified and such modification shall be reflected in the Loan Database pursuant to the terms of the Servicing Agreement.
“Scheduled Termination Date” means August 19, 2023.

“Secured Obligations” means the Obligations and Bank Product Obligations, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired (including interest, fees, costs, and charges which, but for the filing of a petition in bankruptcy with respect to ~~any~~ Borrower or any Guarantor, would have accrued on any Obligation, whether or not a claim is allowed against ~~any~~ Borrower or any Guarantor for such interest, fees, costs, or charges in the related bankruptcy proceeding).
“Secured Party” and “Secured Parties” shall have the same meaning herein as assigned thereto in the Security ~~Agreements~~Agreement.
“Securities” means any stock, shares, partnership interests, limited liability company interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Securities Act” means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.
“Security Agreement” ~~means the Security Agreement (OF IV Borrower) or the Security Agreement (STF Borrower), as the context may require; and “Security Agreements” means such agreements collectively.~~
~~“Security Agreement (OF IV Borrower)”~~ means the Security Agreement, dated as of August 19, 2019, between ~~OF IV Borrower and the Collateral Agent on behalf of the Secured Parties, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.~~
~~“Security Agreement (STF Borrower)” means the Security Agreement, dated as of the Sixth Amendment Effective Date, between STF~~ Borrower and the Collateral Agent on behalf of the Secured Parties, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Seller” means each of (a) the Company, in its capacity as seller under the Purchase Agreement ~~(OP IV Borrower), (b) SalaryTap, in its capacity as seller under the Purchase Agreement (STF Borrower)~~ and (~~c~~b) each Bank Partner Subsidiary, in its capacity as seller under the applicable Bank Partner Sale Agreement, as applicable.
“Servicer” means Opportunity Financial, LLC, a Delaware limited liability company, in its capacity as Servicer hereunder.
“Servicer Default” as defined in the Servicing Agreement.

“Servicing Agreement” means the Servicing Agreement, dated as of August 19, 2019, among the ~~Borrowers~~Borrower, the Servicer, the Administrative Agent and the Collateral Agent, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Servicing Fee” as defined in the Servicing Agreement.
“Servicing Policy” as defined in the Servicing Agreement.
“Settlement Date” means (a) the fifteenth (15th) calendar day following the end of each calendar month, or if such day is not a Business Day, the immediately following Business Day, beginning in the month of September, 2019, and (b) the Final Maturity Date.
“Similar Laws” as defined in Section 4.25.
“Sixth Amendment” means that certain Amendment No. 6 to Revolving Credit Agreement dated as of Sixth Amendment Effective Date, by and among the Credit Parties, the Lenders party thereto and the Administrative Agent.
“Sixth Amendment Closing Certificate” means a Sixth Amendment Closing Certificate of an Authorized Officer of each Credit Party substantially in the form of Exhibit J.
“Sixth Amendment Effective Date” has the meaning assigned thereto in the Sixth Amendment.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York) or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means a Loan bearing interest based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate.”
“Solvency Certificate” means a Solvency Certificate of an Authorized Officer of each Credit Party substantially in the form of Exhibit F.
“Solvent” means, with respect to any Person, that as of the date of determination, both (a)(i) the sum of such Person’s debt (including contingent liabilities) does not exceed the assets of such entity, at Fair Valuation, (ii) such Person’s capital is not unreasonably small in relation to its business, and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“SPAC Transaction” means the acquisition of the Company by FG New America Acquisition Corp. as contemplated by and in connection with the Business Combination Agreement.
“SPAC Warrant Liabilities” means any and all liabilities in respect of warrants issued by FG New America Acquisition Corp. prior to the closing of the SPAC Transaction.
“Specified Legal/Regulatory Change” means a legal or regulatory change, the effect of which is to materially and adversely impair the ability of any Credit Party or any Bank Partner Originator to originate, own, hold, pledge, service, collect or enforce the Receivables or similar receivables.
“Standard Securitization Undertakings” means, collectively, (a) customary arms-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price, repurchase receivables, or grant purchase price credits for the breach of representations or warranties (unrelated to the collectability of the assets sold or the creditworthiness of the associated account debtors), and (c) representations, warranties, covenants, pledges and indemnities (together with any related performance guarantees) of a type that are reasonably customary in a receivable securitization transaction or are consented to in writing by the Administrative Agent. For the avoidance of doubt, the granting and perfection of liens in any applicable servicing account and servicing agreement in connection with a financing facility of a Financing Subsidiary shall constitute a Standard Securitization Undertaking.
“STF Borrower” ~~is defined in the preamble hereto~~means SalaryTap Funding SPE, LLC, a Delaware limited liability company.
“Subordinated Debt” means Indebtedness which is subordinated in right of payment to the prior payment of the Secured Obligations pursuant to subordination provisions approved in writing by the Administrative Agent and is otherwise pursuant to documentation that is, which is in an amount that is, and which contains interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and other material terms that are in form and substance, in each case satisfactory to the Administrative Agent.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.
“Substitute Eligible Receivable” as defined in the ~~applicable~~ Purchase Agreement or the relevant Bank Partner Sale Agreement, as applicable.
“Successor Servicer” means the Backup Servicer or any other successor to the Servicer appointed pursuant to a Successor Servicing Agreement.
“Successor Servicing Agreement” means any successor servicing agreement entered into by ~~the Borrowers~~Borrower, the Administrative Agent, the Collateral Agent and the Successor Servicer named therein, in form and substance acceptable to the Administrative Agent.
“Suspension Period” means the period commencing with the Eighth Amendment Effective Date and ending on the Availability Reinstatement Date.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means the earlier to occur of (a) the Scheduled Termination Date, (b) the occurrence of a Tier 2 Collateral Performance Trigger, and (c) the occurrence and continuance of an Event of Default and the declaration of all outstanding Obligations to be due and payable pursuant to Section 7.1.
“Term SOFR” means, as of any day of determination, the Term SOFR Reference Rate for a one-month period on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day of determination, in each case as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for a one-month period has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day; provided, if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Third Amendment” means that certain Amendment No. 3 to Revolving Credit Agreement dated as of May 5, 2020, by and among the Credit Parties, the Lenders party thereto and the Administrative Agent.
“Third Amendment Effective Date” means the date upon which the Third Amendment becomes effective pursuant to its terms.
“Third Party Sale” as defined in the definition of Change of Control.
“Tier 1 Collateral Performance Trigger” means~~:~~
~~(a)    with respect to OF IV Borrower,~~ the Loan Receivable Quality Ratio ~~(OF IV Borrower)~~ is equal to or greater than 14.25~~% as of the last day of any calendar month, but the Tier 2 Collateral Performance Trigger has not occurred; and~~
~~(b)    with respect to STF Borrower, the Loan Receivable Quality Ratio (STF Borrower) is equal to or greater than 12.25~~% as of the last day of any calendar month, but the Tier 2 Collateral Performance Trigger has not occurred.
“Tier 2 Collateral Performance Trigger” means~~:~~
    ~~(a)    with respect to OF IV Borrower,~~ the Loan Receivable Quality Ratio ~~(OF IV Borrower)~~ is equal to or greater than 16.25~~% as of the last day of any calendar month; and~~
    ~~(b)    with respect to STF Borrower, the Loan Receivable Quality Ratio (STF Borrower) is equal to or greater than 14.25~~% as of the last day of any calendar month.
“TILA” means the federal Truth in Lending Act.
“Total Adjusted Debt (Company)” means, at any time the same is to be determined, (a) total liabilities of the Company, determined on a consolidated basis in accordance with GAAP, minus (b) the principal amount of, and any accrued noncurrent pay interest on, Qualifying Subordinated Debt, in each case, determined on a consolidated basis in accordance with GAAP, minus (c) the aggregate amount of the SBA PPP Loan then outstanding, minus (d) the aggregate amount of SPAC Warrant Liabilities then outstanding, minus (e) the aggregate amount of lease liabilities then outstanding, minus (f) the aggregate tax receivable agreement balance then outstanding.
“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undrawn Amount” means, on any date of determination during the Revolving Commitment Period, the difference between the Maximum Committed Amount and the outstanding principal amount of the Loans as of such date of determination.
“Unused Line of Credit Fee” is defined in the Fee Letter.
“UPB” means, with respect to any Receivable, the unpaid principal balance of such Receivable owed by the related Obligor (inclusive of the Bank Partner Retained Percentage with respect to such Receivable).
“U.S. Person” means any Person that is a “United States Person” as defined in section 7701(a)(30) of the Internal Revenue Code.
“U.S. Tax Compliance Certificate” as defined in Section 2.14(e).
“Verified Documents” as defined in the Backup Servicing Agreement.
“Verified Receivables Report” as defined in the Backup Servicing Agreement.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
    Section 1.2.    Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Company’s audited financial statements, except as otherwise specifically prescribed herein. Notwithstanding anything to the contrary contained herein or in the definition of “Capital Leases,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute capital leases in conformity with GAAP on the date hereof shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Credit Document shall be made or delivered, as applicable, in accordance therewith.
    Section 1.3.    Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context requires otherwise or otherwise specified in any applicable Credit Document, (a) reference to any Person includes that Person’s successors and assignees, (b) any definition of or reference to any Credit Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein or therein), and (c) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time. All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided.
    Section 1.4.    Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the ~~Borrowers~~Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Benchmark or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the ~~Borrowers~~Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 2.    Loans
    Section 2.1.    Loans.
    (a)    Revolving Loans. (i) During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender agrees from time to time to make loans to ~~the Borrowers~~Borrower (each a “Loan” and collectively, the “Loans”) in an aggregate amount up to but not exceeding its Revolving Commitment.
    (ii)    During the Revolving Commitment Period, the remaining Revolving Commitment of the Lenders hereunder on any date shall be equal to ~~(x) to the extent a Loan is requested by~~

~~OF IV Borrower,~~ the Commitment Availability ~~(OF IV Borrower) and (y) to the extent a Loan is requested by STF Borrower, the Commitment Availability (STF Borrower)~~.
    (iii)    The Revolving Commitment shall expire on the Termination Date and no new Loans shall be funded after such date.
    (iv)    Subject to Section 2.1(b) and satisfaction of the conditions set forth in Section 3.2, amounts borrowed pursuant to this Section 2.1(a) may be repaid and re-borrowed during the Revolving Commitment Period.
    (b)    Borrowing Mechanics for Loans. (i) Loans made on any Credit Date shall be in a minimum amount of $100,000.
    (ii)    Whenever ~~a~~ Borrower desires that the Lenders make Loans to ~~such~~ Borrower, ~~such~~ Borrower shall deliver to the Administrative Agent a fully executed Funding Notice together with the ~~applicable~~ Borrowing Base Certificate no later than 11:00 a.m. (Chicago, Illinois time) on the proposed Credit Date. Each such Funding Notice shall be delivered reflecting sufficient Commitment Availability for the requested Loans.
    (iii)    The Lenders shall, upon satisfaction of the conditions precedent specified herein, make the amount of the Loans requested available to ~~the applicable~~ Borrower not later than 4:00 p.m. (Chicago, Illinois time) on the proposed Credit Date by wire transfer of same day funds in Dollars, to such account as may be designated in writing to the Administrative Agent by ~~the applicable~~ Borrower (herein, the “Designated Disbursement Account”).
    (iv)    Unless otherwise permitted by the Administrative Agent in its sole and absolute discretion, (x) no more than three (3) Loans shall be made per calendar week and (y) in no event will the ~~Borrowers~~Borrower engage in Borrowing Base Actions on more than three (3) Business Days per calendar week.
    (v)    Notwithstanding the Lenders’ Revolving Commitments as of the Eighth Amendment Effective Date, the Borrower agrees it shall not request any Loans during the Suspension Period.
    Section 2.2.    Use of Proceeds. The proceeds of the Loans shall be applied by ~~the applicable~~ Borrower to finance the acquisition of Receivables from the applicable Seller pursuant to the ~~applicable~~ Purchase Agreement or the relevant Bank Partner Sale Agreement, as applicable, and to pay reasonable ongoing transaction expenses of such Borrower, as approved by the Administrative Agent in its sole discretion. No portion of the proceeds of any Credit Extension shall be used in any manner that causes such Credit Extension or the application of such proceeds to violate Regulation T or Regulation U of the Board of Governors of the Federal Reserve System, Regulation B, Regulation X or Regulation Z of the Consumer Financial Protection Bureau or any other regulation thereof or to violate the Exchange Act. No Borrower will request any Loan, and no Borrower shall use, and shall ensure that its Affiliates and its (or their) respective directors, officers, employees and agents shall not use, the proceeds of any Loan, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund, finance or facilitate any activities, business or transaction of or with any Sanctioned Person or in any Designated Jurisdiction, or (iii) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.
    Section 2.3.    Evidence of Indebtedness.(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the ~~Borrowers~~Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
    (b)    The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the ~~Borrowers~~Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the ~~Borrowers~~Borrower and each Lender’s share thereof.
    (c)    The entries in the accounts maintained pursuant to subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the ~~Borrowers~~Borrower to repay the Obligations in accordance with their terms.
    (d)    Any Lender may request that its Loans be evidenced by a Note. In such event, the ~~Borrowers~~Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the amount of such Lender’s Revolving Commitment. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 9.6) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 9.6, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.
    Section 2.4.    Interest on Loans. (a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) at the Adjusted Term SOFR plus the Applicable Margin. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the ~~Borrowers~~Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
    (b)    Interest payable pursuant to Section 2.4(a) shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the related Credit Date applicable to such Loan shall be included, and the date of payment of such Loan shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Loan.
    (c)    Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on (i) each Settlement Date, (ii) with respect to any prepayment, in whole or in part, of such Loan, the date of such prepayment in an amount equal to the interest accrued and unpaid on the amount so prepaid to the date of prepayment, and (iii) at maturity.
    Section 2.5.    Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable Debtor Relief Laws) payable in accordance with the provisions of Section 2.10 at a rate that is 2.0% per annum in excess of the Interest Rate (the “Default Funding Rate”) otherwise payable hereunder with respect to the Loans until no Event of Default is then continuing. Payment or acceptance of the increased rates of interest provided for in this Section 2.5 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or the Lenders.
    Section 2.6.    Commitment Terminations. The ~~Borrowers~~Borrower shall have the right at any time and from time to time, upon five (5) Business Days’ prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Revolving Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $~~5,000,000~~1,000,000, and (ii) allocated ratably among the Lenders in proportion to their respective pro rata shares of the Revolving Commitments, provided that (a) the Revolving Commitments may not be reduced below $~~12,500,000~~5,000,000 unless terminated in whole and (b) the Revolving Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Loans then outstanding. Any termination of the Revolving Commitments in whole pursuant to this Section shall be accompanied by the Early Termination Fee (if any) then due. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Commitments.
    Section 2.7.    Voluntary Prepayments. The ~~Borrowers~~Borrower may prepay the Loans in whole or in part upon prior written notice delivered by the ~~Borrowers~~Borrower to the Administrative Agent no later than 2:00 p.m. (Chicago, Illinois time) on the date of prepayment (or, in any case, such shorter period of time then agreed to by the Administrative Agent), such prepayment to be made by the payment of the principal amount to be prepaid and, if required by the Administrative Agent, accrued interest thereon to the date fixed for prepayment.
    Section 2.8.    Receivable Repurchase Events. (a) Upon the occurrence of a Receivable Repurchase Event following the Termination Date, with respect to any Receivable, the applicable Seller shall (x) repurchase each affected Receivable pursuant to the terms of the ~~applicable~~ Purchase Agreement or the relevant Bank Partner Sale Agreement, as applicable, at a price equal to the Receivable Repurchase Price and (y) deposit the Receivable Repurchase Price for each affected Receivable directly into the ~~applicable~~ Collection Account upon repurchase thereof. All amounts deposited into ~~a~~the Collection Account pursuant to this Section 2.8(a) shall be applied as Collections on the related Settlement Date pursuant to Section 2.10.
    (b)    Upon the occurrence of a Receivable Repurchase Event during the Revolving Commitment Period, the applicable Seller shall substitute each affected Receivable with a Substitute Eligible Receivable pursuant to the terms of the ~~applicable~~ Purchase Agreement or the relevant Bank Partner Sale Agreement, as applicable. In the event the applicable Seller is unable to originate (or, in the case of a Bank Partner Subsidiary, acquire pursuant to the applicable Bank Partner Program Agreements) sufficient Receivables to effect such substitution of affected Receivables, such Seller may, with the prior written consent of the Administrative Agent (x) repurchase each affected Receivable pursuant to the terms of the ~~applicable~~ Purchase Agreement or the relevant Bank Partner Sale Agreement, as applicable, at a price equal to the Receivable Repurchase Price and (y) deposit the Receivable Repurchase Price for each affected Receivable directly into the applicable Collection Account to be applied as Collections on the related Settlement Date pursuant to Section 2.10 or released to the applicable Borrower pursuant to Section 5.13 in order to purchase Eligible Receivables at a later date.
    (c)    In connection with a Receivables Repurchase Event arising under or in connection with a Bank Partner Sale Agreement, in the event that the applicable Bank Partner Subsidiary is unable, or otherwise fails, to repurchase or substitute a Substitute Eligible Receivable for an affected Receivable as required pursuant to clauses (a) or (b) above, the Company shall repurchase, or substitute a Substitute Eligible Receivable for, such affected Receivable in accordance with the terms of the Performance Guaranty.
    Section 2.9.    Controlled Accounts. (a) On or prior to the ~~Sixth~~Eighth Amendment Effective Date, ~~each~~ Borrower ~~shall cause~~has caused to be established and maintained, a deposit account at the ~~applicable~~ Collection Account Bank, in the name of ~~such~~ Borrower, designated as the Collection Account ~~for such Borrower~~, as to which the Collateral Agent has control for the benefit of the Secured Parties within the meaning of Section 9-104(a)(2) of the UCC pursuant to the ~~applicable~~ Collection Account Control Agreement. ~~Each~~The Collection Account Control Agreement shall provide that all available funds on deposit in the ~~applicable~~ Collection Account will be remitted to the ~~applicable~~ Disbursement Account on each Business Day.
    (b)    On or prior to the ~~Sixth~~Eighth Amendment Effective Date, ~~each~~ Borrower ~~shall cause~~has caused to be established and maintained, a deposit account at the ~~applicable~~ Disbursement Account Bank, in the name of ~~such~~ Borrower, designated as the Disbursement Account for ~~such~~ Borrower, as to which the Collateral Agent has control for the benefit of the Secured Parties within the meaning of Section 9-104(a)(2) of the UCC pursuant to the ~~applicable~~ Disbursement Account Control Agreement.
    (c)    All income from amounts on deposit in ~~each~~the Collection Account shall be retained in ~~such~~the Collection Account, until the date on which the funds in ~~such~~the Collection Account are swept to the ~~applicable~~ Disbursement Account in accordance with the ~~applicable~~ Collection Account Control Agreement. All income from amounts on deposit in ~~each~~the Disbursement Account shall be retained in ~~such~~the Disbursement Account, until the next Settlement Date, at which time such income shall be applied, at the direction of the Collateral Agent in accordance with Section 2.10. ~~Each~~ Borrower shall treat all income from amounts on deposit in ~~its~~the Disbursement Account as its income for federal, state and local income tax purposes.
    (d)    Notwithstanding anything to the foregoing, subject to the Facility Availability and to the conditions set forth in Section 2.10(c) and Section 3.3, ~~each~~ Borrower, in accordance with Section 5.13, may use amounts on deposit in ~~such Borrower’s~~the Disbursement Account to purchase additional Receivables.
    Section 2.10.    Application of Collections. (a) Prior to each Settlement Date, the Administrative Agent shall confirm the accuracy of the Monthly Servicing Report and, during the Revolving Commitment Period, so long as no Event of Default is continuing and no Tier 2 Collateral Performance Trigger has occurred, the Collateral Agent shall instruct the ~~applicable~~ Disbursement Account Bank, based on the Monthly Servicing Report as confirmed by the Administrative Agent, in writing, by 1:00 p.m. (Chicago, Illinois time) on each Settlement Date to apply all Collections in the ~~applicable~~ Disbursement Account with respect to the related Collection Period on each Settlement Date (after giving effect to any withdrawals in accordance with Section 2.10(c)) as follows:
    (i)    First, to the Servicer, any accrued and unpaid Servicing Fees or reimbursable expenses due under the Servicing Agreement;
    (ii)    Second, on a pari passu basis, (A) to the Collection Account Bank, the Collection Account Bank Fees, reimbursable expenses and indemnification amounts of the ~~applicable~~ Collection Account Bank accrued and unpaid as of the last day of the related Collection Period, (B) to the ~~applicable~~ Disbursement Account Bank, the Disbursement Account Bank Fees, reimbursable expenses and indemnification amounts of the ~~applicable~~ Disbursement Account Bank accrued and unpaid as of the last day of the related Collection Period, (C) to the Backup Servicer, the Backup Servicing Fees, reimbursable expenses (including, without limitation, any transition costs) and indemnification amounts of the Backup Servicer accrued and unpaid as of the last day of the related Collection Period and (D) to the Administrative Agent, to pay any other accrued but unpaid fees and expenses and indemnification amounts of the Administrative Agent and the Collateral Agent in connection with this Agreement and any other Credit Document (including without limitation any Administrative Agent Fees);
    (iii)    Third, to each Lender, to pay any accrued but unpaid interest, fees and expenses of such Lender in connection with this Agreement and any other Credit Document (including without limitation any Unused Line of Credit Fees);
    (iv)    Fourth, to the Lenders, pro rata, any amounts necessary to reduce the Borrowing Base Deficiency, if any, to zero; and
    (v)    Fifth, to ~~the applicable~~ Borrower, for its own account, any remaining amount.

    (b)    Prior to each Settlement Date, the Administrative Agent shall confirm the accuracy of the Monthly Servicing Report and, on each Settlement Date during the Amortization Period or during the continuance of an Event of Default or after the occurrence of the Tier 2 Collateral Performance Trigger, the Collateral Agent shall instruct the ~~applicable~~ Disbursement Account Bank, based on the Monthly Servicing Report as confirmed by the Administrative Agent, in writing, by 1:00 p.m. (Chicago, Illinois time) on each Settlement Date to apply all Collections in the ~~applicable~~ Disbursement Account with respect to the related Collection Period on each Settlement Date as follows:
    (i)    First, to the Servicer, any accrued and unpaid Servicing Fees or reimbursable expenses due under the Servicing Agreement;
    (ii)    Second, on a pari passu basis, (A) to the ~~applicable~~ Collection Account Bank, the Collection Account Bank Fees, reimbursable expenses and indemnification amounts of the ~~applicable~~ Collection Account Bank accrued and unpaid as of the last day of the related Collection Period, (B) to the ~~applicable~~ Disbursement Account Bank, the Disbursement Account Bank Fees, reimbursable expenses and indemnification amounts of the ~~applicable~~ Disbursement Account Bank accrued and unpaid as of the last day of the related Collection Period, (C) to the Backup Servicer, the Backup Servicing Fees, reimbursable expenses (including, without limitation, any transition costs) and indemnification amounts of the Backup Servicer accrued and unpaid as of the last day of the related Collection Period and (D) to the Administrative Agent, to pay any other accrued but unpaid fees and expenses and indemnification amounts of the Administrative Agent and the Collateral Agent in connection with this Agreement and any other Credit Document (including without limitation any Administrative Agent Fees);
    (iii)    Third, to each Lender, to pay any accrued but unpaid interest, fees and expenses of such Lender in connection with this Agreement and any other Credit Document (including without limitation any Unused Line of Credit Fees);
    (iv)    Fourth, to the Lenders, pro rata, any amounts necessary to reduce the Borrowing Base Deficiency, if any, to zero;
    (v)    Fifth, to the Lenders, pro rata, all remaining amounts until the outstanding principal amount of the Loans and Obligations has been reduced to zero; and
    (vi)    Sixth, to ~~the applicable~~ Borrower, for its own account, any remaining amount.
    (c)    In addition, during the Revolving Commitment Period, so long as (x) the Facility Availability is greater than zero and (y) no Default or Event of Default has occurred and is continuing and no Tier 2 Collateral Performance Trigger has occurred, the Collateral Agent may, at any time, instruct the applicable Disbursement Account Bank to release available funds to the applicable Borrower in an amount up to the Facility Availability to be used by such Borrower to purchase additional Eligible Receivables in accordance with Section 5.13 and subject to the conditions set forth in Section 3.3.

    (d)    Not more frequently than once per week, the Collateral Agent shall direct the applicable Disbursement Account Bank to release from the applicable Disbursement Account any amounts owed to a Bank Partner Originator in respect of any Bank Partner Retained Percentages, if the Servicer has delivered to the Collateral Agent a certificate setting forth the calculation of such amounts owed to such Bank Partner Originator in form and substance reasonably satisfactory to the Collateral Agent, which certificate shall include reasonable detail regarding the calculation of the amounts owed to the Bank Partner Originator, including the applicable Bank Partner Retained Percentage, and designate a date for the payment of such reimbursement, which date shall not be earlier than two (2) Business Days following delivery of such certificate. Each of the Administrative Agent, the Collateral Agent and the Lenders shall not enforce any security interest in or Lien on, and acknowledge the applicable Bank Partner Originator’s interest in, the portion of funds then on deposit in the applicable Disbursement Account or Collection Account that are identified as payments made with respect to Receivables originated by a Bank Partner Originator that are payable to such Bank Partner Originator in respect of its Bank Partner Retained Percentage thereof.
    (e)    The Collateral Agent shall have no liability for any delay by ~~any~~the Disbursement Account Bank in transferring funds as directed by the Collateral Agent in accordance with this Section 2.10.
    Section 2.11.    General Provisions Regarding Payments. All payments by the ~~Borrowers~~Borrower of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to the account of the Administrative Agent, the Collateral Agent or a Lender, as applicable, not later than 3:00 p.m. (Chicago, Illinois time) on the date due via wire transfer of immediately available funds to the account designated by each Agent or each Lender, as applicable, in writing to the ~~applicable~~ Disbursement Account Bank. Funds received by the Administrative Agent, the Collateral Agent or a Lender after that time on such due date shall be deemed to have been paid by the ~~Borrowers~~Borrower on the next Business Day (except to the extent such delay in payment results solely from the ~~applicable~~ Disbursement Account Bank’s failure to distribute funds on deposit in the ~~applicable~~ Disbursement Account and available for distribution as of 3:00 p.m. on such Business Day in accordance with Section 2.10).
    (a)    All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.
    (b)    All payments of principal shall be applied to the Loans pro rata in reduction of the outstanding principal amount thereof.
    (c)    Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

    (d)    ~~Each~~ Borrower hereby authorizes the Administrative Agent to charge such Borrower’s accounts with the Administrative Agent or any of the Administrative Agent’s Affiliates in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).
    (e)    The Administrative Agent shall give prompt telephonic notice to the ~~Borrowers~~Borrower and the Lenders (confirmed in writing) if any payment is not made in conformity with this Section 2.11. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Interest Rate or the Default Funding Rate, as applicable, from the date such amount was due and payable until the date such amount is paid in full.
    Section 2.12.    Effect of Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document:
    (a)    Benchmark Replacement. If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
    (b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
    (c)    Notice; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the ~~Borrowers~~Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the ~~Borrowers~~Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12.
    (d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administration of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Accrual Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Accrual Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
    (e)    Benchmark Unavailability Period. Upon the ~~Borrowers~~Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the ~~Borrowers~~Borrower may revoke any pending request for a SOFR Borrowing and any Loans then outstanding or thereafter requested shall be deemed to bear interest at the greater of the Base Rate as from time to time in effect and the Floor. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
    Section 2.13.    Increased Costs; Capital Adequacy.
    (a)    Compensation For Increased Costs. Subject to the provisions of Section 2.14 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall have reasonably determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Indemnified Tax, Excluded Tax or Other Tax) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder, (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements set forth in the definition of Term SOFR), or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining the Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the ~~Borrowers~~Borrower shall pay to such Lender within ten (10) Business Days of receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided that the ~~Borrowers~~Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the ~~Borrowers~~Borrower of the change in law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. Such Lender shall deliver to the ~~Borrowers~~Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.13(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.
    (b)    Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy or liquidity requirements, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or

Revolving Commitments or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within ten (10) Business Days after receipt by the ~~Borrowers~~Borrower from such Lender of the statement referred to in the next sentence, the ~~Borrowers~~Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction; provided that the ~~Borrowers~~Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the ~~Borrowers~~Borrower of the change in law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. Such Lender shall deliver to the ~~Borrowers~~Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.13(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.
    Section 2.14.    Taxes; Withholding; Payments Free of Taxes.
    (a)    Payments Without Deduction or Withholding. Any and all payments by or on account of any obligation of a Credit Party under any Credit Document shall be made free and clear of and without deduction or withholding for any Taxes; provided that if any applicable law requires the deduction or withholding of any Tax from any such payment, then such Credit Party shall make such deduction or withholding and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after making all such deductions (including such deductions applicable to additional sums payable under this Section 2.14) the Administrative Agent or a Lender receives an amount equal to the sum it would have received had no such deductions been made.
    (b)    Payment of Other Taxes. Each applicable Credit Party shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes of such Credit Party.
    (c)    Indemnification. Each Credit Party shall indemnify the Administrative Agent and any Lender pursuant to this Section 2.14 within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) payable or paid by the Administrative Agent or such Lender and any reasonable expenses arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability delivered to the ~~Borrowers~~Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

    (d)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.14, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
    (e)    Status of Lenders. (i) If a Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document, such Lender shall deliver to the ~~Borrowers~~Borrower and the Administrative Agent, at the time or times reasonably requested by the ~~Borrowers~~Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the ~~Borrowers~~Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, a Lender, if requested by the ~~Borrowers~~Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the ~~Borrowers~~Borrower or the Administrative Agent as will enable the ~~Borrowers~~Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.14(e)(ii)(A), 2.14(e)(ii)(B)(I) through (V) and 2.14(e)(ii)(C) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
    (ii)    Without limiting the generality of the foregoing,
    (A)    any Lender that is a U.S. Person shall deliver to the ~~Borrowers~~Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the ~~Borrowers~~Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is not subject to U.S. federal backup withholding tax; and
    (B)    any Non-U.S. Lender shall deliver to the ~~Borrowers~~Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and, to the extent it is legally entitled to do so, from time to time thereafter upon the request of the ~~Borrowers~~Borrower or the Administrative Agent), whichever of the following is applicable:
    (I)    in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
    (II)    executed originals of IRS Form W-8ECI;
    (III)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that (A) such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the ~~Borrowers~~Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code and (B) the interest payments in question are not effectively connected with a U.S. trade or business conducted by such Non-U.S. Lender (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E;
    (IV)    to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate on behalf of each such beneficial owner;
    (V)    executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; and
    (VI)    to the extent legally entitled to do so, executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the ~~Borrowers~~Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
    (C)    If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the ~~Borrowers~~Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the ~~Borrowers~~Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the ~~Borrowers~~Borrower or the Administrative Agent as may be necessary for the

~~Borrowers~~Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the ~~Borrowers~~Borrower and the Administrative Agent in writing of its legal inability to do so.
    (f)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.14(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.14(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.14(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
    (g)    Survival. Each party’s obligations under this Section 2.14 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the Facility and the repayment, satisfaction or discharge of all obligations under any Credit Document.
    Section 2.15.    Obligation to Mitigate. (a) Each Lender agrees that, as promptly as practicable after an officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would entitle such Lender to receive payments under Sections 2.13 or 2.14, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use commercially reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions through a Lender Affiliate, or (b) take such other measures as such Lender may, in its sole discretion, deem appropriate if, as a result thereof, the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Sections 2.13 or 2.14 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of its Revolving Commitments or Loans through such Lender Affiliate, or in accordance with such other measures, as the case may be, would not otherwise adversely affect its Revolving Commitments or Loans or the interests of the ~~Borrowers~~Borrower or such Lender; provided, such Lender will not be obligated to utilize a Lender Affiliate, pursuant to this Section 2.15 unless the ~~Borrowers~~Borrower agree to pay all reasonable, documented, out-of-pocket incremental expenses incurred by such Lender as a result of utilizing such Lender Affiliate as described above. A certificate as to the amount of any such expenses payable by the ~~Borrowers~~Borrower pursuant to this Section 2.15 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the ~~Borrowers~~Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error.
    (b)    If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the ~~Borrowers~~Borrower or with respect to which the ~~Borrowers~~Borrower have paid additional amounts pursuant to Section 2.14, it shall pay to the ~~Borrowers~~Borrower an amount equal to such refund, as determined by the Administrative Agent or such Lender in its sole discretion exercised in good faith (but only to the extent of indemnity payments made, or additional amounts paid, by the ~~Borrowers~~Borrower under Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the ~~Borrowers~~Borrower, upon the request of the Administrative Agent or a Lender, agree to repay the amount paid over to the ~~Borrowers~~Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or each Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the ~~Borrowers~~Borrower or any other Person.
    Section 2.16.    Determination of Borrowing Base. ~~Each~~The Borrowing Base, at any time of determination, shall be determined by reference to the most recent ~~applicable~~ Borrowing Base Certificate and Monthly Servicing Report delivered to the Administrative Agent.
    Section 2.17.    Cure of Borrowing Base Deficiency. With respect to any Borrowing Base Deficiency resulting solely from a reduction of the applicable Advance Rate, the applicable Borrower shall, within thirty (30) days of the date on which such Advance Rate was reduced, pledge additional Eligible Receivables to the Collateral Agent and/or prepay the Loans in an aggregate amount up to the amount necessary to cure such Borrowing Base Deficiency. With respect to any Borrowing Base Deficiency not resulting solely from a reduction of the applicable Advance Rate, the applicable Borrower shall, within two (2) Business Days, pledge additional Eligible Receivables to the Collateral Agent and/or prepay the Loans in an aggregate amount up to the amount necessary to cure such Borrowing Base Deficiency. In connection with any prepayment of the Loans made in order to cure a Borrowing Base Deficiency, the Company may make a corresponding capital contribution to the applicable Borrower by depositing an amount equal to such Borrowing Base Deficiency into such Borrower’s Disbursement Account (or, if then required by the Collateral Agent, to such Borrower’s Collection Account) for distribution in accordance with Section 2.10 hereof.
    Section 2.18.    Increases. The ~~Borrowers~~Borrower may, on any Business Day after the Availability Reinstatement Date that is not less than ninety (90) days ~~or more~~ prior to the Termination Date, with the written consent of the Administrative Agent, increase the aggregate amount of the Revolving Commitments by delivering an Increase Request substantially in the form attached hereto as Exhibit H (or in such other form acceptable to the Administrative Agent) to the Administrative Agent at least five (5) Business Days prior to the desired effective date of such increase (the “Revolver Increase”) identifying an additional Lender (or additional Revolving Commitment for an existing Lender) and the amount of its Revolving Commitment (or additional amount of its Revolving Commitment); provided, however, that:
    (a)    the aggregate amount of all such Revolver Increases shall not exceed $~~30,000,000~~20,000,000 and any such Revolver Increase shall be in an amount not less than $5,000,000 (or such lesser amount then agreed to by the Administrative Agent);
    (b)    no Default or Event of Default shall have occurred and be continuing at the time of the request or the effective date of the Revolver Increase; and
    (c)    each of the representations and warranties set forth in Section 4 and in the other Credit Documents shall be and remain true and correct in all material respects on the effective date of such Revolver Increase (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date.
The effective date of the Revolver Increase shall be agreed upon by the ~~Borrowers~~Borrower and the Administrative Agent. Upon the effectiveness thereof, Appendix A shall be deemed amended to reflect the Revolver Increase and the new Lender (or, if applicable, existing Lender) shall advance Loans in an amount sufficient such that after giving effect to its Loans each Lender shall have outstanding its pro rata share of all Loans outstanding under the Revolving Commitments. It shall be a condition to such effectiveness that the ~~Borrowers~~Borrower shall not have terminated any portion of the Revolving Commitments pursuant to Section 2.6. The ~~Borrowers~~Borrower agree to pay the expenses of the Administrative Agent (including reasonable attorneys’ fees) relating to any Revolver Increase. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Revolving Commitment and no Lender’s Revolving Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Revolving Commitment. For the avoidance of doubt, no consent of any Lenders (other than the Lenders which agree to participate in the Revolver Increase and the Administrative Agent) shall be required in connection with a Revolver Increase in accordance with this Section.

    Section 2.19.    Defaulting Lenders.
    (a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
    (i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.
    (ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.10 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.4 hereto shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the ~~Borrowers~~Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the ~~Borrowers~~Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the ~~Borrowers~~Borrower as a result of any judgment of a court of competent jurisdiction obtained by the ~~Borrowers~~Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their percentages of the Revolving Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section ~~2.18~~2.19(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
    (iii)    Certain Fees. No Defaulting Lender shall be entitled to receive any unused line of credit fee for any period during which that Lender is a Defaulting Lender

(and the ~~Borrowers~~Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
    (b)    Defaulting Lender Cure. If the ~~Borrowers~~Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their respective percentages of the Revolving Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the ~~Borrowers~~Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 3.    Conditions Precedent
    Section 3.1.    Closing Date. The obligation of the Lenders to make the initial Loans hereunder is subject to the satisfaction, or waiver in accordance with Section 9.5, of the following conditions on or before the Closing Date:
    (a)    Credit Documents. The Administrative Agent shall have received copies of each Credit Document originally executed and delivered by each applicable Credit Party, the Backup Servicer, the Disbursement Account Bank and the Collection Account Bank, as applicable.
    (b)    Organizational Documents; Incumbency. The Administrative Agent shall have received copies of (i) each Organizational Document executed and delivered by each Credit Party, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, (ii) signature and incumbency certificates of the officers of each Credit Party, (iii) resolutions of the board of directors, board of managers, managing member or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, as applicable, or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary or its director of operations as being in full force and effect without modification or amendment, (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date, and (v) such other security agreements, insurance certificates and endorsements, financing statements, opinions of counsel, documents and instruments as the Administrative Agent may reasonably request, each in form and substance reasonably satisfactory to the Administrative Agent.

    (c)    Due Organization and Good Standing. Each Credit Party shall be duly organized and in good standing in the jurisdiction of its organization and qualified to do business in any other jurisdiction where it conducts its business other than in jurisdictions where the failure to be so qualified has not had, and could not be reasonably expected to have, a Material Adverse Effect.
    (d)    Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents to which it is a party and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened (in writing) by any Governmental Authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.
    (e)    Collateral. In order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid, perfected first priority Lien in the Collateral, the Collateral Agent shall have received:
    (i)    evidence satisfactory to the Administrative Agent of the compliance by the Credit Parties with their obligations under the Collateral Documents and the Related Agreements (including, without limitation, their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit accounts as provided therein);
    (ii)    the results of a recent search of all effective UCC financing statements (or equivalent filings) made with respect to any personal property of the Borrower in Delaware and the Company in Delaware and OppWin in Delaware, together with copies of all such filings disclosed by such search, which shall be provided by the Credit Parties;
    (iii)    UCC termination statements (or similar documents) duly approved by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such searches with respect to the Collateral (other than any UCC financing statement filed in connection with the transactions contemplated under the Credit Documents);
    (iv)    evidence that each of the Borrower and the Company shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by the Collateral Agent or the Administrative Agent; and
    (v)    evidence that any Indebtedness (other than the Obligations) secured by the Collateral has been paid in full.
    (f)    A written subordination agreement from TCS Global Holdings LP as the holder of Qualifying Subordinated Debt outstanding on the Closing Date, and acknowledged and agreed to by the Company, which shall be in form and substance acceptable to the Administrative Agent.
    (g)    Each Credit Party shall have delivered to the Administrative Agent an originally executed Closing Date Certificate and, to the extent not otherwise included therein, each Lender shall have received (i) audited financial statements (including an income statement, a balance sheet, and a cash flow statement) of the Company for the periods ended December 31, 2017, and December 31, 2018, and unaudited monthly financial statements (including an income statement, a balance sheet, and a cash flow statement) and loan receivable contract quality report of the Company for the months ended January 31, 2019, through and including April 30, 2019, 2-year projected financial statements prepared on a monthly basis for such period (including an income statement and balance sheet for each such month together with monthly originations, collections and charge offs for such period), each in form and substance reasonably acceptable to the Administrative Agent and certified to by an Authorized Officer of the Company; (ii) a Borrowing Base Certificate prepared by the Borrower and certified to by an Authorized Officer of the Borrower evidencing Commitment Availability of at least the amount required by Section 5.11(b)(iii) as of the Closing Date after giving effect to the initial Credit Extension and the transactions contemplated hereby and payment of all costs and expenses in connection therewith; (iii) true, correct and complete copies of the Credit Policies and the Servicing Policy, each in form and substance acceptable to the Administrative Agent, and certified to by an Authorized Officer of the Company; (iv) a true, correct and complete copy of the September 18, 2018, field examination report of the Company performed by Duff & Phelps, certified to by an Authorized Officer of the Company; and (v) a certificate from an Authorized Officer of the Company certifying that no Closing Date Material Adverse Effect has occurred and no Regulatory Trigger Event has occurred.
    (h)    Solvency Certificates. On the Closing Date, the Administrative Agent shall have received Solvency Certificates from each Credit Party dated as of the Closing Date and addressed to the Administrative Agent, attesting that before and after giving effect to the consummation of the initial Credit Extension, such Credit Party is Solvent.
    (i)    No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened (in writing) in any court or before any arbitrator or Governmental Authority with respect to any of the Credit Parties, any of the Key Employees or the transactions contemplated by the Credit Documents, that could reasonably be expected to have a Material Adverse Effect.
    (j)    Opinions of Counsel to Credit Parties. The Administrative Agent shall have received originally executed copies of the favorable written opinions of DLA Piper LLP (US), counsel for the Credit Parties, as to (i) corporate and enforceability matters, (ii) the creation and perfection of the security interests (A) in favor of the Collateral Agent in the Collateral under the Collateral Documents and (B) in favor of the Borrower in the Receivables under the Purchase Agreement, and (iii) such other matters as the Administrative Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
    (k)    Fees and Expenses. The Credit Parties shall have paid to the Administrative Agent the fees payable on the Closing Date referred to in the Fee Letter (including without limitation any Upfront Fees as defined therein) and all outstanding Permitted Expenses shall have been paid by the Credit Parties or reimbursed to the Agents and Lenders, as applicable.
    (l)    No New Information. The Administrative Agent shall not have become aware, since December 31, 2018, of any new information or other matters not previously disclosed to the Administrative Agent relating to any Credit Party or their respective Affiliates or the transactions contemplated herein that the Administrative Agent, in its reasonable judgment, deems inconsistent in a material and adverse manner with the information or other matters previously disclosed to the Administrative Agent relating to the Credit Parties or their respective Affiliates or the transactions contemplated herein.
    (m)    Service of Process. On the Closing Date, the Administrative Agent shall have received evidence that each of the Credit Parties has appointed Cogency Global Inc. as its agent for the purpose of service of process and such agent shall agree in writing to give the applicable Credit Party and the Administrative Agent notice of any resignation of such service agent or other termination of the agency relationship.
    (n)    Evidence of Insurance. The Collateral Agent shall have received certificates from the Servicer’s, the Company’s and the Borrower’s insurance broker, or other evidence satisfactory to it that all insurance required to be maintained hereunder is in full force and effect, and the Administrative Agent shall have completed its review of the insurance coverage for the Servicer, the Company and the Borrower and the results of such review shall be satisfactory to the Administrative Agent.
    (o)    Servicing Report. The Administrative Agent shall have received a form of Monthly Servicing Report, set forth as Exhibit B to the Servicing Agreement, acceptable to the Administrative Agent in its sole discretion.
    (p)    Backup Servicer Data Mapping. The Backup Servicer shall have completed all required data mapping and obtained any other information necessary to act in its capacity as Backup Servicer, in each case, as set forth in the Backup Servicing Agreement and in a manner acceptable to the Administrative Agent in its sole discretion.
    (q)    Access to Servicing Systems. The Servicer shall have provided the Administrative Agent and the Backup Servicer with remote, read-only on-line access to the Loan Database, acceptable to the Administrative Agent in its sole discretion.
    (r)    Know your Customer, Etc. Each of the Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information requested by any such Lender required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and the information described in Section 9.19; and the Administrative Agent shall have received a fully executed Internal Revenue Service Form W-9 (or its equivalent) for the Borrower and the Company.
    (s)    Beneficial Ownership Certification. At least five days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver a Beneficial Ownership Certification in relation to it.
    (t)    Designated Disbursement Account Certificate. The Borrower shall deliver a certificate identifying its Designated Disbursement Account, which shall be in form acceptable to the Administrative Agent in its sole discretion.
    (u)    Other Information. The Administrative Agent shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request.
~~Fort~~For the avoidance of doubt, the parties hereto agreed that the conditions precedent in Section 3.1 are not amended by the ~~Sixth~~Eighth Amendment (or any other amendment entered into prior to the Eighth Amendment Effective Date) and any defined terms used herein shall have the meanings assigned thereto ~~before giving effect to the Sixth Amendment~~as of the Closing Date.
    Section 3.2.    Conditions to Each Credit Extension.
    (a)    Conditions Precedent. The obligation of the Lenders to make any Loan, on any Credit Date on or after the ~~Sixth~~Eighth Amendment Effective Date, is subject to the satisfaction, or waiver in accordance with Section 9.5, of the following conditions precedent:
    (i)    the Availability Reinstatement Date shall have occurred and each Credit Document shall be in full force and effect, shall include terms and provisions reasonably satisfactory to the Administrative Agent ~~(provided that the terms and provisions set forth in the Credit Documents as of the Sixth Amendment Effective Date shall be deemed satisfactory to the Administrative Agent)~~ and no provision thereof shall have been amended, restated, supplemented, modified or waived in any respect determined by the

Administrative Agent to be material, in each case, without the consent of the Administrative Agent.
    (ii)    the Administrative Agent shall have received a fully executed Funding Notice from the ~~applicable~~ Borrower together with a Borrowing Base Certificate prior to 11:00 a.m. (Chicago, Illinois time) on the requested Credit Date, evidencing sufficient Commitment Availability with respect to the requested Loan together with an updated schedule of Receivables including the Receivables to be pledged in connection with the Loan, such schedule to (A) be in an electronic file format reasonably satisfactory to the Administrative Agent and (B) set forth the information required to be provided under the Backup Servicing Agreement (including, without limitation, and with respect to each Contract, (1) the account number; (2) Obligor name, (3) the outstanding principal balance of the Receivable evidenced by such Contract), (4) the Remaining Funded Amount of such Receivable, and (5) any other information reasonably requested by the Administrative Agent with respect to such Credit Date;
    (iii)    as of such Credit Date, the representations and warranties made by the applicable Credit Parties contained herein and in the other Credit Documents to which it is a party shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) on and as of such earlier date;
    (iv)    as of such Credit Date, after giving effect to such Loan, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;
    (v)    as of such Credit Date, the Collateral Agent shall have received a fully executed Assignment;
    (vi)    the Administrative Agent shall have approved all material changes made to the Credit Policies and the Servicing Policy in accordance with the terms set forth herein;
    (vii)    in accordance with the terms of the Backup Servicing Agreement, ~~the applicable~~ Borrower shall have delivered, or caused to be delivered, to the Backup Servicer, imaged copies of the Verified Documents and the related Lender Report, and (to the extent required pursuant to the Backup Servicing Agreement) the Administrative Agent shall have received a Verified Receivables Report from the Backup Servicer, which Verified Receivables Report is acceptable to the Administrative Agent in its sole discretion;
    (viii)    no Material Adverse Effect shall have occurred;

    (ix)    no Tier 2 Collateral Performance Trigger shall have occurred;
    (x)    no Regulatory Trigger Event shall have occurred;
    (xi)    immediately prior to and after making the Credit Extensions requested on such Credit Date, no Borrowing Base Deficiency shall exist;
    (xii)    immediately after making the Credit Extensions requested on such Credit Date, Commitment Availability shall not be less than the amount required pursuant to Section 5.11(b)(iii) or Section 5.11(c)(iii), as applicable; and
    (xiii)    none of the Receivables to be sold to ~~the applicable~~ Borrower on such Credit Date and reflected on the Borrowing Base Certificate delivered pursuant to clause (ii) above were originated in any state or jurisdiction with respect to which any Governmental Authority has instituted any formal inquiry or investigation (which for the avoidance of doubt excludes any routine inquiry or investigation), legal action or proceeding against any Credit Party, any Originator, any Bank Partner Originator or any sub-servicer relating to such Person’s authority to originate, hold, own, service, pledge or enforce any Receivable with respect to the residents of such state, which formal inquiry, investigation, legal action or proceeding has not been resolved prior to such Credit Date.
Any Agent shall be entitled, but not obligated, to request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent, such request is warranted under the circumstances.
    (b)    Funding Notices. Any Funding Notice shall be executed by an Authorized Officer of ~~the applicable~~ Borrower and delivered to the Administrative Agent in accordance with Section 3.2(a)(ii). Each request for a Credit Extension pursuant to a Funding Notice shall be deemed to be a representation and warranty by such Borrower on the date of such Credit Extension as to the facts specified in Section 3.2(a).
(c)    Performance Triggers. Notwithstanding anything to the contrary contained herein, following the occurrence and during the continuance of a Tier 1 Collateral Trigger, the Lenders shall not be required make any Loan hereunder until such time as the Administrative Agent has reviewed and discussed such Tier 1 Collateral Trigger with the ~~Borrowers~~Borrower and determined in its sole and absolute discretion that it is comfortable with the Lenders continuing to make Loans hereunder notwithstanding the occurrence and continuance of such Tier 1 Collateral Trigger (a “Continued Lending Determination”). The Administrative Agent shall promptly notify the ~~Borrowers~~Borrower and the Lenders of any Continued Lending Determination made in accordance with the foregoing.
    Section 3.3.    Conditions to Each Release of Funds.
    (a)    Conditions Precedent. The obligation of the Collateral Agent to release funds in ~~a~~the Disbursement Account to the applicable Borrower in accordance with Section 2.10(c) is subject to the satisfaction, or waiver in accordance with Section 9.5, of the following conditions precedent:
    (i)    the Availability Reinstatement Date shall have occurred and each Credit Document shall be in full force and effect, shall include terms and provisions reasonably satisfactory to the Administrative Agent ~~(provided that the terms and provisions set forth in the Credit Documents as of the Sixth Amendment Effective Date shall be deemed satisfactory to the Administrative Agent)~~ and no provision thereof shall have been amended, restated, supplemented, modified or waived in any respect determined by the Administrative Agent to be material, in each case, without the consent of the Administrative Agent.
    (ii)    the Administrative Agent shall have received a fully executed Funds Release Request together with a Borrowing Base Certificate no later than 11:00 a.m. (Chicago, Illinois time) on the Business Day on which the applicable Borrower proposes to use the requested funds to purchase additional Eligible Receivables (the “Release Date”), evidencing sufficient Facility Availability with respect to the requested funds together with an updated schedule of Receivables including the Receivables to be purchased on the Release Date, such schedule to (A) be in an electronic file format reasonably satisfactory to the Administrative Agent and (B) set forth the information required to be provided under the Backup Servicing Agreement (including, without limitation, and with respect to each Contract, (1) the account number; (2) Obligor name, (3) the outstanding principal balance of the Receivable evidenced by such Contract), (4) the Remaining Funded Amount of such Receivable and (5) any other information reasonably requested by the Administrative Agent with respect to such Release Date;
    (iii)    as of such Release Date, the representations and warranties made by the applicable Credit Parties contained herein and in the other Credit Documents to which it is a party shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) on and as of that Release Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) on and as of such earlier date;
    (iv)    as of such Release Date, after giving effect to the requested release of funds from the ~~applicable~~ Disbursement Account, no event shall have occurred and be continuing or would result from such release of funds from ~~such~~the Disbursement Account to the applicable Borrower that would constitute an Event of Default or a Default;
    (v)    as of such Release Date, the Collateral Agent shall have received a fully executed Assignment;
    (vi)    in accordance with the terms of the Backup Servicing Agreement, ~~the applicable~~ Borrower shall have delivered, or caused to be delivered, to the Backup

Servicer, imaged copies of the Verified Documents and the related Lender Report, and (to the extent required pursuant to the Backup Servicing Agreement) the Administrative Agent shall have received the Verified Receivables Report from the Backup Servicer, which Verified Receivables Report is acceptable to the Administrative Agent in its sole discretion;
    (vii)    no Material Adverse Effect shall have occurred;
    (viii)    no Tier 2 Collateral Performance Trigger shall have occurred;
    (ix)    no Regulatory Trigger Event shall have occurred;
    (x)    immediately after the release of the requested funds to the applicable Borrower and the purchase by such Borrower of additional Eligible Receivables on such Release Date, no Borrowing Base Deficiency shall exist;
    (xi)    immediately after making the Credit Extensions requested on such Credit Date, Commitment Availability shall not be less than the amount required pursuant to Section 5.11(b)(iii) or Section 5.11(c)(iii), as applicable; and
    (xii)    none of the Receivables to be sold to the applicable Borrower on such Release Date and reflected on the ~~applicable~~ Borrowing Base Certificate delivered pursuant to clause (ii) above were originated in any state or jurisdiction with respect to which any Governmental Authority has instituted any formal inquiry or investigation (which for the avoidance of doubt excludes any routine inquiry or investigation), legal action or proceeding against any Credit Party, any Originator, any Bank Partner Originator or any sub-servicer relating to such Person’s authority to originate, hold, own, service, pledge or enforce any Receivable with respect to the residents of such state, which formal inquiry, investigation, legal action or proceeding has not been resolved prior to such Credit Date.
Any Agent shall be entitled, but not obligated, to request and receive, prior to the release of any funds from any Disbursement Account to the applicable Borrower, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent, such request is warranted under the circumstances.
    (b)    Funds Release Request. Any Funds Release Request shall be executed by an Authorized Officer of the applicable Borrower and delivered to the Administrative Agent in accordance with Section 3.3(a)(ii). Each request for a release of funds pursuant to a Funds Release Request shall be deemed to be a representation and warranty by the applicable Borrower on the date of such request as to the facts specified in Section 3.3(a).
Section 4.    Representations and Warranties
In order to induce the Agents and the Lenders to enter into this Agreement and to make each Credit Extension to be made hereunder, ~~each~~the Borrower and each Guarantor represents and warrants, as to itself and on behalf of each Credit Party, to the Agents and the Lenders, on the Closing Date, on the ~~Sixth~~Eighth Amendment Effective Date, on each Credit Date and on each Release Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the transactions contemplated by the Credit Documents):
    Section 4.1.    Organization; Requisite Power and Authority; Qualification; Other Names. Each Credit Party and each Guarantor(a) is duly organized or formed, validly existing and in good standing under the laws of the State of its organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party, and to carry out the transactions contemplated thereby and fulfill its Obligations thereunder, and (c) is qualified to do business and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect. Neither ~~any~~the Borrower nor any Guarantor operates or does business under any assumed, trade or fictitious name other than, in the case of the Company, opploans, OppFi, ~~SalaryTap,~~ OppFi Card, Opportunity Loans and Opp Loans. The Borrower has no Subsidiaries. The Company has no Subsidiaries except as set forth on Schedule 4.1 hereto (as the same may be amended from time to time pursuant to the terms of this Agreement).
    Section 4.2.    Due Authorization. The execution, delivery and performance of the Credit Documents to which each Credit Party or Guarantor is a party have been duly authorized by all necessary action on the part of such Credit Party or Guarantor, as applicable.
    Section 4.3.    No Conflict. The execution, delivery and performance by each Credit Party and each Guarantor of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not (a)(i) violate any provision of any law or any governmental rule or regulation applicable to such Credit Party or Guarantor, (ii) violate any of the Organizational Documents of such Credit Party or Guarantor, or (iii) violate any order, judgment or decree of any court or other agency of government binding on such Credit Party or Guarantor, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Credit Party or Guarantor, except as could not reasonably be expected to result in a Material Adverse Effect, (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Credit Party or Guarantor (other than any Permitted Liens), or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of such Credit Party or Guarantor, except for such approvals or consents which will be obtained on or before the Closing Date (or, in the case of a Guarantor, the date such Person became a Guarantor) and delivered to the Administrative Agent.
    Section 4.4.    Governmental Consents. The execution, delivery and performance by each Credit Party and each Guarantor of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with; consent or approval of; permit, license, authorization, plan or directive from; notice to; or other action to, with or by, any Governmental Authority or any other

Person, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Closing Date ~~(or, (i) in the case of STF Borrower, as of the Sixth Amendment Effective Date and (ii) in the case of a Guarantor, the date such Person became a Guarantor)~~.
    Section 4.5.    Binding Obligation. Each Credit Document to which each Credit Party and each Guarantor is a party has been duly executed and delivered by such Credit Party or Guarantor and is the legally valid and binding obligation of such Person, and is in full force and effect, enforceable against such Person in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
    Section 4.6.    Receivables. Each Receivable that is identified by a Borrower as an Eligible Receivable on a Borrowing Base Certificate or Funding Notice, or by the Servicer on a Monthly Servicing Report, satisfies the applicable Eligibility Criteria. Except with respect to a Bank Partner Originated Receivable, unless otherwise approved by the Administrative Agent in its sole discretion, no Depository Institution participated in the origination of any Receivable and at no time has any Receivable been owned, purchased, or serviced by a Depository Institution.
    Section 4.7.    No Adverse Selection. As of the date of the transfer by the applicable Seller to ~~any~~ Borrower (a) the Receivables sold or transferred by such Seller to such Borrower on such date, when taken together with the Receivables previously sold by the Sellers to such Borrower and considered as a whole, are of no lesser quality than (i) the Company Receivables, considered as a whole, or (ii) the Company Receivables pledged under any other financing facility or sold pursuant to any sale agreement under which the Company or an Affiliate of the Company is a borrower or seller, either directly or indirectly (acting through a special purpose borrowing entity, or otherwise indirectly), in each case, as of the time of that transfer, and (b) no selection procedures adverse to such Borrower, the Administrative Agent, the Collateral Agent or any Lender have been used (i) in selecting any Receivable from all other similar Company Receivables, or (ii) in allocating Company Receivables among any financing facility or sale agreement under which the Company or an Affiliate of the Company is a borrower, either directly or indirectly (acting through a special purpose borrowing entity, or otherwise indirectly); provided, however, that, for the avoidance of doubt, (i) differences in Receivables resulting from differences between the applicable Eligibility Criteria and any eligibility criteria of another financing facility or sale agreement shall not alone result in the Receivables being considered “lesser quality” for purposes of this Section 4.7 and (ii) selections or allocations resulting from differences between the applicable Eligibility Criteria and any eligibility criteria of another financing facility or sale agreement shall not alone constitute selection procedures adverse to the ~~Borrowers~~Borrower, the Administrative Agent, the Collateral Agent or any Lender.
    Section 4.8.    No Material Adverse Effect; No Tier 2 Collateral Performance Trigger. Since December 31, 2020, no event, circumstance or change has occurred that has caused or evidences, either individually or in the aggregate, a Material Adverse Effect. No Tier 2 Collateral Performance Trigger has occurred.

    Section 4.9.    No Change of Control. No Change of Control has occurred other than with the prior written consent of the Administrative Agent.
    Section 4.10.    Adverse Proceedings, etc. There are no Adverse Proceedings pending against the Credit Parties or Guarantors that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of the Guarantors or Credit Parties nor, to the knowledge of any Credit Party, any Bank Partner Originator is (a) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
    Section 4.11.    Payment of Taxes. Except as otherwise permitted under Section 5.3, (i) all U.S. federal income tax returns and all other material tax returns and reports of the ~~Borrowers~~Borrower and the Guarantors required to be filed have been timely filed, and (ii) all U.S. federal income Taxes and all other material Taxes due and payable, and all material assessments, fees and other governmental charges upon the ~~Borrowers~~Borrower and the Guarantors and upon their properties, assets, income, businesses and franchises which are due and payable have been timely paid when due and payable. Neither ~~any~~ Borrower nor any Guarantor knows of any threatened (in writing) or proposed Tax assessment against it which is not being actively contested by such Borrower or such Guarantor, as applicable, in good faith and by appropriate proceedings; provided, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.
    Section 4.12.    Title to Assets. ~~Each~~The Borrower and each Guarantor has good and valid title to all of its assets reflected in the most recent financial statements delivered pursuant to Section 3.1 and Section 5.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens, other than Permitted Liens.
    Section 4.13.    No Indebtedness. Neither ~~any~~ Borrower nor any Guarantor has any Indebtedness, other than Indebtedness incurred under (or contemplated by) the terms of this Agreement, the other Credit Documents or permitted pursuant to Section 6.1 or otherwise permitted hereunder.
    Section 4.14.    No Defaults. (i) No Credit Party or Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and (ii) to each Guarantor’s and Credit Party’s knowledge, no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where, in the case of each of clauses (i) and (ii), (a) such defaults have been waived, or (b) individually or in the aggregate, the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

    Section 4.15.    Governmental Regulation. None of the Guarantors or Credit Parties is an “investment company” or a company “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.
    Section 4.16.    Margin Stock. Neither ~~any~~ Borrower nor any Guarantor is engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to ~~any~~ Borrower will be used directly or indirectly to purchase or carry any such Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry Margin Stock, to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations T or U of the Board of Governors of the Federal Reserve System or Regulations B, X or Z of the Consumer Financial Protection Bureau.
    Section 4.17.    Certain Fees. No broker’s or finder’s fee or commission will be payable by ~~any~~ Borrower or any Guarantor with respect to this Agreement or any of the transactions contemplated hereby.
    Section 4.18.    Solvency and Fraudulent Conveyance. ~~Each~~ Borrower and each Guarantor is and, upon the incurrence of any Credit Extension by ~~any~~ Borrower on any date on which this representation and warranty is made, will be, Solvent. No Credit Party is transferring any Collateral with any intent to hinder, delay or defraud any of its creditors. No Credit Party shall use the proceeds from the transactions contemplated by this Agreement to give preference to any class of creditors. ~~Each~~ Borrower has given fair consideration and reasonably equivalent value in exchange for the sale of the Receivables under the ~~applicable~~ Purchase Agreement and the relevant Bank Partner Sale Agreement, as applicable.
    Section 4.19.    Compliance with Statutes, etc. Each Credit Party and each Guarantor and, to the knowledge of the Credit Parties, each Bank Partner Originator, is in compliance with all applicable Legal Requirements of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
    Section 4.20.    Disclosure. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or at the direction of any Credit Party or Guarantor to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Credit Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Guarantors and Credit Parties represent only that such information was prepared in good faith based upon assumptions believed by the preparer thereof to be reasonable at the time. There are no facts known to any Credit Party or Guarantor (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to any Agent or any Lender for use in connection with the transactions contemplated hereby. The information included in the Beneficial Ownership Certification, as updated in accordance with Section 5.1(j), is true and correct in all respects.
    Section 4.21.    Sanctions; Anti-Money Laundering Laws and Anti-Corruption Laws. (a) None of the Guarantors or Credit Parties, any of their Subsidiaries, any director, officer or employee of any of the Guarantors or Credit Parties or any of their Subsidiaries, nor, to the knowledge of ~~any~~ Borrower, any agent or representative of any Credit Party or Guarantor or any of their Subsidiaries, is a Sanctioned Person or currently the subject or target of any Sanctions.
    (b)    The Guarantors and Credit Parties, each of their Subsidiaries, each of the Guarantors’, Credit Parties’ and their Subsidiaries’ respective directors, officers and employees, and, to the knowledge of the ~~Borrowers~~Borrower, each of the Guarantors’, Credit Parties’ and their Subsidiaries’ respective agents and representatives, is in compliance in all material respects with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
    (c)    The Guarantors, the Credit Parties and their Subsidiaries have instituted and maintain in effect policies and procedures reasonably designed to ensure compliance in all material respects by the Guarantors, the Credit Parties, their Subsidiaries, and the Guarantors’ and the Credit Parties’ and their Subsidiaries’ respective directors, officers, employees and agents with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
    Section 4.22.    Security Interest. (a) Each Security Agreement creates a valid and continuing security interest (as defined in the UCC) in the Collateral (as defined thereunder) in favor of the Collateral Agent, for the benefit of the Secured Parties, which security interest is prior to all other liens (subject to Permitted Liens);
    (b)    Immediately upon the pledge by a Borrower of the Receivables and the other Collateral to the Collateral Agent under the applicable Security Agreement, the Collateral Agent, for the benefit of the Secured Parties, shall have a valid and enforceable security interest in the Collateral, free and clear of all liens, encumbrances, security interests and rights of others (subject to Permitted Liens);
    (c)    Immediately upon the pledge by any Guarantor of the Collateral to the Collateral Agent under the applicable Guarantor Security Agreement, the Collateral Agent, for the benefit of the Secured Parties, shall have a valid and enforceable security interest in the Collateral, free and clear of all liens, encumbrances, security interests and rights of others (subject to Permitted Liens); and
    (d)    All filings (including, without limitation, UCC filings or other actions) necessary in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority (subject to Permitted Liens) perfected security interest in all assets of the ~~Borrowers~~Borrower and the Guarantors have been (or, substantially concurrently with the date such Guarantor becomes a party to the applicable Guarantor Security Agreement, will be) made, given, taken or performed.

    Section 4.23.    Payment Instructions; etc. The Servicer has instructed, or otherwise caused, all Obligors with respect to any Receivables to pay all Collections (A) to the extent paid by credit card, electronic check, ACH payment or wire transfer, directly into the ~~applicable~~ Collection Account, and (B) to the extent paid by cash, checks, notes, drafts, bills of exchange or money orders, directly to the ~~applicable~~ Collection Account (or, if required by Section 2.02(e) of the Servicing Agreement, directly to the Lockbox). Each Collection Account and Disbursement Account is maintained solely in the name of ~~the applicable~~ Borrower. No Borrower has granted any Person, other than the Collateral Agent as contemplated by this Agreement, dominion and control of its Collection Account, or the right to take dominion and control of its Collection Account or its Disbursement Account at a future time or upon the occurrence of a future event (other than any such right in favor of the depository institution granted in connection with the opening of such accounts or pursuant to the ~~applicable~~ Collection Account Control Agreement or the ~~applicable~~ Disbursement Account Control Agreement, as applicable). The ~~applicable~~ Collection Account Bank has been instructed to remit all available funds on deposit in the ~~applicable~~ Collection Account to the ~~applicable~~ Disbursement Account on each Business Day. The ~~applicable~~ Disbursement Account Bank has been instructed to distribute available funds on deposit in such Disbursement Account at the direction of the Collateral Agent. The Servicer has been instructed to remit any Collections received by it to the Collection Account within two (2) Business Days of receipt. Notwithstanding anything to the contrary contained herein, the requirements of this Section 4.23 shall be subject to the post-closing periods set forth in Section 5.B(ii) of the Sixth Amendment.
    Section 4.24.    FinWise Contracts. Neither the voluntary payment authorization for electronic funds transfers nor any other document or disclosure provided borrowers on FinWise Loans provides for delayed funding for borrowers who elect to repay their FinWise Loans by checks rather than by preauthorized electronic funds transfers or for any other disincentive unacceptable to the Administrative Agent for payments by checks rather that preauthorized electronic fund transfers. Since the Closing Date, neither the FinWise Originator nor any Credit Party has sent telemarketing texts without prior express written consent.
    Section 4.25.    ERISA. (a) No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to have a Material Adverse Effect;
    (b)    No Borrower maintains or contributes to any Plan;
    (c)    None of the Guarantors or the Credit Parties is an employee benefit plan subject to Title I of ERISA, a “plan” as defined in Section 4975(e)(1) of the Code and subject to 4975 of the Code, or a governmental plan, church plan, or Foreign Plan that is subject to federal, state, local or non-U.S. laws substantially similar in form or application to Section 406 of ERISA or Section 4975 of the Code (“Similar Laws”);
    (d)    None of the assets of any Credit Party or any Guarantor constitute or will constitute “plan assets” within the meaning of U.S. Department of Labor Section 2510.3-101, as amended by Section 3(42) of ERISA; and

    (e)    The transactions contemplated by this Agreement will not cause a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a violation of any Similar Laws.
    Section 4.26.    Capital Structure. The Company or another Guarantor is and at all times shall be the sole member of ~~each~~ Borrower, and owns (legally and beneficially) 100% of the Capital Stock of ~~each~~ Borrower, including all rights to the rights to participate in the management of the business and affairs of such Borrower, to share profits and losses and to receive distributions in respect of such Borrower, and exercise all rights and powers as a member of such Borrower.
Section 5.    Affirmative Covenants
Each Credit Party and each Guarantor covenants and agrees that so long as any Revolving Commitment is in effect and until payment in full of all of the Secured Obligations (other than contingent indemnification obligations for which no claim, demand or notice has been made), it shall perform, and ensure that each applicable Affiliate perform, all covenants applicable to it in this Section 5.
    Section 5.1.    Reports. The applicable Guarantors and Credit Parties specified below shall deliver, or cause to be delivered, to the Administrative Agent:
    (a)    Collateral Reporting. On each Credit Date, each Release Date, each Reporting Date (other than a Reporting Date occurring during the Suspension Period) and, during the continuance of a Default or Event of Default or following a Tier 2 Collateral Performance Trigger, at such other times as the Administrative Agent shall request, ~~each~~ Borrower shall deliver a Borrowing Base Certificate to the Administrative Agent, in form and substance satisfactory to the Administrative Agent. Each Borrowing Base Certificate delivered to the Administrative Agent shall bear a signed statement by an Authorized Officer certifying the accuracy and completeness of all information included therein. The execution and delivery of a Borrowing Base Certificate shall in each instance constitute a representation and warranty by ~~the applicable~~ Borrower to the Agents and the Lenders that each Eligible Receivable included therein satisfies the ~~applicable~~ Eligibility Criteria. In the event any Funding Notice or Funds Release Request or Borrowing Base Certificate with respect to a Loan or other information required by this Section 5.1(a) is delivered to the Administrative Agent by ~~any~~ Borrower electronically or otherwise without signature, such Funding Notice, Funds Release Request, Borrowing Base Certificate or other information shall, upon such delivery, be deemed to be signed and certified on behalf of such Borrower by an Authorized Officer and constitute a representation to the Administrative Agent as to the authenticity thereof. The Administrative Agent shall have the right to review and adjust any such calculation of ~~a~~the Borrowing Base to reflect exclusions from Eligible Receivables, Reserves or such other matters as are necessary to determine ~~such~~the Borrowing Base, but in each case, only to the extent the Administrative Agent is expressly provided such discretion by this Agreement and provides written notice to the ~~applicable~~ Borrower of any such adjustment. The Administrative Agent shall have the continuing right in its commercially reasonable discretion to establish and adjust Reserves in determining ~~any~~the Borrowing Base in such amounts, and with respect to such matters, as the Administrative Agent shall deem appropriate in its commercially reasonable discretion, including without limitation Reserves with respect to collection performance, and amounts the applicable Borrower is required to pay and has failed to pay; provided, that the Administrative Agent shall notify ~~the applicable~~ Borrower in writing of any adjustment in the Reserves or the Borrowing Base.
    (b)    Notice of Default, Collateral Performance Trigger and Servicer Default. Promptly upon any Authorized Officer of any Credit Party or any Guarantor obtaining knowledge (i) of any condition or event that constitutes a Default, an Event of Default, a Tier 1 Collateral Performance Trigger, a Tier 2 Collateral Performance Trigger or a Servicer Default, (ii) that any Person has given any notice to any Credit Party or any Guarantor or taken any other action with respect to any event or condition set forth in Section 7.1, or (iii) of the occurrence of any event or change that has caused or evidences, either individually or in the aggregate, a Material Adverse Effect, a certificate of one of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, a Tier 1 Collateral Performance Trigger, a Tier 2 Collateral Performance Trigger or Servicer Default, event or condition, and what action the applicable Credit Party or Guarantor has taken, is taking and proposes to take with respect thereto;
    (c)    Notice of Litigation. Promptly upon any Authorized Officer of any Credit Party or any Guarantor obtaining actual knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding against a Guarantor or a Credit Party or a Bank Partner Originator (in the case of a Bank Partner Originator, solely with respect to the Receivables, the origination of the Receivables or the sale of the Receivables to the applicable Bank Partner Subsidiary) not previously disclosed in writing by the ~~Borrowers~~Borrower to the Lenders, (ii) any development in any Adverse Proceeding against ~~any~~ Borrower, (iii) any material development in any Adverse Proceeding against any Credit Party or any Guarantor (other than ~~any~~ Borrower) that, if adversely determined, is reasonably likely to result in a judgment in an amount in excess of $[***], or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to the Guarantors or such Credit Parties to enable the Administrative Agent and its counsel to evaluate such matters, or (iv) any material development in any Adverse Proceeding against a Bank Partner Originator that, if adversely determined, is reasonably likely to result in a Material Adverse Effect, written notice thereof together with such other information as may be reasonably available to the Credit Parties to enable the Administrative Agent and its counsel to evaluate such matters;
    (d)    Breach of Representations and Warranties. Promptly upon any Credit Party or any Guarantor becoming aware of a material breach with respect to any representation or warranty made or deemed made by any Credit Party or any Guarantor in any Credit Document or in any certificate at any time given by any Credit Party or any Guarantor in writing pursuant hereto or thereto or in connection herewith or therewith, a certificate of an Authorized Officer specifying the nature and period of existence of such breach and what action such Credit Party or Guarantor has taken, is taking and proposes to take with respect thereto;
    (e)    Information Regarding Collateral. Each Credit Party and each Guarantor will furnish to the Collateral Agent prior written notice of any change to its (i) corporate name, (ii) identity, organizational structure or jurisdiction of organization, or (iii) Federal Taxpayer Identification Number. Each Guarantor and Credit Party agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Each Credit Party and each Guarantor agrees to promptly notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed;
    (f)    Tax Returns. As soon as practicable and in any event within fifteen (15) days following the filing thereof, ~~each~~ Borrower shall provide to the Administrative Agent copies of each U.S. federal income tax return or information return or report filed by the Company and its consolidated Subsidiaries;
    (g)    Credit Policies and Servicing Policy. In accordance with Section 6.15, the Company shall provide at least ten (10) Business Days prior written notice to the Administrative Agent of any change to the Credit Policies or the Servicing Policy; and
    (h)    Termination of Agent for Service of Process. Each Credit Party shall provide the Administrative Agent with prompt notice of any resignation of the service agent referred to Section 3.1(n) with respect to such Credit Party, or any termination of the related agency relationship.
    (i)    Regulatory Audits. Promptly after receipt thereof, the ~~Borrowers~~Borrower shall or shall cause the Company to provide the Administrative Agent a copy of each material audit made by any regulatory agency of the books and records of any Credit Party or any Guarantor or of notice of any material noncompliance with any applicable law, regulation or guideline relating to any Credit Party or any Guarantor or their respective business (except to the extent disclosure thereof is prohibited by such regulatory agency);
    (j)    Other Information. Each Credit Party and each Guarantor shall provide the Administrative Agent with prompt notice of (i) any Bank Partner Originator Regulatory Trigger Event or any Regulatory Trigger Event, (ii) any Change of Control, (iii) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in of such certification, (iv) such other information regarding the operations, business affairs and financial condition of any Credit Party or any Guarantor, or compliance with the terms of any Credit Document, as any Agent or any Lender may reasonably request, and (v)

information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act or other applicable Anti-Corruption Laws and the Beneficial Ownership Regulation.
    Section 5.2.    Existence. Each Credit Party and each Guarantor shall at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business.
    Section 5.3.    Payment of Taxes and Claims. The ~~Borrowers~~Borrower and the Guarantors shall pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contested proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. The ~~Borrowers~~Borrower and the Guarantors shall not file or consent to the filing of any consolidated income tax return with any Person (other than the Company or any of its Subsidiaries).
    Section 5.4.    Compliance with Laws. (a) Each Credit Party and each Guarantor shall comply with the requirements of all applicable Legal Requirements, noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
    (b)    The ~~Borrowers~~Borrower shall at all times comply in all material respects with the requirements of all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions applicable to ~~Borrowers~~Borrower and shall cause each other Credit Party and each Guarantor and each of its and their respective Subsidiaries to comply in all material respects with the requirements of all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions applicable to such Persons.
    (c)    The ~~Borrowers~~Borrower shall provide the Administrative Agent and the Lenders any information regarding the ~~Borrowers~~Borrower, each other Credit Party, each Guarantor, and each of their respective owners, Affiliates, and Subsidiaries necessary for the Administrative Agent and each Lender to comply with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, subject however, in the case of Affiliates, to the ~~Borrowers~~Borrower’s and Guarantors’ ability to provide information applicable to them.
    (d)    ~~Each~~ Borrower and each Guarantor will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Credit Parties, the Guarantors, their Subsidiaries, and the Credit Parties’ and Guarantors’ and their Subsidiaries’ respective directors, officers, employees and agents with applicable Anti-Corruption Laws, Anti Money-Laundering Laws and Sanctions.
    Section 5.5.    Guaranties; Collateral; and Further Assurances.
    (a)     Guaranties. The payment and performance of the Secured Obligations shall at all times be guaranteed by the Company and, subject to the following sentence, each Subsidiary of the Company (other than Excluded Subsidiaries). In the event the Company or any other Guarantor forms or acquires any Subsidiary (other than an Excluded Subsidiary), the Company and the applicable Guarantor shall promptly (but in any event within 30 days, as may be extended by the Administrative Agent in its reasonable discretion) upon such formation or acquisition (i) cause such Subsidiary to execute an Additional Guarantor Supplement in the form attached hereto as Exhibit I, together with a joinder to the Guarantor Security Agreement and such other Collateral Documents as the Administrative Agent may require and (ii) deliver to the Administrative Agent, at ~~Borrowers~~Borrower’s cost and expense, such other instruments, documents, certificates and opinions reasonably required by the Administrative Agent in connection therewith.
    (b)    Collateral. The Secured Obligations shall be secured by valid, perfected, and enforceable Liens on all right, title, and interest of ~~each~~ Borrower and each Guarantor in all of its real property, personal property, and fixtures, whether now owned or hereafter acquired or arising, and all proceeds thereof; provided, however, that the Collateral shall not include Excluded Property. ~~Each~~ Borrower and each Guarantor agrees that it shall, from time to time at the request of any Agent, execute and deliver such documents and do such acts and things as such Agent may reasonably request in order to provide for or perfect or protect such Liens on the Collateral.
    (c)    Further Assurances. At any time or from time to time upon the request of the Administrative Agent, each Credit Party and each Guarantor will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request of such Credit Party or Guarantor in order to effect fully the purposes of the Credit Documents, including providing any Lender with any information reasonably requested pursuant to Section 9.19.
    Section 5.6.    Separateness. ~~Each~~ Borrower acknowledges that the Lenders are entering into this Agreement in reliance upon such Borrower’s identity as a legal entity that is separate from any other Person. Therefore, from and after the date of this Agreement, ~~each~~ Borrower shall take all reasonable steps, including without limitation, all steps that the Administrative Agent may from time to time reasonably request, to maintain ~~each~~ Borrower’s identity as a separate legal entity and to make it manifest to third parties that ~~each~~ Borrower is a separate legal entity. Without limiting the generality of the foregoing, ~~each~~ Borrower agrees that it has not and shall not (except as otherwise provided in the Credit Documents):
    (a)    fail to maintain its limited liability company existence and make independent decisions with respect to its daily operations and business affairs and, other than decisions of its member pursuant to the terms of the limited liability company agreement of such Borrower, fail to not to be controlled in making such decisions by any Affiliate thereof or any other Person;
    (b)    fail to file its own tax returns, if any, as may be required under applicable law, to the extent it is (i) not part of a consolidated group filing a consolidated return or returns, or (ii) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;
    (c)    to the extent necessary for the operation of its business, (i) fail to maintain an email address not used by any Affiliate thereof, or (ii) share a telephone number or facsimile number with any such Affiliate;
    (d)    fail to pay its own liabilities only out of its own funds; provided, however, that the foregoing shall not require the member of such Borrower to make any additional capital contributions to such Borrower;
    (e)    fail to compensate (either directly or through reimbursement of its allocable share of any shared expenses) all employees, consultants and agents, and Affiliates of such Borrower, to the extent applicable, for services provided to such Borrower by such employees, consultants and agents or such Affiliates, in each case, from such Borrower’s own funds; provided, however, that the foregoing shall not require the member of such Borrower to make any additional capital contributions to such Borrower;
    (f)    either (i) make or declare any dividends or other distributions of cash or property to the holders of its equity securities or (ii) make redemptions or repurchases of its equity securities, in either case, on a periodic basis any more frequently than quarterly or otherwise, in certain other irregular cases, unless in each case made in accordance with appropriate limited liability company formalities and consistent with sound business judgment and Section 5.11;
    (g)    engage, either directly or indirectly, in any business or activity other than the acquisition, ownership, financing and disposition of the Receivables in accordance with the Credit Documents and activities incidental thereto;
    (h)    acquire or own any material asset other than the Collateral and proceeds thereof;
    (i)    merge into or consolidate with any Person or entity or be a party to any division or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case the Administrative Agent’s prior written consent;
    (j)    fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation, or without the prior written consent of the Administrative Agent, amend, modify, change, repeal, terminate or fail to comply with the provisions of such Borrower’s certificate of formation, or its limited liability company agreement, as the case may be;
    (k)    own any Subsidiary or make any investment in, any Person or entity without the consent of the Administrative Agent;
    (l)    commingle its assets with the assets of any of its general partners, members, Affiliates, principals or any other Person or entity;
    (m)    incur any Indebtedness except the Secured Obligations (including pursuant to Section 9.27);
    (n)    fail to remain Solvent; provided, that this provision shall not require the member of such Borrower to make additional capital contributions to such Borrower;
    (o)    fail to maintain its records, books of account and bank accounts, separate and apart from those of the general partners, members, principals and Affiliates of such Borrower or the Affiliates of a general partner or member of such Borrower or any other Person;
    (p)    except for the Credit Documents, and as otherwise expressly permitted by the Credit Documents, enter into any contract or agreement with any other Credit Party or Guarantor or any general partner, member, principal or Affiliate of any other Credit Party or Guarantor, except with the Administrative Agent’s consent and upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any general partner, member, principal or Affiliate of the Company, any other Credit Party or Guarantor, or any general partner, member, principal or Affiliate thereof or fail to maintain separate financial statements from those of its general partners, members, principles and Affiliates; provided, however, that such Borrower’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of the Company and its Affiliates; provided, further, that such consolidated financial statements disclose that such Borrower is a separate legal entity and that its assets are not generally available to satisfy the claims of creditors of the Company and its Affiliates;
    (q)    seek the dissolution or winding up, in whole or in part, of such Borrower or take any action that would cause such Borrower to become insolvent;
    (r)    fail to take reasonable efforts to correct any misunderstanding known to such Borrower regarding the separate identity of such Borrower;
    (s)    maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
    (t)    except as provided in the Credit Documents, assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;
    (u)    except as provided in the Credit Documents, make any loans or advances to any third party, including any general partner, member, principal or Affiliate of such Borrower, or any general partner, member, principal or Affiliate thereof;
    (v)    fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or Person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that such Borrower is responsible for the debts of any third party (including any general partner, member, principal or Affiliate of such Borrower, or any general partner, member, principal or Affiliate thereof);
    (w)    fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations to the extent there exists sufficient cash flow from Collections to do so after payment of the Secured Obligations, and this provision shall not require the member of such Borrower to make additional capital contributions to such Borrower;
    (x)    file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;
    (y)    hold itself out as or be considered as a department or division (other than for tax purposes) of any general partner, principal, member or Affiliate of such Borrower or any other Person or entity;
    (z)    fail to allocate fairly and reasonably shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses and to use separate stationery, invoices and checks;
    (aa)    acquire obligations or securities of its partners, members, shareholders or other Affiliates, as applicable;
    (bb)    fail to have Organizational Documents that provide that, so long as the Obligations of such Borrower shall be outstanding, such Borrower shall not (i) seek the dissolution or winding up in whole, or in part, of such Borrower, or (ii) file or consent to the filing of any petition, either voluntary or involuntary, or commence a case under any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the consent of the Independent Director;
    (cc)    fail to cause its members, managers, directors, officers, agents and other representatives to act at all times with respect to such Borrower consistently and in furtherance of the foregoing and in the best interests of such Borrower; and

    (dd)    fail to observe all requisite organizational formalities under Delaware law.
In the event of any inconsistency between the covenants set forth in this Section 5.6 or the other covenants set forth in this Agreement, or in the event that any covenant set forth in this Section 5.6 poses a greater restriction or obligation than is set forth elsewhere in this Agreement, the covenants set forth in this Section 5.6 shall control. The Company will not take any action inconsistent with the terms of this Section 5.6 and has taken such actions and implemented such procedures as are necessary on its part to ensure that the Company and each of its Affiliates will take all steps necessary to maintain ~~each~~ Borrower’s identity as a separate legal entity from the Company and its Affiliates and to make it manifest to third parties that each such Borrower is an entity with assets and liabilities distinct from those of the Company and its Affiliates.
    Section 5.7.    Cash Management Systems.     ~~Each~~ Borrower shall establish and maintain cash management systems as set forth below.
    (a)    Cash Management System. (i) ~~Each~~ Borrower shall have established, or have caused the Servicer to establish, pursuant to the ~~applicable~~ Collection Account Control Agreement for the benefit of the Collateral Agent, on behalf of the Secured Parties, ~~a~~the Collection Account as described in Section 2.9 into which Collections in respect of the Receivables of such Borrower shall be deposited.
    (ii)    ~~Each~~ Borrower shall have established, or have caused the Servicer to establish, pursuant to the ~~applicable~~ Disbursement Account Control Agreement for the benefit of the Collateral Agent, on behalf of the Secured Parties, ~~a~~the Disbursement Account as described in Section 2.9 into which certain Collections in respect of the Receivables of such Borrower and all amounts on deposit in the ~~applicable~~ Collection Account shall be deposited.
    (iii)    ~~Each~~ Borrower and the Company will instruct (or otherwise cause) (1) each Obligor to make all payments with respect to Receivables of such Borrower directly to the ~~applicable~~ Collection Account (or, if required by Section 2.02(e) of the Servicing Agreement, directly to the Lockbox) as set forth in Section 5.7(b) below, (2) the Lockbox Bank to deposit all amounts received in the Lockbox to the ~~applicable~~ Collection Account, (3) the ~~applicable~~ Collection Account Bank to deposit all amounts on deposit in the ~~applicable~~ Collection Account into the ~~applicable~~ Disbursement Account and (4) the Servicer to deposit all other amounts received by it with respect to the Receivables of such Borrower into the ~~applicable~~ Collection Account, in accordance with the instructions of the Collateral Agent (the “Cash Management System”). Notwithstanding anything to the contrary contained herein, the requirements of this Section 5.7(a)(iii) shall be subject to the post-closing periods set forth in Section 5.B(ii) of the Sixth Amendment.
    (iv)    No Borrower shall establish any new Cash Management System without the prior written consent of the Administrative Agent in its sole discretion, and prior to establishing any such new Cash Management System, the applicable Borrower shall cause each bank, financial institution or post office box, as applicable, with which it seeks to establish such a Cash Management System to enter into a control agreement similar to the ~~applicable~~ Collection Account Control Agreement. ~~Each~~ Borrower shall provide, cause to be provided or cause the

Servicer to provide, to the Collateral Agent remote, view-only access to ~~its~~the Collection Account and Disbursement Account.
    (v)    Without the prior written consent of the Administrative Agent, ~~each~~ Borrower shall not, in a manner adverse to the Collateral Agent, (a) change the general instructions given to the Servicer in respect of payments on account of Receivables to be deposited in the Cash Management System, or (b) change any instructions given to any bank or financial institution which in any manner redirects the proceeds of any collections in the Cash Management System to any account which is not subject to a control agreement in favor of the Collateral Agent.
    (vi)    ~~Each~~ Borrower acknowledges and agrees that the funds on deposit in ~~its~~the Collection Account and Disbursement Account shall continue to be collateral security for the Secured Obligations secured thereby.
    (b)    Receivables Payment Collection. The ~~Borrowers~~Borrower and the Company each agree to cause the Servicer (i) to instruct or otherwise cause each Obligor to make all payments with respect to Receivables (a) to the extent paid by credit card, electronic check, ACH payment or wire transfer, directly into the ~~applicable~~ Collection Account and (b) to the extent paid by cash, checks, notes, drafts, bills of exchange or money orders, directly to the ~~applicable~~ Collection Account (or, if required by Section 2.02(e) of the Servicing Agreement, directly to the Lockbox) and (ii) promptly (and, except as set forth in the proviso to this Section 5.7(b), in no event later than two (2)    Business Days following receipt) to deposit all Collections received directly by the applicable Borrower or the Servicer, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders, credit card payments, electronic payments, ACH payments or otherwise, into the ~~applicable~~ Collection Account in precisely the form in which they are received (but with any endorsements of the applicable Borrower or the Servicer, as applicable, necessary for deposit or collection), and until they are so deposited to hold such payments in trust for and as the property of the Collateral Agent (provided, however, that with respect to any payment received that does not contain sufficient identification of the account number to which such payment relates or cannot be processed due to an act beyond the control of the applicable Borrower or the Servicer, such deposit shall be made no later than the second (2nd) Business Day following the date on which such account number is identified or such payment can be processed, as applicable).
    Section 5.8.    Insurance. The Company shall maintain in force (a) an “errors and omissions” insurance policy in an amount not less than $[***], (b) an employee fidelity insurance policy in an amount not less than $[***], and (c) property and casualty insurance in an amount acceptable to the Administrative Agent, in each case, (i) shall cover the ~~Borrowers~~Borrower, the Guarantors and the Servicer, (ii) in a form reasonably acceptable to the Administrative Agent, (iii) with an insurance company reasonably acceptable to the Administrative Agent, and (iv) except with respect to its professional liability policy, naming the Administrative Agent, for the benefit of the Secured Parties, as additional insured or lender’s loss payee, as applicable. Unless otherwise directed by the Administrative Agent, the Company shall prepare and present, on behalf of itself, the ~~Borrowers~~Borrower, the Guarantors, the Servicer, the Administrative Agent and the Secured Parties, claims under any such policy in a timely fashion in accordance with the terms of such policy, and upon the filing of any claim on any policy described in this Section 5.8, the ~~Borrowers~~Borrower, the Company, the other Guarantors, or the Servicer, as the case may be, shall promptly notify the Administrative Agent of such claim and deposit, or cause to be deposited, the Net Insurance Proceeds of any such claim into the ~~applicable~~ Disbursement Account to the extent related to the Receivables or the Credit Documents. Prior to the Closing Date and annually thereafter, the Company shall deliver copies of such policies to the Administrative Agent together with a certification from the applicable insurance company that such policy is in force on such date. The Company shall deliver proof of maintenance of such policies and payment of premiums no less frequently than annually, in form and substance reasonably acceptable to the Administrative Agent.
    Section 5.9.    Financial Statements and other Information.
    (a)    Annual Financial Statements. (i) As soon as available and no later than one hundred and twenty (120) days after the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2019, the Company shall deliver to the Administrative Agent one (1) copy of: (A)(x) the audited consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries (including the ~~Borrowers~~Borrower), (y) the unaudited balance sheets of ~~each~~ Borrower, and (z) its unconsolidated audited balance sheets, in each case, as of the end of such Fiscal Year and (B)(x) the audited consolidated and consolidating statements of income, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries (including the ~~Borrowers~~Borrower), (y) the unaudited statements of income and stockholders’ equity of ~~each~~ Borrower, and (z) its unconsolidated audited statements of income and stockholders’ equity each for such Fiscal Year, and in each case, setting forth in comparative form the figures for the previous Fiscal Year and accompanied by an opinion of the Independent Accountants stating that such balance sheet and financial statements present fairly the financial condition and results of operation of the companies being reported upon and have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur).
    (b)    Monthly Financial Statements. As soon as available and no later than thirty-five (35) days after the end of each calendar month, the Company shall deliver, or cause to be delivered, to the Administrative Agent one (1) copy of: (A)(x) the unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries (including the ~~Borrowers~~Borrower), (y) the unaudited balance sheets of ~~each~~ Borrower, and (z) its unconsolidated unaudited balance    sheets, in each case, as of the end of such calendar month, (B)(x) the unaudited consolidated statements of income, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries (including the ~~Borrowers~~Borrower), (y) the unaudited statements of income and stockholders’ equity of ~~each~~ Borrower, and (z) its unconsolidated unaudited statements of income and stockholders’ equity each as of the end of such calendar month, and (C) a Borrower-prepared data tape of all Receivables of such Borrower and the Contracts related thereto, static loss, collections, and delinquency reports, new business originated, cash collections, loss reserve analysis and other reports used in the preparation of ~~each~~ Borrower’s business model heretofore delivered to the Agents and the Lenders, and in each case, which shall be prepared and presented in accordance with, and provide all necessary disclosure (other than footnote disclosure) required by, GAAP and shall be accompanied by a certificate signed by the president, financial vice president, treasurer, chief financial officer, chief investment officer or controller of the Company or another officer of the Company acceptable to the Administrative Agent stating that such balance sheet and financial statements presents fairly the financial condition and results of operation of the Company and its consolidated Subsidiaries and has been prepared in accordance with GAAP consistently applied. Any financial statements delivered pursuant to this Section 5.9(b) may be subject to adjustment in accordance with GAAP upon delivery of the financial statements required under Section 5.9(a).
    (c)    Compliance Certificates. With each of the financial statements delivered pursuant to subsections (a) and (b) above, a Compliance Certificate signed by an Authorized Officer of ~~each~~ Borrower and the Company to the effect that to the best of such officer’s knowledge and belief no Tier 2 Collateral Trigger has occurred and no Default or Event of Default or Servicer Default has occurred during the period covered by such statements or, if any such Default or Event of Default or Servicer Default has occurred during such period, setting forth a description of such Default, Event of Default or Servicer Default and specifying the action, if any, taken by the relevant Credit Party to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Section 5.11.
    (d)    Borrowing Base Certificates. No later than three (3) Business Days following each Reporting Date (other than a Reporting Date occurring during the Suspension Period), a Borrowing Base Certificate showing the computation of the Borrowing Base in reasonable detail as of such Reporting Date, prepared by ~~each~~the Borrower and certified to by an Authorized Officer of such Borrower.
    (e)    [***]
    Section 5.10.    Due Diligence; Access to Certain Documentation. (a) The Administrative Agent (and its agents or professional advisors) shall have the right under this Agreement, from time to time, so long as no Event of Default has occurred and is continuing upon two (2) Business Days’ prior notice to the relevant party (or, during the continuance of an Event of Default, at any time, in their sole discretion), to examine and audit, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, financial statements, credit and collection policies, legal and regulatory compliance, operating and reporting procedures and information systems (including without limitation customer service and/or whistleblower hotlines), directors, officers and key employees of the Guarantors and Credit Parties, or held by another Person for a Credit Party or Guarantor or on its behalf, concerning or otherwise affecting the Company Receivables or the Credit Documents. The Administrative Agent (and its agents and professional advisors) shall treat as confidential any information obtained during the aforementioned examinations which is not already publicly known or available; provided, however, that the Administrative Agent (and its agents or professional advisors) may disclose such information if required to do so by law or by any regulatory authority.
    (b)    So long as no Event of Default has occurred and is continuing and no Tier 2 Collateral trigger has occurred upon two (2) Business Days’ prior notice to the relevant party (or, during the continuance of an Event of Default or upon the occurrence of any Tier 2 Collateral trigger, at any time, in their sole discretion) and during regular business hours, each Credit Party and each Guarantor agrees to promptly provide the Administrative Agent (and its agents or professional advisors) with access to, copies of and extracts from any and all documents, records, agreements, instruments or information (including, without limitation, any of the foregoing in computer data banks and computer software systems) which the Administrative Agent (and its agents or professional advisors) may reasonably require in order to conduct periodic due diligence relating to the Guarantors and the Credit Parties in connection with the Company Receivables and the Credit Documents.
    (c)    Each Credit Party and each Guarantor will make available to the Administrative Agent and the Lenders (and their respective agents or professional advisors) knowledgeable financial, accounting, legal and compliance officers for the purpose of answering questions with respect to the Guarantors and the Credit Parties and the Company Receivables and to assist in the Administrative Agent’s and/or the Lenders’ diligence. In addition, the ~~Borrowers~~Borrower shall provide, or shall cause the Servicer to provide, the Administrative Agent with remote access to any electronic Receivable Files and any related documents. Each Credit Party agrees that the Administrative Agent will have the right to confirm any information relating to the Receivables directly with the applicable Obligors.
    (d)    All reasonable costs and expenses incurred by the Administrative Agent and the Lenders (and their respective agents or professional advisors) in connection with the due diligence and other matters outlined in this Section 5.10 shall be Permitted Expenses (subject to the limitations set forth in the definition thereof), which the ~~Borrowers~~Borrower shall reimburse to the Administrative Agent or the Lenders, as applicable, or shall pay or cause to be paid; provided, however, that notwithstanding anything to the contrary herein, so long as no Default or Event of Default has occurred and is continuing, the ~~Borrowers~~Borrower shall not be obligated to reimburse the Administrative Agent and the Lenders for more than two (2) such visits per Fiscal Year and the aggregate costs and expenses of such examinations and audits shall not exceed $[***] per Fiscal Year.
    (e)    Prior to the occurrence of a Tier 2 Collateral Performance Trigger or an Event of Default, the Administrative Agent and the Lenders, collectively, expect to conduct no more than two (2) examination or audit pursuant to this Section 5.10 per Fiscal Year; provided that the Administrative Agent and the Lenders hereby reserve the right to increase the frequency and scope of their examinations and audits conducted pursuant to this Section 5.10 in their sole discretion at any time and from time to time.
    Section 5.11.    Financial Covenants.
    (a)    Company Financial Covenants. As of the last day of each fiscal month ending on or after June 30, 2022, the Company shall report to the Administrative Agent and the Lenders:
    (i)    Total Adjusted Debt to EBITDA Ratio. ~~As of the last day of each fiscal month ending on or after July 31, 2021, the~~The ratio of (x) Total Adjusted Debt (Company) to (y) Adjusted EBITDA (Company) ~~shall not be greater than [***]~~.

    (ii)    Interest Coverage Ratio. ~~As of the last day of each fiscal month ending on or after July 31, 2021 (other than the fiscal months ending March 31, 2022 through and including July 31, 2022), the Interest Coverage Ratio shall not be less than (x) [***] or (y) [***]. For the fiscal months ending March 31, 2022 through and including July 31, 2022, (1) [***] and (2) the Interest Coverage Ratio as of the last day of each such fiscal month shall not be less than: (a) [***]; (b) [***]; (c) [***]; (d) [***]; and (e) [***]~~The Interest Coverage Ratio.
    (iii)    Cash Collection Ratio. ~~As of the last day of each fiscal month ending on or after July 31, 2021, for~~For the six (6) months then ended, the ratio (expressed as a percentage) of (x) the average Cash Collections during such six-month period to (y) the average total principal balance of consumer installment loans, consumer lines of credit and other finance receivables of the Company and its Subsidiaries over such six-month period ~~shall be no less than [***]%~~.
    (iv)    Maximum Net Charge-Offs. ~~As of the last day of each fiscal month ending on or after July 31, 2021, for~~For the six (6) months then ended, the ratio (expressed as a percentage) of (A) charge-offs of consumer installment loans, consumer lines of credit and other finance receivables of the Company and its Subsidiaries (net of recoveries thereon) in accordance with the Credit Policies during the six (6) months then ended to (B) the average month-end balance of consumer installment loans, consumer lines of credit and other finance receivables of the Company and its Subsidiaries over the six (6) month period then ended (exclusive of interest and fees before any allowance and fair market value premium mark -up)~~, shall not be greater than [***]%~~.
For the avoidance of doubt and notwithstanding anything to the contrary contained herein, the undersigned hereby acknowledge and agreed that~~, upon effectiveness of the Fifth Amendment, the only~~ the financial covenants ~~required to be tested pursuant to~~set forth in this Section 5.11(a) ~~as of the measurement period ending July 31, 2021 are the foregoing financial covenants, as amended and restated by the Fifth Amendment~~shall be tested and reported to the Administrative Agent and the Lenders as of the last date of each fiscal month on or after the Eighth Amendment Effective Date, during the Suspension Period without any minimum or maximum threshold requirements.
    (b)    ~~OF IV~~ Borrower Financial Covenants. As of the last day of each fiscal month ending on or after June 30, 2022, Borrower shall report to the Administrative Agent and the Lenders:
    (i)    Adjusted Tangible Net Worth (Borrower). ~~As of the last day of each fiscal month ending on or after July 31, 2021, the~~The Adjusted Tangible Net Worth (Borrower) of ~~OF IV~~ Borrower ~~shall not be less than $[***]~~.
    (ii)    Loan Receivable Quality Ratio ~~(OF IV Borrower). As of the last day of each fiscal month ending on or after July 31, 2021, the~~. The Loan Receivable Quality Ratio ~~(OF IV Borrower) shall be less than [***]%.~~

    ~~(iii)    Minimum Commitment Availability (OF IV Borrower). Commencing with the Fifth Amendment Effective Date and at all times thereafter, Commitment Availability (OF IV Borrower) shall be equal to or greater than $[***].~~
    ~~(iv)    Restricted Payments. OV IF Borrower shall not (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its Securities, or (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its Securities or any warrants, options, or similar instruments to acquire the same, in each case without the prior written consent of the Administrative Agent, other than tax distributions up to the Permitted Tax Distribution Amount~~.
For the avoidance of doubt and notwithstanding anything to the contrary contained herein, the undersigned hereby acknowledge and agreed that~~, upon effectiveness of the Fifth Amendment, the only~~ the financial covenants ~~required to be tested pursuant to~~set forth in this Section 5.11(b) ~~as of the measurement period ending July 31, 2021 are the foregoing financial covenants, as amended~~shall be tested and reported to the Administrative Agent and ~~restated by~~ the ~~Fifth Amendment~~Lenders as of the last date of each fiscal month on or after the Eighth Amendment Effective Date, during the Suspension Period without any minimum or maximum threshold requirements.

    (c~~)    STF Borrower Financial Covenants.~~
    ~~(i)    Adjusted Tangible Net Worth (Borrower). As of the last day of each fiscal month ending on or after September 30, 2021, the Adjusted Tangible Net Worth (Borrower) of STF Borrower shall not be less than (x) for each measurement period ending on or prior to September 30, 2022, $[***]; and (y) for each measurement period ending on or after October 31, 2022, $[***].~~
    ~~(ii)    Loan Receivable Quality Ratio (STF Borrower). As of the last day of each fiscal month ending on or after September 30, 2021, the Loan Receivable Quality Ratio (STF Borrower) shall be less than [***]%.~~
    ~~(iii)    Minimum Commitment Availability (STF Borrower). Commencing with the Sixth Amendment Effective Date and at all times thereafter, Commitment Availability (STF Borrower) shall be equal to or greater than (x) to the extent the outstanding principal amount of the Loans as of the date of determination is less than or equal to $[***], $[***] and (y) to the extent the outstanding principal amount of the Loans as of the date of determination is greater than $[***], $[***].~~
    ~~(iv~~)    Restricted Payments. ~~STF~~No Borrower shall ~~not~~ (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its Securities, or (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its Securities or any warrants, options, or similar instruments to acquire the same, in each case without the prior written consent of the Administrative Agent, other than tax distributions up to the Permitted Tax Distribution Amount.
    Section 5.12.    Most Favored Lender Status. In the event that the Company or any of its Subsidiaries (including Financing Subsidiaries) shall, directly or indirectly, be a party to or enter into or otherwise consent to any agreement or instrument (or any amendment, supplement or modification thereto) under which, directly or indirectly, any Person or Persons undertakes to make or provide credit or loans to, or agree to purchase working capital assets of, the Company or any of its Subsidiaries (including Financing Subsidiaries), including, without limitation, any instrument, document or indenture relating to any Indebtedness, which agreement (or amendment thereto) provides such Person with more restrictive borrowing base or related eligibility criteria against Contracts or senior leverage ratio covenant than are provided in this Agreement when calculated consistent with the definitions set forth in this Agreement, the Company shall provide the Agents and the Lenders with a copy of each such agreement (or amendment thereto) and such more restrictive borrowing base or eligibility criteria against Contracts or senior leverage ratio covenant shall automatically be deemed to be incorporated into this Agreement in a manner that is consistent with the definitions set forth in this Agreement, and the Agents and the Lenders shall have the benefits of such more restrictive borrowing base and eligibility criteria against Contracts and senior leverage ratio covenant as if specifically set forth herein and applied for the benefit of the holders of the Secured Obligations and the interest of the Agents and/or the Lenders in the Collateral (and no amendment, modification, or waiver of any such more restrictive borrowing base or eligibility criteria against Contracts or senior leverage ratio covenant incorporated herein by reference shall be effective against the Agents or the Lenders unless consented to by the Required Lenders). Upon the written request of the Administrative Agent or the Required Lenders, the ~~Borrowers~~Borrower shall promptly enter into an amendment to this Agreement to so include such more restrictive borrowing base and/or eligibility criteria against Contracts and/or senior leverage ratio covenant, provided that the Administrative Agent and the Lenders shall maintain the benefit of such more restrictive borrowing base and eligibility criteria against Contracts and senior leverage ratio covenant even if the Administrative Agent or Required Lenders fail to make such request or the ~~Borrowers~~Borrower fails to provide such amendment.
    Section 5.13.    Purchase of Additional Receivables. (a) The Collateral Agent shall, upon satisfaction of the conditions precedent specified in Section 3.3(a) and in accordance with Section 2.10(c) direct the ~~applicable~~ Disbursement Account Bank to release available funds in the ~~applicable~~ Disbursement Account in the amount specified in the related Funds Release Request (subject to the Facility Availability), to the applicable Borrower not later than 1:00 p.m. (Chicago, Illinois time) on the Release Date by wire transfer of same day funds in Dollars, to such account as may be designated in writing to the Collateral Agent by the applicable Borrower; provided, however, that the Collateral Agent shall have no liability for any delay by the Disbursement Account Bank in transferring such funds.
    (b)    Unless otherwise permitted by the Collateral Agent in its sole and absolute discretion (x) no more than three (3) such requests for funds shall be made per calendar week and (y) in no event will the ~~Borrowers~~Borrower engage in Borrowing Base Actions on more than three (3) Business Days per calendar week.

    Section 5.14.    Negative Pledge. The Guarantors hereby agree not to, directly or indirectly, create, incur, assume or permit to exist any Lien on the Capital Stock of ~~any~~ Borrower. The Guarantors hereby further agree not to transfer or otherwise convey all or any portion of the Capital Stock of ~~any~~ Borrower other than to another Guarantor subject to this Agreement.
    Section 5.15.    Account Notices. The Credit Parties shall forward to the Administrative Agent promptly, but in any event within two (2) Business Days of receipt, any notice of termination or of any default by any party thereto or of any adverse claims received pursuant to the Collection Account Control ~~Agreements~~Agreement. The Credit Parties shall forward to the Administrative Agent promptly, but in any event within two (2) Business Days of receipt, any notice of termination or of any default by any party thereto or of any adverse claims received pursuant to the Disbursement Account Control ~~Agreements~~Agreement.
    Section 5.16.    Business Activities. ~~Each~~ Borrower covenants and agrees that it shall not engage in any business other than acquiring, holding, administering and disposing of Receivables and entering into the transactions contemplated by the Credit Documents without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned. Neither the Company nor any other Guarantor shall engage in any business or activity if as a result the general nature of the business of the Company or such Guarantor would be changed in any material respect from the general nature of the business engaged in by the Company as of the date of this Agreement (and reasonable extensions thereof and any business or businesses ancillary or complementary thereto, including, for the avoidance of doubt, the financing of consumer credit card receivables and salary deduction loans).
    Section 5.17.    Bank Partner Originated Receivables; Transfer of Title. The Company agrees and acknowledges that the Administrative Agent shall have the right to cause title to each loan related to a Bank Partner Originated Receivable to be transferred to the ~~Borrowers~~Borrower in accordance with the applicable Bank Partner Sale Agreement at any time during the continuance of a Bank Partner Originator Regulatory Trigger Event, a Regulatory Trigger Event, a Default, an Event of Default or the occurrence of a material adverse change with respect to the business, operations, assets, financial condition or liabilities of the applicable Bank Partner Originator, which, in the determination of the Administrative Agent following consultation with the Company, is reasonably likely to adversely affect the Receivables or the rights of the Agents or Lenders under the Credit Documents, or at any other time that the Administrative Agent determines, in its reasonable discretion, that such transfer is necessary to protect the interests of the Collateral Agent in the Collateral. In connection with the foregoing, the Company shall promptly, but in any event within five (5) Business Days of actual knowledge or receipt of notice thereof, notify the Administrative Agent, in writing, of any material adverse change with respect to the business, operations, assets, financial condition or liabilities of any Bank Partner Originator. The Company shall, at its expense, promptly execute, acknowledge and deliver such further documents and take such other actions as the Bank Partner Originator, the Administrative Agent or the Collateral Agent may reasonably request in order to effect such transfer of title. Neither the Bank Partner Originator nor any Credit Party will send any texts without the Administrative Agent’s prior written consent or send any telemarketing texts without the recipient’s prior express written consent.

    Section 5.18.    ERISA. Promptly upon any Authorized Officer of any Credit Party or any Guarantor becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, the applicable Credit Party or Guarantor shall deliver to each Agent and each Lender: (i) a written notice specifying the nature thereof, what actions the Guarantors or Credit Parties or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) the most recent Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party or any Guarantor or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each affected Plan; (2) all notices received by any Credit Party or any Guarantor or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any affected Plan of the Guarantors or the Credit Parties or their respective ERISA Affiliates (with respect to an affected Multiemployer Plan, to the extent that the Guarantors or the Credit Parties have rights to access such documents, reports or filings), as any Agent or Lender shall reasonably request.
Section 6.    Negative Covenants
Each Credit Party and each Guarantor covenants and agrees that so long as any Revolving Commitment is in effect and until payment in full of all of the Secured Obligations (other than contingent indemnification obligations for which no claim, demand or notice has been made), it shall perform, and ensure that each applicable Affiliate performs, all covenants applicable to it in this Section 6.
    Section 6.1.    Indebtedness. Neither ~~any~~ Borrower nor any Guarantor shall directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:
    (a)    the Secured Obligations;
    (b)    with respect to the Guarantors, the Indebtedness under the Atalaya Subordinated Loan Agreement, provided such Indebtedness is at all times subject to the Atalaya Subordination and Intercreditor Agreement;
    (c)    unsecured Qualifying Subordinated Debt;
    (d)    Indebtedness existing as of the Fourth Amendment Effective Date, including Indebtedness to be refinanced pursuant to the Fourth Amendment Effective Date Refinancing;
    (e)    Indebtedness of OppWin~~, OppWin ST~~ and OppWin Card, LLC solely to the extent required to comply with its obligations under the Bank Partner Program Agreements;

    (f)    Permitted Refinancing of any of the Indebtedness described in clauses (a) through (e) above;
    (g)    with respect to the Guarantors, purchase money Indebtedness and Capital Lease obligations in an aggregate principal amount not to exceed $2,500,000 in the aggregate at any one time outstanding;
    (h)    obligations of the Guarantors arising out of interest rate, foreign currency, and commodity hedging agreements entered into with financial institutions in connection with bona fide hedging activities in the ordinary course of business and not for speculative purposes;
    (i)    Indebtedness constituting Standard Securitization Undertakings;
    (j)    guarantees of Indebtedness under Permitted Full Recourse SPV Facilities;
    (k)    endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;
    (l)    Indebtedness in respect of (i) workers’ compensation claims, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance, payment obligations in connection with self-insurance or similar requirements, and (ii) tenders, completion guarantees, statutory obligations, surety, environmental or appeal bonds, bids, leases, government contracts, contracts (other than for borrowed money), performance bonds or other obligations of a like nature;
    (m)    Indebtedness arising from agreements of the Guarantors providing for the indemnification, adjustment of purchase price, earn-out, royalty, milestone or similar obligations, in each case assumed with the acquisition or disposition of any business or Person permitted hereunder;
    (n)    Indebtedness incurred by the Guarantors consisting of the financing of insurance premiums in the ordinary course of business in an aggregate principal amount not to exceed $2,500,000 at any time;
    (o)    Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections, employee credit card programs and other similar services in connection with cash management and deposit accounts, Indebtedness in connection with drafts payable for payroll and other ordinary course expense items, and Indebtedness owed to depository banks for returned items incurred in the ordinary course of business;
    (p)    to the extent constituting Indebtedness, Indebtedness representing any taxes, assessments or governmental charges to the extent such taxes are being contested in good faith and adequate reserves have been provided therefor in conformity with GAAP; and
    (q)    other unsecured indebtedness of the Guarantors in an aggregate principal amount not to exceed $2,500,000 at any one time outstanding.
    Section 6.2.    Liens. ~~Neither any~~The Borrower nor any Guarantor shall, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the ~~Borrowers~~Borrower or the Guarantors whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except for Permitted Liens.
    Section 6.3.    Investments; Subsidiaries.
    (a)    ~~Borrowers~~Borrower. The ~~Borrowers~~Borrower shall not make or own any Investment, except Investments in Cash and Receivables. The ~~Borrowers~~Borrower shall not form or acquire any Subsidiaries.
    (b)    Guarantors. The Guarantors shall not make or own any Investment, except Permitted Investments. The Guarantors shall not form or acquire any Subsidiaries, other than Excluded Subsidiaries and Subsidiaries that become Guarantors pursuant to (and subject to the time period provided in) Section 5.5.
    Section 6.4.    Fundamental Changes; Disposition of Assets; Acquisitions.
    (a)    ~~Borrowers~~Borrower. The ~~Borrowers~~Borrower shall not (i) enter into any transaction of merger or consolidation or division, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or (ii) convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets (including, but not limited to, the Receivables) or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, except as otherwise permitted in the Credit Documents, or (iii) acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except Investments made in compliance with Section 6.3.
    (b)    Guarantors and Credit Parties. No Credit Party or Guarantor (other than the ~~Borrowers~~Borrower) shall (a) enter into any transaction of merger or consolidation in which a Credit Party or Guarantor is not the surviving entity, or enter into any division, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or (b) convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business, assets (including, but not limited to, the Receivables) or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired except as otherwise permitted in the Credit Documents (including, without limitation, Section 6.14 hereof), in each case, without the prior written consent of the Administrative Agent; provided that, the Credit Parties and Guarantors may consummate the SPAC Transaction.
    Section 6.5.    Material Contracts and Organizational Documents.
    (a)    ~~Borrowers~~Borrower. The ~~Borrowers~~Borrower shall not (i) enter into any Material Contract with any Person (other than the Credit Documents being entered into on or about the date hereof), (ii) agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under any Related Agreement after the Closing Date, or (iii) materially amend or permit any material amendments to its Organizational Documents, without in each case obtaining the prior written consent of the Administrative Agent to such entry, amendment, restatement, supplement, modification or waiver, as the case may be.
    (b)    Guarantors. No Guarantor shall (i) agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under any Related Agreement after the Closing Date, or (ii) except in connection with the SPAC Transaction, materially amend or permit any material amendments to its Organizational Documents in a manner adverse to the interests of the Lenders, without in each case obtaining the prior written consent of the Administrative Agent to such entry, amendment, restatement, supplement, modification or waiver, as the case may be.
    Section 6.6.    Sales and Lease-Backs.
    (a)    ~~Borrowers~~Borrower. The ~~Borrowers~~Borrower shall not directly or indirectly become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which ~~each~~ Borrower (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Borrower to any Person in connection with such lease.
    (b)    Guarantors. No Guarantor shall directly or indirectly become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which any Guarantor (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by any Guarantor to any Person in connection with such lease.
    Section 6.7.    Transactions with Shareholders and Affiliates.
    (a)    ~~Borrowers~~Borrower. The ~~Borrowers~~Borrower shall not, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Affiliates other than the transactions contemplated by the Credit Documents.

    (b)    Guarantors. No Guarantor shall, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Affiliates other than (i) the transactions contemplated by the Credit Documents and (ii) contracts, agreements and business arrangements with any of its Affiliates on terms and conditions which are no less favorable to such Guarantor than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.
    Section 6.8.    Conduct of Business.
    (a)    ~~Borrowers~~Borrower. The ~~Borrowers~~Borrower shall not engage in any business other than the businesses engaged in by the ~~Borrowers~~Borrower on the ~~Sixth~~Eighth Amendment Effective Date.
    (b)    Guarantors. No Guarantor shall, nor shall it permit any of its Subsidiaries to, engage in any business or activity if as a result the general nature of the business of such Guarantor or any of its Subsidiaries would be changed in any material respect from the general nature of the business engaged in by it as of the Sixth Amendment Effective Date (and reasonable extensions thereof and any business or businesses ancillary or complementary thereto, including, for the avoidance of doubt, the financing of consumer credit card receivables and salary deduction loans).
    Section 6.9.    Fiscal Year. No Credit Party or Guarantor shall change its Fiscal Year.
    Section 6.10.    Accounts.
    (a)    ~~Borrowers~~Borrower. No Borrower shall establish or maintain any deposit account or a securities account that is not subject to a “control agreement” in favor of the Collateral Agent. No Borrower shall, nor shall it direct any Person to, deposit Collections in a deposit account or a securities account that is not such Borrower’s Collection Account or Disbursement Account.
    (b)    Guarantors. No Guarantor shall establish or maintain any deposit account or a securities account that is not subject to a “control agreement” in favor of the Collateral Agent, except for Excluded Accounts (as defined in the Guarantor Security Agreement).
    Section 6.11.    Prepayments of Certain Indebtedness.
    (a)    ~~Borrowers~~Borrower. The ~~Borrowers~~Borrower shall not, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than the Secured Obligations.
    (b)    Guarantors. No Guarantor shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Indebtedness under the Atalaya Subordinated Loan Agreement to the extent expressly permitted by the Atalaya Subordination and Intercreditor Agreement; and (ii) unsecured Qualifying Subordinated Debt in connection with the Fourth Amendment Effective Date Refinancing.
    Section 6.12.    Servicing Agreement and Backup Servicing Agreement. The ~~Borrowers~~Borrower shall not (a)     terminate the Servicing Agreement or the Backup Servicing Agreement, or (b) designate a replacement servicer other than the Backup Servicer, in each case, without the consent of the Administrative Agent.
    Section 6.13.    Independent Director. The ~~Borrowers~~Borrower shall not fail at any time to have at least one (1) Independent Director that is not and has not been for at least five (5) years, (a) an officer, director or manager of ~~any~~ Borrower or any of its Affiliates, (b) a shareholder (or other equity owner) of, or a partner, member (other than as a special member in the case of single member Delaware limited liability companies), employee, attorney or counsel of, ~~any~~ Borrower or any of its Affiliates, (c) a customer or creditor of, or supplier to, ~~any~~ Borrower or any of its Affiliates, who derives any of its purchases or revenue from its activities with ~~any~~ Borrower or any of its Affiliates (other than a de minimis amount), (d) a person who controls or is under common control with any such officer, director, partner, manager, member, employee, supplier, creditor or customer, or (e) a member of the immediate family of any such officer, director, partner, manager, member, employee, supplier, creditor or customer; provided that the foregoing subclause (a) shall not apply to any Person who serves, or has served, as an independent director or an independent manager for any Affiliate of ~~any~~ Borrower; provided, that upon the death or incapacity of such Independent Director, the applicable Borrower will have a period of ten (10) Business Days following such event to appoint a replacement Independent Director; provided, further, that such Borrower shall cause its Independent Director not to resign until a replacement independent director has been appointed; provided, further, that before any Independent Director is replaced, removed, resigns or otherwise ceases to serve (for any reason other than the death or incapacity of such Independent Director), such Borrower shall provide written notice to the Administrative Agent no later than two (2) Business Days prior to such replacement, removal or effective date of cessation of service and of the identity and affiliations of the proposed replacement Independent Director.
    Section 6.14.    Sales of Receivables. No Credit Party or Guarantor shall sell, transfer or otherwise dispose of any Company Receivables without the prior written consent of the Administrative Agent (which consent may be granted or withheld in its sole discretion), with the exception of the sale, transfer or disposition of any Company Receivable:
    (a)    to ~~a~~ Borrower in accordance with the terms of the ~~applicable~~ Purchase Agreement or the Bank Partner Sale Agreement(s), as applicable;
    (b)    in connection with a Receivable Repurchase Event; or
    (c)    by the Company or other Guarantor to any Financing Subsidiary (other than the ~~Borrowers~~Borrower) or third party in connection with a credit facility, forward flow purchase facility or securitization, except for any sale, transfer or disposition prohibited by Section 3.02(i) of the Guarantor Security Agreement after the occurrence and during the continuation of an Event of Default; provided, that no selection procedures, the application of which are adverse to the Administrative Agent, the Collateral Agent or the Lenders are used in allocating Company Receivables between the ~~Borrowers~~Borrower, on the one hand, and any other Financing Subsidiary or third party, on the other (including, for the avoidance of doubt, any Receivables that are subject to a refinancing), as determined by the Administrative Agent in its sole discretion; provided, further, however, that, for the avoidance of doubt, selection procedures or allocations resulting from differences between the applicable Eligibility Criteria and any eligibility criteria of any credit facility, forward flow purchase facility or securitization shall not alone constitute selection procedures adverse to the ~~Borrowers~~Borrower, the Administrative Agent, the Collateral Agent or any Lender.
    Section 6.15.    Changes to the Credit Policies or the Servicing Policy. No Credit Party shall make or authorize any changes or modifications to the Credit Policies or the Servicing Policy in a manner adverse to the interests of the Agents or the Lenders under the Credit Documents, except as required by applicable law (with notice thereof to the Administrative Agent) or as shall otherwise be consented to in writing by the Administrative Agent. The Credit Parties shall provide the Administrative Agent with at least ten (10) Business Days’ prior written notice of any other changes or modifications to the Credit Policies or the Servicing Policy that do not require the consent of the Administrative Agent.
    Section 6.16.    Changes to Bank Partner Program Agreements. No Credit Party shall make or authorize any changes to any Bank Partner Program Agreements that are adverse to the interests of the Agents or the Lenders under the Credit Documents without the prior written consent of the Administrative Agent. The Credit Parties shall provide the Administrative Agent with at least ten (10) Business Days prior written notice of any changes or modifications to any Bank Partner Program Agreements that do not require the consent of the Administrative Agent.
    Section 6.17.    Subordinated Debt. No Credit Party or Guarantor shall, nor shall it permit any of its Subsidiaries to, (a) amend or modify any of the terms or conditions relating to Subordinated Debt, (b) make any voluntary prepayment of Subordinated Debt or effect any voluntary redemption thereof, or (c) make any payment on account of Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Secured Obligations, in each case except (x) as permitted by the Atalaya Subordination and Intercreditor Agreement with respect to the Indebtedness under the Atalaya Subordinated Loan Agreement and (y) unsecured Qualifying Subordinated Debt in connection with the Fourth Amendment Effective Date Refinancing. Notwithstanding the foregoing, the Credit Parties may agree to a decrease in the interest rate applicable thereto or to a deferral of repayment of any of the principal of or interest on the Subordinated Debt beyond the current due dates therefor.

Section 7.    Events of Default
    Section 7.1.    Events of Default. Each of the following conditions or events shall constitute an “Event of Default” hereunder:
    (a)    Failure to Make Payments When Due. The failure by any Credit Party, as applicable, to make (i) payments of any principal on the date such payment is due, (ii) payments of interest or premiums or fees due to the Administrative Agent, the Collateral Agent or a Lender within two (2) Business Days of the date such payment is due or (iii) any other payment or deposit required to be made under any Credit Documents within three (3) Business Days of the date such payment or deposit is due or, if any such payment is due on the Final Maturity Date, such failure to make such payment on the Final Maturity Date; or
    (b)    Borrowing Base Deficiency. Failure by a Borrower to cure (x) any Borrowing Base Deficiency resulting solely from the reduction of the applicable Advance Rate within thirty (30) days of the earlier of (i) an Authorized Officer of such Borrower becoming aware that a Borrowing Base Deficiency exists, and (ii) receipt by such Borrower of notice from the Administrative Agent that a Borrowing Base Deficiency exists or (y) any Borrowing Base Deficiency not resulting solely from the reduction of the applicable Advance Rate within two (2) Business Days of the earlier of (i) an Authorized Officer of such Borrower becoming aware that a Borrowing Base Deficiency exists, and (ii) receipt by such Borrower of notice from the Administrative Agent that a Borrowing Base Deficiency exists; or
    (c)    Cross Defaults. (i) Default shall occur under any Indebtedness aggregating $[***] or more issued, assumed or guaranteed by any Credit Party or any Guarantor or any of their Subsidiaries, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated), or any such Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise); or (ii) any “event of default” under, and as defined in, the Atalaya Subordinated Loan Agreement shall occur;
    (d)    Breach of Certain Affirmative Covenants. Except as otherwise addressed in any other provision of this Section 7.1, failure of any Credit Party or any Guarantor, as applicable, to perform or comply with any covenant or other agreement contained in (i) Sections 5.2, 5.3, 5.4, 5.6, 5.7, 5.11, 5.14 or 6, hereof unless otherwise previously consented to by the Administrative Agent in writing, (ii) Section 5.9(b) hereof for a period of five (5) Business Days unless otherwise previously consented to by the Administrative Agent or Section 5.9(a) hereof for a period of ten (10) Business Days unless otherwise previously consented to by the Administrative Agent; or
    (e)    Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party or any

Guarantor in any Credit Document to which it is a party or in any statement or certificate at any time given by any Credit Party or any Guarantor or any of their Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith (other than any representation, warranty, certification or other statements that gives rise to a Receivable Repurchase Event), shall be false in any material respect as of the date made or deemed made and, in the case of such representations, warranties, certifications and other statements that are capable of being cured, which shall not have been remedied or waived within ten (10) Business Days after the earlier of (i) an Authorized Officer of such Credit Party or Guarantor becoming aware of such falsity or (ii) receipt by any Credit Party or Guarantor of written notice from the Administrative Agent or any Lender of such falsity; provided, that no grace or curative period will apply if the representation, warranty, certification or other statement was actually known by an Authorized Officer of the applicable Credit Party or Guarantor to be false when made or deemed made; or
    (f)    Other Defaults Under Credit Documents. Any Credit Party or Guarantor shall default in the performance of or compliance with any covenant or other term contained herein or any of the other Credit Documents to which it is a party, other than any such term referred to in any other provision of this Section 7.1, and shall not have been remedied or waived within fifteen (15) Business Days after the earlier of (i) an Authorized Officer of such Credit Party or Guarantor becoming aware of such default, or (ii) receipt by such Credit Party or Guarantor of written notice from the Administrative Agent or any Lender of such default; or
    (g)    Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief (other than a decree or order described in clause (ii)) in respect of any Credit Party or any Guarantor in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law, or (ii) an involuntary case shall be commenced against any Credit Party or any Guarantor under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Credit Party or Guarantor shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of such Credit Party or Guarantor, and any such event described in this clause (ii) shall continue for thirty (30) days without having been dismissed, bonded or discharged; or
    (h)    Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Any Credit Party or any Guarantor shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any such Credit Party or Guarantor shall make any assignment for the benefit of creditors, or (ii) any Credit Party or any Guarantor shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of such Credit Party or Guarantor (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 7.1(g); or
    (i)    Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process (a) involving ~~any~~ Borrower, or (b) with respect to any other Credit Party or Guarantor, in the aggregate at any time an amount in excess of $2,500,000 with respect to all other Credit Parties and Guarantors, to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage, shall be entered or filed against such Credit Party or Guarantor or any of their respective assets and (a) shall remain, or any Lien in connection with any of the foregoing shall remain, undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder in connection with any enforcement proceedings commenced by a creditor upon such judgment, writ, warrant of attachment or similar process), or (b) a decree or order is entered for the appointment of a receiver, liquidator, sequestrator, trustee, or custodian assignee for the benefit of creditors (or other officer having similar powers) over such assets; or
    (j)    Dissolution. Any order, judgment or decree shall be entered against any Credit Party or any Guarantor decreeing the dissolution or split up of such Credit Party or Guarantor and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or
    (k)    Change of Control. A Change of Control shall occur or any Credit Party or Guarantor shall enter into any transaction of merger or consolidation in which a Credit Party or Guarantor is not the surviving entity, in each case, without the prior written consent of the Administrative Agent; provided that, for the avoidance of doubt, the Credit Parties and Guarantors may consummate the SPAC Transaction; or
    (l)    Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Secured Obligations in accordance with the terms hereof) or shall be declared null and void or the enforceability thereof shall be impaired in any material respect, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of the Collateral Agent or any Secured Party to take any action within its control, or (ii) any of the Credit Documents identified in clause (a) of the definition thereof for any reason, other than the satisfaction in full of all Secured Obligations (other than contingent indemnification obligations for which no claim, demand or notice has been made), shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or a party thereto, as the case may be, shall repudiate its obligations thereunder or shall contest the validity or enforceability of any Credit Document in writing; or
    (m)    Servicing Agreement. A Servicer Default shall have occurred and has not been cured as permitted under the Servicing Agreement; or
    (n)    Financial Statements. The auditor’s opinion accompanying the audited financial statements of any Credit Party or any Guarantor delivered hereunder is qualified in any manner and the Administrative Agent has notified the Credit Parties in writing that such qualification constitutes an Event of Default; or
    (o)    Material Exceptions. A material exception in any audit conducted pursuant to Section 5.9 which is not cured within ten (10) Business Days of the earlier to occur of an Authorized Officer of the applicable Credit Party or Guarantor having knowledge thereof or an Authorized Officer of the applicable Credit Party or Guarantor receiving written notice thereof from the Administrative Agent; or
    (p)    ERISA. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in a Material Adverse Effect; or (ii) ~~any~~ Borrower shall establish, contribute to or become obligated to contribute to any Plan; or
    (q)    Material Adverse Effect. The occurrence of any event which is reasonably determined by the Administrative Agent, acting in good faith, to have a Material Adverse Effect; or
    (r)    Specified Legal/Regulatory Change. The occurrence of a Specified Legal/Regulatory Change; or
    (s)    Regulatory Trigger Event. The occurrence of a Regulatory Trigger Event; or
    (t)    Action by Administrative Body. A final, decree or order is entered by an administrative body (including, without limitation, an administrative order of the CFPB) or by a court of competent jurisdiction, whether or not such decree or order is appealable or is being appealed, in connection with a CFPB proceeding brought against any Credit Party or any Guarantor or one or more of their Subsidiaries (i) for the payment of “restitution,” “disgorgement or compensation for unjust enrichment,” “refund of moneys or return of real property” and/or “payment of damages or other monetary relief,” or any similar characterization (other than for civil monetary penalties), (ii) for the payment of civil monetary penalties, or (iii) pursuant to which a Credit Party or a Guarantor or one or more of their Subsidiaries consent or agree to remedies, whether conduct- based or monetary-based, in connection with allegations by such administrative body, in such decree or order, resulting from (or relate to remediation of) unfair, deceptive or abusive acts or practices by such Credit Party or such Guarantor or any such Subsidiary, whether or not such Credit Party or such Guarantor or such Subsidiary admits that such acts or practices were, in fact, unfair, deceptive or abusive; which, in the case of either (i), (ii), or (iii) above, results in a Material Adverse Effect on such Credit Party or such Guarantor or one or more of their Subsidiaries; or
    (u)    Collateral Performance Trigger. The occurrence of any Tier 2 Collateral Performance Trigger; or
    (v)    Key Employee Event. The occurrence of any event or transaction as a result of which Todd Schwartz and any one (1) other Key Employee shall for any reason to cease to either be actively engaged in the day-to-day management of the Company or hold the title of “director” of the Company and are not replaced within one hundred twenty (120) days of such occurrence with replacements suitable to the Administrative Agent in its commercially reasonable judgment; provided, that for the avoidance of doubt, for the purposes of Sections 3.2 and 3.3 only, no “Default” shall be deemed to have occurred during the foregoing one hundred twenty (120) day period during which the Company has the ability to replace a Key Employee; provided, further that upon the approval of a replacement for any Key Employee suitable to the Administrative Agent in its commercially reasonable judgment, such replacement shall be considered a “Key Employee” and the departing Key Employee shall no longer be considered a “Key Employee” for purposes of this Section 7.1(v);
Then, (a) upon the occurrence of any Event of Default described in Sections 7.1(g), 7.1(h) or 7.1(j), automatically, and (b) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) the Required Lenders, upon written notice to the ~~Borrowers~~Borrower, the Servicer and the Backup Servicer by the Administrative Agent, (x) the Revolving Commitments, if any, shall immediately terminate; (y) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party and Guarantor: (1) the unpaid principal amount of and accrued interest on the Loans and (2) all other Obligations (other than contingent indemnification obligations for which no claim, demand or notice has been made), including without limitation any accrued Unused Line of Credit Fees; and (z) the Administrative Agent shall cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to the Collateral Documents. In addition, the Administrative Agent may exercise on behalf of itself and the other Secured Parties all rights and remedies available to it and the other Secured Parties under the Credit Documents or applicable law or equity when any such Event of Default has occurred and is continuing.
Notwithstanding anything in this Agreement or any other Credit Documents to the contrary, no Credit Party (other than a Borrower) shall be liable for the payment of any principal or accrued and unpaid interest on the Loans or any losses incurred by Administrative Agent or any Lender incurred in connection with any failure by the ~~Borrowers~~Borrower to pay such amounts, except for Credit Parties that are also Guarantors.
Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable Debtor Relief Laws) payable in accordance with the provisions of Section 2.10 at the Default Funding Rate until no Event of Default is then continuing.
Section 8.    Agents
    Section 8.1.    Appointment of Agents. BMO Harris is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes BMO Harris, in such capacity, to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 8 are solely for the benefit of Agents and the Lender and neither ~~any~~ Borrower nor any other Credit Party or Guarantor shall have any rights as a beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lender and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for ~~any~~ Borrower.
    Section 8.2.    Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.
    Section 8.3.    Powers and Duties. (a) Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and in the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or in any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.
    (b)    The Administrative Agent shall use commercially reasonable efforts to provide to each Lender, (i) within a commercially reasonable time period after receipt thereof, all reports, notices and other information provided to the Administrative Agent by any Credit Party pursuant to Section 5.1 or Section 5.9 and (ii) within one (1) Business Day of its receipt thereof from the Servicer pursuant to the Servicing Agreement, the Monthly Servicing Report.

    Section 8.4.    No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or the creation, perfection or priority of any Lien purported to be created by the Credit Documents or the value or sufficiency of any Collateral or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to any Lender or by or on behalf of ~~any~~ Borrower or any Credit Party or any Guarantor to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of ~~any~~ Borrower or any other Person liable for the payment of any Secured Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.
    Section 8.5.    Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to any Lender for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Required Lenders (or such other number or percentage of the Lenders as shall be necessary) and, upon receipt of such instructions from such Lenders, such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions; provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. Each Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. Any such action taken or failure to act pursuant to the foregoing shall be binding on all Lenders. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to such Agent in writing by the ~~Borrowers~~Borrower or the other Agent or a Lender. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of counsel (who may be counsel for the ~~Borrowers~~Borrower), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of a Lender.
    Section 8.6.    Collateral Documents and Intercreditor Agreements. Each of the Agents is hereby irrevocably authorized by each of the Lenders to execute and deliver the Collateral Documents and any subordination and/or intercreditor agreement with respect to any Subordinated Debt on behalf of each of the Lenders and their Affiliates and to take such action and exercise such powers under the Collateral Documents and such subordination and/or intercreditor agreements with respect to any Subordinated Debt on behalf of each of the Lenders and their Affiliates as the relevant Agent considers appropriate; provided neither Agent shall amend the Collateral Documents or the subordination and/or intercreditor agreements with respect to any Subordinated Debt unless such amendment is not materially adverse to the Lenders or is agreed to in writing by the Required Lenders. Each Lender hereby further authorizes the Collateral Agent, on behalf of and for the benefit of such Lender, to be the agent for and representative of such Lender with respect to the Collateral and the Collateral Documents. Upon the occurrence of an Event of Default, the Collateral Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders. Unless and until the Required Lenders give such direction, the Collateral Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. Each Lender acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents upon the execution and delivery thereof by the Collateral Agent. The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party or any Guarantor in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders or their Affiliates for any failure to monitor or maintain any portion of the Collateral. The Lenders hereby irrevocably authorize (and each of their Affiliates holding any Bank Product Obligations entitled to the benefits of the Collateral shall be deemed to authorize) the Collateral Agent, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by the Collateral Agent (or any security trustee therefore) under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, or at any sale or foreclosure conducted by the Collateral Agent or any security trustee therefore (whether by judicial action or otherwise) in accordance with applicable law. Except as otherwise specifically provided for herein, no Lender or their Affiliates, other than the Collateral Agent, shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Collateral Documents; it being understood and intended that no one or more of the Lenders or their Affiliates shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Collateral Agent (or any security trustee therefor) under the Collateral Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Collateral Agent (or its security trustee) in the manner provided for in the relevant Collateral Documents for the benefit of the Secured Parties. Each Lender is hereby appointed agent for the purpose of perfecting the Collateral Agent’s security interest in assets which, in accordance with Article 9 of the UCC or other applicable law can be perfected only by possession. Should any Lender (other than the Collateral Agent) obtain possession of any Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions.
    Section 8.7.    Lenders’ Representations, Warranties and Acknowledgments. (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the ~~Borrowers~~Borrower in connection with Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of ~~any~~ Borrower or any other Person liable for the payment of any Secured Obligations. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lender or to provide such Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to a Lender.
    (b)    Each Lender, by funding a Loan, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent any Lender, as applicable on the Closing Date or any Credit Date.
    Section 8.8.    Authorization to Release, Limit or Subordinate Liens or to Release Guaranties. Subject to Section 9.5, the Agents are hereby irrevocably authorized by each of the Lenders and their Affiliates to (a) execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which the Lenders or the Administrative Agent has otherwise consented, (b) release or subordinate any Lien on Collateral consisting of goods financed with purchase money Indebtedness or under a Capital Lease to the extent such purchase money Indebtedness or Capitalized Lease obligation, and the Lien securing the same, are permitted by this agreement, (c) reduce or limit the amount of the indebtedness secured by any particular item of Collateral to an amount not less than the estimated value thereof to the extent necessary to reduce mortgage registry, filing and similar tax, (d) release Liens on the Collateral following termination or expiration of the Revolving Commitments and payment in full in cash of the Obligations (other than contingent indemnification obligations for which no claim, demand or notice has been made) and, if then due, Bank Product Obligations, and (e) release any Subsidiary of the Company from its obligations as a Guarantor if such Person ceases to be a Subsidiary of the Company as a result of a transaction permitted under the Credit Documents. Upon the relevant Agent’s request, the Required Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of Collateral or to release any Person form its obligations as a Guarantor under the Credit Documents.

    Section 8.9.    Right to Indemnity. Each Lender, in proportion to its pro rata share of the aggregate outstanding principal amount of Loans of all Lenders, severally agrees to indemnify each Agent, their Affiliates and their respective officers, partners, directors, trustees, employees and agents of each Agent (each, an “Indemnitee Agent Party”), to the extent that such Indemnitee Agent Party shall not have been reimbursed by the ~~Borrowers~~Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Indemnitee Agent Party in any way relating to or arising out of this Agreement or the other Credit Documents, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory, or sole negligence of such Indemnitee Agent Party; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Agent Party’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata share of the aggregate outstanding principal amount of Loans of all Lenders; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.
    Section 8.10.    Resignation of Administrative Agent and Collateral Agent. Each of the Administrative Agent and the Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the ~~Borrowers~~Borrower. Upon any such notice of resignation, the Lenders shall have the right, with the consent of the ~~Borrowers~~Borrower (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent or Collateral Agent, as the case may be; provided, that the ~~Borrowers~~Borrower’s consent shall not be required at any time an Event of Default is continuing. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent hereunder by such successor Administrative Agent or Collateral Agent, such successor Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall promptly (i) transfer to such successor Administrative Agent or Collateral Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent or Collateral Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent or Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative

Agent or Collateral Agent of the Liens created under the Collateral Documents, whereupon such retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s or Collateral Agent’s resignation hereunder, the provisions of this Section 8.10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent hereunder.
    Section 8.11.    Bank Product Obligations. By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 9.6, as the case may be, any Affiliate of such Lender with whom ~~any~~ Borrower or any Guarantor or any of its Subsidiaries has entered into an agreement creating Bank Product Obligations shall be deemed a Lender party hereto for purposes of any reference in a Credit Document to the parties for whom the Agents are acting, it being understood and agreed that the rights and benefits of such Affiliate under the Credit Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Collateral and the guaranties as more fully set forth in Section 2.10. In connection with any such distribution of payments and collections, or any request for the release of any guaranty and the Collateral Agent’s Liens in connection with the termination of the Revolving Commitments and the payment in full of the Secured Obligations, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Bank Product Obligations unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution or payment or release of such guaranty and Liens.
    Section 8.12.    Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers,” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.
    Section 8.13.    Authorization of Administrative Agent to File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party or Guarantor, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the ~~Borrowers~~Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
    (a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under the Credit Documents including, but not limited to, Section 9.2) allowed in such judicial proceeding; and

    (b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their agents and counsel, and any other amounts due the Agents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
    Section 8.14.    Recovery of Erroneous Payments. Notwithstanding anything to the contrary in this Agreement, if at any time Administrative Agent determines (in its sole and absolute discretion) that it has made a payment hereunder in error to any Lender, whether or not in respect of any portion of the Obligations due and owing by ~~Borrowers~~Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each such Person receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Person in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender receiving the benefits of any Credit Document irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another), “good consideration”, “change of position” or similar defenses (whether at law or in equity) to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Lender that received a Rescindable Amount promptly upon determining that any payment made to such Person comprised, in whole or in part, a Rescindable Amount. Each Person’s obligations, agreements and waivers under this Section 8.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments, the repayment, satisfaction or discharge of the Obligations (or any portion thereof) under any Credit Document. Notwithstanding anything to the contrary herein or in any other Credit Document, none of the Credit Parties, the Guarantors, or any of their respective Affiliates shall have any obligations or liabilities directly or indirectly arising solely out of this Section 8.14.
Section 9.    Miscellaneous
    Section 9.1.    Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to any Credit Party, any Guarantor, the Collateral Agent or the Administrative Agent shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to the Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, sent by telefacsimile or e-mail (with telephonic confirmation of receipt), courier service or email (to the extent that an email address shall have been provided for the recipient) and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or e-mail.
    Section 9.2.    Expenses. Whether or not the transactions contemplated hereby shall be consummated, ~~each~~ Borrower agrees to pay promptly (a) all of the Agents’ actual and reasonable, documented, out-of-pocket costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto, (b) all of the reasonable, documented fees, expenses and disbursements of counsel to the Agents in connection with the negotiation, preparation, execution, administration and enforcement of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the ~~Borrowers~~Borrower, (c) all the actual costs and reasonable, documented, out-of- pocket expenses of creating and perfecting Liens in favor of the Collateral Agent, for the benefit of the Secured Parties, including filing and recording fees, expenses and Taxes, stamp or documentary Taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent, (d) each of the Agent’s actual costs and reasonable documented, out-of-pocket fees, expenses for, and disbursements of any of such Agent’s, auditors, accountants, consultants or appraisers whether internal or external, and all reasonable, documented attorneys’ fees (including expenses and disbursements of outside counsel) incurred by such Agent subject to the limitations set forth in Section 5.10(d), (e) all the actual costs and reasonable, documented, out-of-pocket expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral, (f) all other actual and reasonable, documented out-of-pocket costs and expenses incurred by each Agent in connection with the syndication of the Loans and the Revolving Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby, (g) after the occurrence of a Default or an Event of Default, all documented costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by any Agent or any Lender in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings and (h) all other Permitted Expenses (subject to the limitation set forth in the definition thereof).
    Section 9.3.    Indemnity. (a) In addition to the payment of expenses pursuant to Section 9.2, ~~each~~ Borrower agrees to defend (subject to Indemnitees’ approval of counsel), indemnify, pay and hold harmless, each Agent and each Lender, and their respective affiliates, officers, partners, directors, trustees, employees and agents (each, an “Indemnitee”), from and against any and all of its indemnified liabilities, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory, or sole negligence of such Indemnitee; provided, that the ~~Borrowers~~Borrower shall not have any obligation to any Indemnitee hereunder with respect to any indemnified liabilities to the extent such indemnified liabilities arise from the gross negligence, bad faith or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable order or judgment. to the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the ~~Borrowers~~Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all of its indemnified liabilities incurred by all Indemnitees or any Indemnitee. ~~Each~~ Borrower further agrees that no Indemnitee shall have any liability based on its comparative, contributory, or sole negligence or otherwise to such Borrower except to the extent such indemnified liabilities arise from the gross negligence, bad faith or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction; provided, however, that in no event shall such Indemnitee have any liability for any indirect, consequential or punitive damages.
    (b)    The Company agrees to indemnify each Indemnitee for Indemnified Liabilities to the extent arising out of or resulting from any of the following:
    (i)    the failure of any Receivable represented by the Company to be an Eligible Receivable hereunder to be an “Eligible Receivable” at the time of such representation; provided, however, that no such failure shall be deemed to have occurred under this clause (i) if the Originator has repurchased such Receivable in accordance with the terms and conditions of the ~~applicable~~ Purchase Agreement;
    (ii)    reliance on any representation or warranty made or deemed made by the Company under this Agreement or any other Credit Document to which it is a party, which shall have been false or incorrect when made or deemed made; provided, however, that no Indemnified Liabilities shall be due under this clause (ii) with respect to a breach of a representation or warranty made or deemed made in this Agreement or any other Credit Document that a Receivable is an Eligible Receivable if the Originator has repurchased such Receivable in accordance with the terms and conditions of the ~~applicable~~ Purchase Agreement;
    (iii)    the failure by the Company to comply with any term, provision or covenant applicable to it contained in this Agreement or any Credit Document to which it is party or with any applicable law, rule or regulation with respect to any Receivable or other Collateral;
    (iv)    any action or omission by the Company which reduces or impairs the rights or interests of any Agent or any other Secured Party with respect to any Collateral or the value of any Collateral;
    (v)    any claim brought by any Person arising from any activity by the Company in servicing, administering or collecting any Receivable;
    (vi)    the failure to pay when due any taxes, including sales, excise or personal property taxes payable by the Company in connection with the Collateral;

    (vii)    the payment by such Indemnitee of taxes (other than Excluded Taxes) that represent losses, claims, damages, etc. arising from any non-Tax claim, including any taxes imposed by any jurisdiction on amounts payable and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, to the extent caused by the Company’s actions or failure to act in breach of this Agreement;
    (viii)    the failure to vest and maintain vested in the Collateral Agent, on behalf of the Secured Parties, a first priority perfected security interest in the Collateral, free and clear of any Lien, whether existing at the time such Collateral arose or at any time thereafter;
    (ix)    any dispute, claim, offset or defense (other than as a result of the bankruptcy or insolvency of the related Obligor) of an Obligor to the payment of any Receivable (including a defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) to the extent caused by the Company’s actions or failure to act in breach of this Agreement or any Credit Document;
    (x)    the failure of the Company to furnish accurate and complete documentation (including a Receivable or invoice) to any Obligor;
    (xi)    the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the applicable UCC or other applicable laws naming the Originator or the applicable Borrower as “Debtor” with respect to any Collateral;
    (xii)    the failure of any Disbursement Account Bank, Collection Account Bank or Lockbox Bank (if applicable) to remit any amounts or items of payment held in a Collection Account, Disbursement Account or in a Lockbox pursuant to the instructions of the Collateral Agent given in accordance with this Agreement or the other Credit Documents, whether by reason of the exercise of setoff rights against the Company or otherwise;
    (xiii)    the grant by a Borrower of a security interest in any Receivable in violation of any applicable law, rule or regulation;
    (xiv)    the commingling by the Company of Collections with other funds;
    (xv)    any Material Adverse Effect with respect to the Company which causes any Receivable to cease to be an Eligible Receivable, other than a Material Adverse Effect which results solely in a reduction of the applicable Advance Rate if, after giving effect thereto, no Borrowing Base Deficiency exists; or
    (xvi)    any Material Adverse Effect with respect to the Company which hinders the ~~Borrowers~~Borrower’s ability to carry out their obligations under this Agreement;

    provided, however, that the Company shall not be required to indemnify any Indemnitee under this Section 9.3 to the extent of any amounts (x) resulting from the gross negligence or willful misconduct of such Indemnitee or (y) constituting credit recourse for the failure of an Obligor to pay a Receivable, or (z) constituting an Excluded Tax. Nothing herein shall affect the obligations of the Company or any other Person as a Guarantor under its Guaranty, and the rights and remedies set forth herein are cumulative to those set forth in the relevant Guaranty and any other Credit Document to which the Company or such other Guarantor is a party.
    (c)    If any claim or action for Indemnified Liabilities shall be brought against an Indemnitee, it shall notify the ~~Borrowers~~Borrower or the Company, as applicable, (each, an “Indemnitor”) thereof, and each Indemnitor shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified Indemnitor, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee, unless such Indemnitee reasonably objects to such assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to such Indemnitor. After notice from an Indemnitor to the Indemnitee of its election to assume the defense of such claim or action, except to the extent provided in the following paragraph, such Indemnitor shall not be liable to the Indemnitee under this Section 9.3 for any fees and expenses of counsel subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation.
    (d)    Any Indemnitee shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless: (i) the employment thereof has been specifically authorized by each Indemnitor in writing, (ii) such Indemnitee shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to each Indemnitor and in the reasonable judgment of such counsel it is advisable for such Indemnitee to employ separate counsel, or (iii) the Indemnitor has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Indemnitee, in which case, if such Indemnitee notifies the Indemnitor in writing that it elects to employ separate counsel at the expense of the Indemnitor, the Indemnitor shall not have the right to assume the defense of such action on behalf of such Indemnitee, it being understood, however, the Indemnitor shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such Indemnitees, which firm shall be designated in writing by the Administrative Agent, but in either case reasonably satisfactory to the Indemnitee.
    (e)    Each Indemnitee, as a condition of the indemnity agreement contained in the foregoing subparagraph (a), shall use its reasonable efforts to cooperate with the Indemnitor in the defense of any such action or claim. No Indemnitor shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the Indemnitor agrees to indemnify and hold harmless any Indemnitee from and against any Indemnified Liabilities by reason of such settlement or judgment. No Indemnitor shall, without the prior written consent of the Indemnitee, effect any settlement of any pending or threatened (in writing) action in respect of     which such Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Indemnitee unless such settlement (i) includes an unconditional release of such Indemnitee from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnitee.
    (f)    To the extent permitted by applicable law, neither the ~~Borrowers~~Borrower nor the Company shall assert, and each of the ~~Borrowers~~Borrower and the Company hereby waives, any claim against the Lenders, the Agents and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable Legal Requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each of the ~~Borrowers~~Borrower and the Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
    Section 9.4.    Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and its Affiliates each is hereby authorized by ~~each~~ Borrower and each Guarantor at any time or from time to time subject to the consent of the Administrative Agent, without notice to ~~such~~ Borrower or such Guarantor or to any other Person (other than the Administrative Agent) except to the extent required by applicable law, any such notice being hereby expressly waived to the maximum extent under applicable law, and subject to any requirements or limitations imposed by applicable law, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of such Borrower or such Guarantor (in whatever currency) against and on account of the obligations and liabilities of such Borrower or such Guarantor to such Lender arising hereunder or under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.10 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the other Secured Parties, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
    (a)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
    (b)    the provisions of this Section shall not be construed to apply to (x) any payment made by the ~~Borrowers~~Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Credit Party or any Subsidiary thereof (as to which the provisions of this Section shall apply).
Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.
    Section 9.5.    Amendments and Waivers.
    (a)    Amendments and Waivers. Any provision of this Agreement or the other Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the relevant Credit Party or Guarantor that is a party thereto, (b) the Required Lenders (or the Administrative Agent acting at the direction of the Required Lenders) (except as otherwise stated below to require only the consent of the Lenders affected thereby), (c) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent, and (d) if the rights or duties of the Collateral Agent are affected thereby, the Collateral Agent; provided that:
    (i)    no amendment or waiver pursuant to this Section 9.5 shall (A) increase any Revolving Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan hereunder; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the default rate provided in Section 2.5 or to waive any obligation of the ~~Borrowers~~Borrower to pay interest or fees at the default rate as set forth therein or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest or any fee payable hereunder;
    (ii)    no amendment or waiver pursuant to this Section 9.5 shall, unless signed by each Lender, change the definition of Required Lenders, change the provisions of this Section 9.5, change Section 9.4 in a manner that would affect the ratable sharing of setoffs required thereby, change the application of payments contained in Section 2.10, release any Guarantor or all or substantially all of the Collateral (except as otherwise provided for in the Credit Documents), or affect the number of Lenders required to take any action hereunder or under any other Credit Document;
    (iii)    no amendment or waiver pursuant to this Section 9.5 shall, unless signed by each Lender affected thereby, extend the Final Maturity Date or the Scheduled Termination Date or change the definition of Termination Date;
    (iv)    No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall adversely affect any Collection Account Bank, any Disbursement Account Bank or the Backup Servicer (including, for the avoidance of doubt, if it is then acting as Successor Servicer) without the consent of such affected party; and
    (v)    no amendment to Section 10 shall be made without the consent of the Guarantor(s) affected thereby.
Notwithstanding anything to the contrary herein, (1) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (2) if the Administrative Agent and the ~~Borrowers~~Borrower have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and the ~~Borrowers~~Borrower shall be permitted to amend such provision, (3) guarantees, collateral security documents and related documents executed by ~~any~~ Borrower or any other Credit Party or Guarantor in connection with this Agreement may be in a form reasonably determined by the Administrative Agent (and the Collateral Agent in the case of any Collateral Document) and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (x) comply with local law or advice of local counsel, (y) cure ambiguities, omissions, mistakes or defects or (z) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Credit Documents, (4) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and (5) the ~~Borrowers~~Borrower and the Administrative Agent may, without the input or consent of any other Lender, effect amendments to this Agreement and the other Credit Documents as may be necessary in the reasonable opinion of the ~~Borrowers~~Borrower and the Administrative Agent to effect the provisions of Sections 2.12 or 2.19.
    (b)    Execution of Amendments, etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of the Lenders, execute amendments, modifications, waivers or consents on behalf of the Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on a Credit Party or Guarantor in any case shall entitle such Credit Party or Guarantor to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.5 shall be binding upon the Lenders at the time outstanding, each future Lender and, if signed by a Credit Party or Guarantor, upon such Credit Party or Guarantor.
    Section 9.6.    Successors and Assigns.
    (a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither ~~any~~ Borrower nor any other Credit Party or Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agents and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
    (b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
    (i)    Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitments and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
    (B)    in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the relevant Revolving Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Revolving Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment Agreement, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, ~~each~~ Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
    (ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Commitment assigned.
    (iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
    (A)    the consent of the ~~Borrowers~~Borrower (such consent not to be unreasonably withheld or delayed (it being acknowledged and agreed that ~~Borrowers~~Borrower’s withholding of consent to an assignment to a direct competitor of the Company shall be deemed to be reasonable for purposes hereof)) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and
    (B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Revolving Commitment in respect of the Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
    (iv)    Assignment Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
    (v)    No Assignment to Certain Persons. No such assignment shall be made to (A) ~~any~~ Borrower or any other Credit Party or Guarantor or any Credit Party’s or Guarantor’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its

Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
    (vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person.
    (vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the ~~Borrowers~~Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agents and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its percentage of the Revolving Commitments. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 9.2 and 9.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
    (c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the ~~Borrowers~~Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amounts (and stated

interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the ~~Borrowers~~Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the ~~Borrowers~~Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
    (d)    Participations. Any Lender may at any time, without the consent of, or notice to, the ~~Borrowers~~Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or ~~any~~ Borrower or any other Credit Party or Guarantor or any Credit Party’s or Guarantor’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the ~~Borrowers~~Borrower, the Agents, and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.3 with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest or that expressly relate to amendments requiring the unanimous consent of the Lenders. ~~Each~~The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13 and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(e) (it being understood that the documentation required under Section 2.14(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.17 and 3.7 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.13 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.4 (Right of Setoff) as though it were a Lender; provided that such Participant agrees to be subject to the sharing of setoff pursuant to such Section as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the ~~Borrowers~~Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
    (e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
    (f)    Costs and Expenses. Neither the ~~Borrowers~~Borrower nor the Company shall be responsible to pay or bear any costs or expenses in connection with any assignment, participation, pledge or grant of security interest by a Lender contemplated by this Section 9.6, except for any assignment or participation made at the request of the ~~Borrowers~~Borrower or the Company.
    Section 9.7.    Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
    Section 9.8.    Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of the ~~Borrowers~~Borrower set forth in Sections 2.6, 2.11, 2.13, 2.14, 9.2, 9.3, 9.4 and 9.10 shall survive the payment of the Loans and the termination hereof.
    Section 9.9.    No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
    Section 9.10.    Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of the ~~Borrowers~~Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party or Guarantor makes a payment or payments to the Administrative Agent or any Lender (or to the Administrative Agent, on behalf of a Lender), or the Administrative Agent, the Collateral Agent or any Lender enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
    Section 9.11.    Severability. In case any provision or obligation hereunder or any Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
    Section 9.12.    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
    Section 9.13.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each Credit Party and Guarantor acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between any Credit Party or any Guarantor and their Subsidiaries and any Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Credit Documents, irrespective of whether any Agent or any Lender has advised or is advising any Credit Party or any Guarantor or any of their Subsidiaries on other matters, (ii) the arranging and other services regarding this Agreement provided by the Agents and the Lenders are arm’s-length commercial transactions between such Credit Parties or Guarantors and their Affiliates, on the one hand, and the Agents and the Lenders, on the other hand, (iii) each Credit Party and Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) each Credit Party and Guarantor is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; and (b) (i) the Agents and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Credit Party or any Guarantor or any of their Affiliates, or any other Person; (ii) none of the Agents and the Lenders has any obligation to any Credit Party or any Guarantor or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Agents and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of any Credit Party and any Guarantors and their Affiliates, and none of the Agents and the Lenders has any obligation to disclose any of such interests to any Credit Party or any Guarantor or their Affiliates. To the fullest extent permitted by law, each Credit Party and each Guarantor hereby waives and releases any claims that it may have against the Agents and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
    Section 9.14.    Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Credit Documents (except as otherwise specified therein), and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of Illinois without regard to conflicts of law principles that would require application of the laws of another jurisdiction.
    (b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Credit Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Illinois State court or, to the extent permitted by applicable Legal Requirement, in such federal court. Each party hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirement. Nothing in this Agreement or any other Credit Document or otherwise shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against ~~any~~ Borrower or any other Credit Party or Guarantor or its respective properties in the courts of any jurisdiction.
    (c)    Each Credit Party and Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirement, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in Section 9.14(b). Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
    (d)    Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Credit Document, in the manner provided for notices (other than telecopy or e-mail) in Section 9.1. Nothing in this Agreement or any other Credit Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.

    Section 9.15.    Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to any Credit Document or the transactions contemplated thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.
    Section 9.16.    Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the ~~Borrowers~~Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the lesser of (a) the amount of interest which would have been paid if the stated rates of interest set forth in this Agreement had at all times been in effect and (b) the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the ~~Borrowers~~Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the ~~Borrowers~~Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.
    Section 9.17.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image scan transmission (e.g., “PDF” or “tif” via email) shall be as effective as delivery of a manually signed counterpart of this Agreement.

    Section 9.18.    Effectiveness. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto. For purposes of determining compliance with the conditions specified in Section 3.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.
    Section 9.19.    Patriot Act. The Lenders and the Administrative Agent (for itself and not on behalf of the Lenders) hereby notifies each Credit Party and Guarantor that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies a Credit Party or Guarantor, which information includes the name and address of such Credit Party or such Guarantor and other information that will allow the Lenders or the Administrative Agent, as applicable, to identify such Credit Party or Guarantor, as applicable, in accordance with the Patriot Act.
    Section 9.20.    Prior Agreements. This Agreement and the other Credit Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Credit Documents and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of any and all such prior agreements do not survive execution of this Agreement.
    Section 9.21.    Third Party Beneficiaries. The Backup Servicer (including, for the avoidance of doubt, if it is then acting as Successor Servicer), each Collection Account Bank and each Disbursement Account Bank shall be express third party beneficiaries of the provisions of Section 2.10.
    Section 9.22.    Confidentiality. (a) Unless required by law or regulation to do so or otherwise expressly permitted by the Credit Documents, none of the Lenders, the Administrative Agent and the Collateral Agent, on the one hand, nor any Credit Party or Guarantor, on the other hand, shall publish or otherwise disclose any information relating to the material terms of the Facility, any of the Credit Documents or the transactions contemplated hereby or thereby (collectively, “Confidential Information”) to any Person. No party shall publish any press release naming the other party without the prior written consent of the other. Notwithstanding the foregoing, but subject to the requirements of any applicable privacy laws, each party may disclose the Confidential Information (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent required by applicable law, regulation, subpoena or other legal process, (c) to the extent requested by any governmental or regulatory authority purporting to have jurisdiction over such party (including any self-regulatory authority), (d) to any other party involved in the Facility, (e) in connection with the exercise of any remedies hereunder or under any of the other Credit Documents or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to ~~any~~ Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating any Credit Party or its Subsidiaries or the Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facility; (h) pursuant to Section 5.10, (i) with the consent of the other parties, (j) to any equity investors or institutional creditors or potential equity investors or institutional creditors of such party and/or its Affiliates, or (k) to the extent that such information (i) was or becomes available to such party from a source other than a party hereto other than as a result of a breach under Section 9.22, (ii) has been independently acquired or developed by any such party without violating any of their respective obligations under this Agreement, or (iii) becomes publicly available other than as a result of a breach of this Section 9.22; provided, however, that in the case of any disclosure of information which includes, directly or indirectly, the identity of any Obligor, the Person disclosing such information shall provide to the Servicer and the ~~Borrowers~~Borrower not less than ten (10) Business Days’ prior notice of such disclosure. This confidentiality agreement shall apply to any and all information relating to the Facility, any of the Credit Documents and the transactions contemplated hereby and thereby at any time on or after the date hereof.
    (b)    Notwithstanding anything to the contrary herein, the parties hereto (and each of their employees, representatives and other agents) may disclose to any Persons, without limitation of any kind, the tax treatment and tax structure of the transaction contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to either party relating to such tax treatment and tax structure; provided that this Section 9.22(b) does not authorize any party hereto (or any of its employees, representatives or other agents) to disclose any information that is not necessary to understanding the tax treatment and tax structure of the transaction contemplated by the this Agreement or that does not relate directly to the tax treatment and tax structure of the transaction contemplated by this Agreement (including, if applicable, the identity of the parties hereto and any information that could reasonably lead another to determine the identity of the parties hereto), or to the extent it is reasonably necessary to keep any such information confidential in order to comply with any federal or state securities law. This Section 9.22(b) is intended to make certain that this Agreement does not cause any of the transactions contemplated by this Agreement to constitute “confidential transactions” within the meaning of Treasury Regulations Section 1.6011-4(b)(3), 301.6111-2(c), 301.6111-3(b)(2)(ii)(B) and any similar applicable state or local law in effect as of the date hereof, and it shall be construed accordingly.
    (c)    Receivables Files may include Confidential Information that also meets the definition of non‑public personally identifiable information (“NPI”) regarding an Obligor as defined by Title V of the Gramm-Leach-Bliley Act of 1999 and implementing regulations including the Federal Trade Commission’s Rule Regarding Privacy of Consumer Financial Information (16 C.F.R. Part 313) (collectively, the “GLB Act”). To the extent that the Agents or the Lenders have access to NPI through Receivables Files or from any other source, the Agents and the Lenders agree that such information will not be disclosed or made available to any third party, agent or employee for any reason whatsoever, other than with respect to: (1) such Person’s authorized employees or agents on a “need to know” basis in order for such Person to perform its obligations or enforce its rights under the Credit Documents, provided that such representatives are subject to a confidentiality agreement which shall be consistent with and no less restrictive than the provisions of this Section 9.22; and (2) as required by applicable Legal Requirements or as otherwise permitted by this Agreement or the GLB Act regarding ‘Privacy’ of NPI, either during the term of this Agreement or after the termination of this Agreement, provided that, prior to any disclosure of NPI as required by applicable Legal Requirements, the applicable Agent or Lender shall (i) not disclose any such information until it has notified the Company in writing of all actual or threatened legal compulsion of disclosure, and any actual legal obligation of disclosure promptly upon becoming so obligated, and (ii) cooperate to the fullest extent possible with all lawful efforts by the Company to resist or limit disclosure. The Agents and the Lenders will not utilize Confidential Information or NPI, whether obtained through Receivable Files or in any other manner, in any manner that violates any applicable Legal Requirements.
    Section 9.23.    No Consolidation. Each Lender hereby covenants and agrees that, to the extent that any bankruptcy, reorganization, insolvency or liquidation proceedings, or other proceedings under the Bankruptcy Code or any other Debtor Relief Laws (a “Bankruptcy Action”) is instituted or commenced against any Credit Party (other than the ~~Borrowers~~Borrower) or Guarantor as debtor (the “Debtor”), if such Lender is a creditor of the Debtor, such Lender shall not seek or consent to the consolidation of ~~any~~ Borrower with the Debtor with respect to such Bankruptcy Action.
    Section 9.24.    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of ~~any~~ Borrower or any other Credit Party or Guarantor, that at least one of the following is and will be true:
    (i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
    (ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
    (iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such

Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
    (iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
    (b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of, ~~any~~ Borrower or any other Credit Party or Guarantor, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).
    Section 9.25.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.     Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto (including any party becoming a party hereto by virtue of an Assignment Agreement) acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
    (a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
    (b)    the effects of any Bail-in Action on any such liability, including, if applicable:
    (i)    a reduction in full or in part or cancellation of any such liability;
    (ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
    (iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
    Section 9.26.    Time is of the Essence. Time is of the essence of this Agreement and each of the other Credit Documents.
    Section 9.27.    ~~Joint and Several~~Borrower Liability . ~~Each~~The Borrower hereby unconditionally and irrevocably agrees it is ~~jointly and severally~~ liable to Administrative Agent and the Lenders for all Secured Obligations of the Borrower. In furtherance thereof, ~~each~~the Borrower agrees that wherever in this Agreement it is provided that a Borrower is liable for a payment, such obligation is the ~~joint and several~~ obligation of ~~each~~the Borrower. ~~Each~~The Borrower acknowledges and agrees that its ~~joint and several~~ liability under this Agreement and the Credit Documents is absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever by Administrative Agent, any Lender or any other Person. ~~Each~~The Borrower’s liability for the Secured Obligations shall not in any manner be impaired or affected by who receives or uses the proceeds thereof or for what purposes such proceeds are used, and ~~each~~the Borrower waives notice of borrowing requests issued by, and loans or other extensions of credit made to, other ~~Borrowers~~Borrower. ~~Each~~The Borrower hereby agrees not to exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to ~~such~~the Borrower against any party liable for payment under this Agreement and the Credit Documents unless and until Administrative Agent and the Lenders have been paid in full and all obligations under this Agreement and the Credit Documents are satisfied and discharged following termination or expiration of all commitments of Lenders to extend credit to the ~~Borrowers~~Borrower under the Credit Documents. ~~Each~~The Borrower’s ~~joint and several~~ liability hereunder with respect to all obligations under the Credit Documents shall, to the fullest extent permitted by applicable law, be the unconditional liability of ~~such~~the Borrower irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Credit Documents or of any other document evidencing all or any part of the Secured Obligations, (ii) the absence of any attempt to collect any of Secured Obligations from any other Borrower or Guarantor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the amendment, modification, waiver, consent, extension, forbearance or granting of any indulgence by the Administrative Agent or the Lenders with respect to any provision of any instrument executed by any other Borrower or Guarantor evidencing or securing the payment of any of the Secured Obligations, or any other agreement now or hereafter executed by any other Borrower or Guarantor and delivered to Administrative Agent and/or the Lenders, (iv) the failure by Administrative Agent or the Lenders to take any steps to perfect or maintain the perfected status of its Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Secured Obligations or release of any Collateral or of its Liens upon any Collateral, (v) the release or compromise, in whole or in part, of the liability of any other Borrower or Guarantor for the payment of any of the Secured Obligations, (vi) any increase in the amount of the Secured Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, in each case, if consented to by any other Borrower, or any decrease in the same, or (vii) any other circumstance that might constitute a legal or equitable discharge or defense of ~~any~~ Borrower or Guarantor. After the occurrence and during the continuance of any Event of Default, Administrative Agent and Lenders may proceed directly and at once, without notice to ~~any~~ Borrower, against any or all of the ~~Borrowers~~Borrower and Guarantors to collect and recover all or any part of the Secured Obligations, without first proceeding against any other Borrower or Guarantor or against any Collateral or other security for the payment or performance of any of the Secured Obligations, and ~~each~~the Borrower waives any provision that might otherwise require Administrative Agent or any Lender under applicable law to pursue or exhaust its remedies against any Collateral or other Borrower or Guarantor before pursuing ~~such~~the Borrower or its property. ~~Each~~The Borrower consents and agrees that Administrative Agent and Lenders shall be under no obligation to marshal any assets in favor of ~~any~~ Borrower or Guarantor or against or in payment of any or all of the Secured Obligations.
Section 10.    The Guarantee.
    Section 10.1.    The Guarantee. To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to the ~~Borrowers~~Borrower by reason of the Revolving Commitment and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor party hereto (including any Person executing an Additional Guarantor Supplement substantially in the form attached hereto as Exhibit I or such other form reasonably acceptable to the Administrative Agent) hereby unconditionally and irrevocably guarantees jointly and severally to the Administrative Agent and the Lenders, and their Affiliates, the due and punctual payment of all present and future Secured Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Loans and the due and punctual payment of all other Obligations now or hereafter owed by the ~~Borrowers~~Borrower under the Credit Documents and the due and punctual payment of all Bank Product Obligations, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against ~~any~~ Borrower or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against ~~any~~ Borrower or any such obligor in any such proceeding). In case of failure by ~~any~~ Borrower or other obligor punctually to pay any Secured Obligations guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by such Borrower or such obligor.
    Section 10.2.    Guarantee Unconditional. The obligations of each Guarantor under this Section 10 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:
    (a)    any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of any Credit Party or Guarantor or other obligor or of any other guarantor under this Agreement or any other Credit Document or by operation of law or otherwise;
    (b)    any modification or amendment of or supplement to this Agreement or any other Credit Document or any agreement relating to Bank Product Obligations;
    (c)    any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, any Credit Party or Guarantor or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any Credit Party or Guarantor or other obligor or of any other guarantor contained in any Credit Document;
    (d)    the existence of any claim, set-off, or other rights which any Credit Party or Guarantor or other obligor or any other guarantor may have at any time against the Administrative Agent, any Lender, or any other Person, whether or not arising in connection herewith;
    (e)    any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Credit Party or Guarantor or other obligor, any other guarantor, or any other Person or property;
    (f)    any application of any sums by whomsoever paid or howsoever realized to any obligation of any Credit Party or Guarantor or other obligor, regardless of what obligations of any Credit Party or Guarantor or other obligor remain unpaid;
    (g)    any invalidity or unenforceability relating to or against any Credit Party or Guarantor or other obligor or any other guarantor for any reason of this Agreement or of any other Credit Document or any agreement relating to Bank Product Obligations or any provision of applicable law or regulation purporting to prohibit the payment by any Credit Party or Guarantor or other obligor or any other guarantor of the principal of or interest on any Loan or any other amount payable under the Credit Documents or any agreement relating to Bank Product Obligations; or
    (h)    any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, or any other Person or any other circumstance whatsoever that might, but for the provisions of this subsection, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 10.
    Section 10.3.    Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor’s obligations under this Section 10 shall remain in full force and effect until the Revolving Commitments are terminated and the principal of and interest on the Loans and all other amounts payable by the ~~Borrowers~~Borrower and the other Credit Parties under this Agreement and all other Credit Documents and, if then outstanding and unpaid, all Bank Product Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or any other amount payable by any Credit Party or Guarantor or other obligor or any guarantor under the Credit Documents or any agreement relating to Bank Product Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such Credit Party or Guarantor or other obligor or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 10 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.
    Section 10.4.    Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Secured Obligations shall have been paid in full subsequent to the termination of all the Revolving Commitments. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Secured Obligations and all other amounts payable by the Credit Parties and Guarantors hereunder and the other Credit Documents and (y) the termination of the Revolving Commitments, such amount shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Secured Parties or be credited and applied upon the Secured Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.
    Section 10.5.    Subordination. Each Guarantor (each referred to herein as a “Subordinated Creditor”) hereby subordinates the payment of all indebtedness, obligations, and liabilities of the ~~Borrowers~~Borrower owing to such Subordinated Creditor, whether now existing or hereafter arising, to the indefeasible payment in full in cash of all Secured Obligations. During the existence of any Event of Default, subject to Section 10.4, any such indebtedness, obligation, or liability of the ~~Borrowers~~Borrower owing to such Subordinated Creditor shall be enforced and performance received by such Subordinated Creditor as trustee for the benefit of the Administrative Agent and the other Secured Parties and the proceeds thereof shall be paid over to the Administrative Agent for application to the Secured Obligations (whether or not then due), but without reducing or affecting in any manner the liability of such Guarantor under this Section 10.
    Section 10.6.    Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, or any other Person against ~~any~~ Borrower or any other Credit Party or Guarantor or other obligor, another guarantor, or any other Person.
    Section 10.7.    Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against a Guarantor under this Section 10 shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Section 10 void or voidable under applicable law, including, without limitation, fraudulent conveyance law.
    Section 10.8.    Stay of Acceleration. If acceleration of the time for payment of any amount payable by ~~any~~ Borrower or other Credit Party or Guarantor or other obligor under this Agreement or any other Credit Document, or under any agreement relating to Bank Product Obligations, is stayed upon the insolvency, bankruptcy or reorganization of ~~such~~the Borrower or such other Credit Party or Guarantor or obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Credit Documents, or under any agreement relating to Bank Product Obligations, shall nonetheless be payable by the Guarantors (or remaining Guarantors, as applicable) hereunder forthwith on demand by the Administrative Agent made at the request or otherwise with the consent of the Required Lenders.
    Section 10.9.    Benefit to Guarantors. The Credit Parties and Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the ~~Borrowers~~Borrower and the other Credit Parties and Guarantors has a direct impact on the success of each other party. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder, and each Guarantor acknowledges that this guarantee is necessary or convenient to the conduct, promotion and attainment of its business.
Section 11.    SBA PPP Loan Provisions .
    Section 11.1.    Defined Terms. The following terms shall have the meanings set forth below:
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act and applicable rules and regulations, as amended from time to time.
“CARES Payroll Costs” means “payroll costs” as defined in 15 U.S.C. 636(a)(36)(A)(viii) (as added to the Small Business Act by Section 1102 of the CARES Act).
“CARES Forgivable Uses” means uses of proceeds of an SBA PPP Loan that are eligible for forgiveness under Section 1106 of the CARES Act.
“SBA” means the U.S. Small Business Administration.
“SBA PPP Loan” means a loan incurred by the Company under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act).
“SBA PPP Loan Date” means the date on which the Company receives the proceeds of the SBA PPP Loan.
“Small Business Act” means the Small Business Act (15 U.S. Code Chapter 14A – Aid to Small Business).
    Section 11.2.    SBA PPP Loan. Notwithstanding anything contained in this Agreement or the other Credit Documents, including any restrictions on the ability of the Company to incur Indebtedness, the Company may incur Indebtedness in the form of the SBA PPP Loan.
    Section 11.3.    Affirmative Covenants .
    (a)    The Company shall (i) use all of the proceeds of the SBA PPP Loan exclusively for CARES Forgivable Uses in the manner required under the CARES Act to obtain forgiveness of the largest possible amount of the SBA PPP Loan, which as of the date hereof requires that the Company use not less than 75% of the SBA PPP Loan proceeds for CARES Payroll Costs and (ii) use commercially reasonable efforts to conduct its business in a manner that maximizes the amount of the SBA PPP Loan that is forgiven.
    (b)    The Company shall (A) maintain all records required to be submitted in connection with the forgiveness of the SBA PPP Loan, (B) apply for forgiveness of the SBA PPP Loan in accordance with regulations implementing Section 1106 of the CARES Act within 30 days after the last day of the eight week period immediately following the SBA PPP Loan Date and (C) provide the Administrative Agent with a copy of its application for forgiveness and all supporting documentation required by the SBA or the SBA PPP Loan lender in connection with the forgiveness of the SBA PPP Loan.
    (c)    Failure to comply with this Section 11.3 shall constitute an Event of Default under the Credit Agreement.
[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
Opportunity Funding SPE IV, LLC, as Borrower
By:
    Name:
    Title:
Opportunity Financial, LLC, in its individual capacity, as a Guarantor, Originator, Servicer and a Seller
By:
    Name:    Shiven Shah
    Title:    Chief Financial Officer
OppWin, LLC, as a Guarantor and a Seller
By:
    Name:    Shiven Shah
    Title:    Chief Financial Officer
Opportunity Manager, LLC
OppFi Management Holdings, LLC
Opportunity Financial Card Company, LLC
OppWin Card, LLC, each as a Guarantor
By:
    Name:    Shiven Shah
    Title:    Chief Financial Officer

[Signature Page to Revolving Credit Agreement]

BMO Harris Bank N.A., as Administrative Agent, Collateral Agent, and Lender
By:
    Name:
    Title:

[Signature Page to Revolving Credit Agreement]

~~Joining Credit Parties as of Sixth Amendment Effective Date:~~
~~SalaryTap Funding SPE, LLC, as a Borrower~~
~~By:~~
    ~~Name:~~
    ~~Title:~~
~~SalaryTap, LLC, as a Guarantor and a Seller~~
~~By:~~
    ~~Name:~~
    ~~Title:~~
~~OppWin SalaryTap, LLC, as a Guarantor and a Seller~~
~~By:~~
    ~~Name:~~
    ~~Title:~~